UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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HELEN OF TROY LIMITED
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of:

2022 Annual General Meeting of Shareholders & Proxy Statement

Helen of Troy Limited

Helen of Troy

OXO

Hydro Flask

OSPREY

Honeywell

PUR

BRAUN

VICKS

HOT TOOLS PROFESSIONAL

drybar

WHY HELEN OF TROY

Proven ability to acquire and integrate

Powerful global brands; many market leaders	Global shared services infrastructure

Consumer centric innovation	Talented management team

Financial performance	Transformational strategy and culture

MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER

Dear Shareholders:
It is my pleasure to invite you to the 2022 Annual General Meeting of Shareholders (the “Annual Meeting”) of Helen of Troy Limited (the “Company”) and inform you that the Annual Meeting will be conducted online on Wednesday, August 24, 2022, starting at 11:00 a.m. Mountain Daylight Time. The Annual Meeting will be held in a virtual-only meeting format via live webcast at www. virtualshareholdermeeting. com/HELE2022. You will not be able to attend the Annual Meeting in person. Please review the instructions for virtual attendance included in the “Attending and Participating in The Virtual Annual Meeting” section of the accompanying Proxy Statement.
Shareholders will be able to listen, vote, and submit questions from their home or any remote location with Internet connectivity. You will need to provide your 16-digit control number that is on your Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) or on your proxy card if you receive materials by mail. Details regarding how to attend the Annual Meeting online, how to vote and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual General Meeting of Shareholders and Proxy Statement.
We continue to encourage you to help us reduce printing and mailing costs and conserve natural resources by submitting your proxy with voting instructions via the Internet. It is convenient and saves us significant postage and processing costs. You may also submit your proxy via telephone or by mail if you received paper copies of the proxy materials. Instructions regarding all three methods of voting are included in the Notice of Internet Availability, the proxy card and the Proxy Statement.
At our Annual Meeting, we will vote on proposals (1) to elect the nine nominees to our Board of Directors (individually referred to as "Directors" and, collectively, the “Board”), (2) to provide advisory approval of the Company’s executive compensation, and (3) to appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for the 2023 fiscal year and to authorize the Audit Committee of the Board to set the auditor’s remuneration, and transact such other business as may properly come before the Annual Meeting. The accompanying Notice of Annual General Meeting of Shareholders and Proxy Statement contains information that you should consider when you vote your shares. For your convenience, you can appoint your proxy via touch-tone telephone or the Internet at:
1-800-690-6903 or WWW.PROXYVOTE.COM
It is important that you vote your shares whether or not you plan to virtually attend the Annual Meeting. If you do not plan on attending the Annual Meeting, we urge each shareholder to promptly sign and return the enclosed proxy card or appoint your proxy by telephone or online so that your shares will be represented and voted at the Annual Meeting. If you plan to attend the Annual Meeting virtually, you may also vote online at that time. On behalf of the management team and the Board of the Company, we would like to extend a thank you to our associates for their outstanding efforts to support the Company this year and to you our shareholders for your continued support and confidence.
Sincerely,
Julien R. Mininberg
Chief Executive Officer

2022 Proxy Statement	3

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
Helen of Troy Limited
Clarendon House
2 Church Street
Hamilton, Bermuda

DATE AND TIME	LOCATION	WHO CAN VOTE

August 24, 2022 at 11:00 a.m., Mountain Daylight Time	Online only at www. virtualshareholdermeeting. com/HELE2022	The record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting is June 22, 2022

Items of Business	Board Recommendation
Proposal 1: To elect the nine nominees to our Board of Directors	FOR each Director nominee
Proposal 2: To provide advisory approval of the Company’s executive compensation	FOR
Proposal 3: To appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for the 2023 fiscal year and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration
FOR
We will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Advance Voting Methods
E-Proxy
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 24, 2022.
In accordance with Securities and Exchange Commission (“SEC”) rules, we are furnishing proxy materials to our shareholders on the Internet, rather than by mail. We believe this e-proxy process expedites our shareholders’ receipt of proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting. The Notice, Proxy Statement and the Company’s 2022 Annual Report to Shareholders and any other related proxy materials are available on our hosted website at www.proxyvote.com. For additional information, please refer to the section “Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting” in the Proxy Statement.
By Order of the Board of Directors,
Tessa N. Judge
Chief Legal Officer

July 13, 2022

TELEPHONE 1-800-690-6903

INTERNET www.proxyvote.com

WHETHER OR NOT YOU EXPECT TO VIRTUALLY ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE. IF YOU DO VIRTUALLY ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. MOST SHAREHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR PROXIES PRIOR TO THE ANNUAL MEETING: (1) VIA THE INTERNET, (2) BY PHONE OR (3) BY SIGNING AND RETURNING THE ENCLOSED PROXY. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO APPOINT YOUR PROXY ON THE INTERNET. IT IS CONVENIENT, AND IT SAVES THE COMPANY SIGNIFICANT POSTAGE AND PROCESSING COSTS.

4	Helen of Troy

TABLE OF CONTENTS

Page
3	MESSAGE FROM OUR CHIEF EXECUTIVE OFFICER
4	NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
6	ABOUT HELEN OF TROY
6	Transformation Strategy
7	Performance Highlights
9	PROXY VOTING ROADMAP
10	Our Director Nominees to the Board of Directors
11	Corporate Governance Highlights
12	Executive Compensation Features
13	INFORMATION ABOUT SOLICITATION AND VOTING
13	Solicitation of Proxies
14	Voting Securities and Record Date
14	Quorum; Voting
15	Attending and Participating in The Virtual Annual Meeting
16	CORPORATE GOVERNANCE AND BOARD MATTERS
16	Proposal 1: Election of Directors
16	Nominees for the Election of Directors
24	Corporate Governance
32	Director Compensation
35	EXECUTIVE COMPENSATION
35	Proposal 2: Advisory Approval of the Company’s Executive Compensation
36	Compensation Discussion & Analysis
56	Compensation Committee Report
57	Executive Compensation Tables
57	Summary Compensation Table
58	Employment Agreement with our CEO
59	Grants of Plan-Based Awards in Fiscal Year 2022
60	Outstanding Equity Awards at Fiscal Year-End 2022
61	Option Exercises and Stock Vested During Fiscal Year 2022
61	Equity Compensation Plan Information
64	Potential Payments Upon Termination or Change of Control
69	CEO Pay Ratio for Fiscal Year 2022
71	AUDIT COMMITTEE MATTERS
71
Proposal 3: Appointment of Auditor and Independent Registered Public Accounting Firm for the 2023 Fiscal Year and Authorization of the Audit Committee of the Board of Directors to Set the Auditor’s Remuneration

71	Composition
71	Responsibilities
72	Audit and Other Fees Paid to our Independent Registered Public Accounting Firm
73	Audit Committee Report
74	OWNERSHIP OF OUR STOCK
74	Security Ownership of Certain Beneficial Owners and Management
75	Delinquent Section 16(a) Reports
76	ADDITIONAL INFORMATION
76	Certain Relationships - Related Person Transactions
76	Shareholder Proposals
77	Other Matters
77	Householding Materials
77	Important Notice Regarding The Availability of Proxy Materials for The Shareholder Meeting
78	How to Obtain Our Annual Report, Proxy Statement and Other Information about The Company
81	ANNEX-A - NON-GAAP AND OTHER FINANCIAL MEASURES
81	Reconciliation of GAAP Diluted Earnings Per Share (“EPS”) to Adjusted Diluted EPS (Non-GAAP)
82	Reconciliation of GAAP Operating Income to Adjusted Operating Income (Non-GAAP)
82	Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow (Non-GAAP)
83	Leadership Brand and Other Net Sales Revenue

INDEX OF KEY GOVERNANCE AND RELATED INFORMATION
28	Board Committees and Meetings
25	Board Independence
69	CEO Pay Ratio for Fiscal Year 2022
42	Competitive Pay Position for our NEOs
33	Director Stock Ownership and Compensation Guidelines
54	Prohibition on Pledging and Hedging and Restrictions on Other Transactions Involving Common Stock
32	Shareholder Communications to the Board of Directors
54	Stock Ownership Guidelines of our NEOs

2022 Proxy Statement	5

ABOUT HELEN OF TROY
We provide the below highlights of certain financial information. As this is only a summary, please refer to the complete Proxy Statement, 2022 Annual Report to Shareholders and related materials before you vote.

Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative products and solutions for our customers through a diversified portfolio of well-recognized and widely-trusted brands. We go to market under a number of brands, some of which are licensed. Our Leadership Brands are brands which have number-one or number-two positions in their respective categories and include OXO®, Hydro Flask®, Osprey®, Vicks®, Braun®, Honeywell®, PUR®, Hot Tools® and Drybar® brands.
We have built leading market positions through new product innovation, product quality and competitive pricing. We operate in three business segments: Home & Outdoor, Health & Wellness and Beauty.

Transformation Strategy

Fiscal year 2020 began Phase II of our Transformation, which was designed to drive the next five years of progress. The long-term objectives of Phase II include improved organic sales growth, continued margin expansion, and strategic and effective capital deployment. Phase II includes continued investment in our Leadership Brands, with a focus on growing them through consumer-centric innovation, expanding them more aggressively outside the United States (“U.S.”), and adding new brands through acquisition. We are building further shared service capability and operating efficiency, as well as focusing on attracting, retaining, unifying and training the best people. Additionally, we are continuing to enhance and consolidate our Environmental, Social and Governance (“ESG”) efforts and accelerate programs related to Diversity, Equity, and Inclusion (“DE&I”) to support our Phase II Transformation.
Fiscal year 2022 was another very successful year for the Company. We continued to deliver growth over the elevated base achieved in fiscal year 2021 despite many challenges such as supply chain disruption and inflation. Fiscal year 2022 also marked another record year for net sales revenue and adjusted diluted earnings per share (“EPS”). Now, three years into Phase II, we have delivered compound annual growth rates (“CAGRs”) for revenue of 12.4%, EPS of 11.5% and adjusted diluted EPS of 15.3%. Additionally, we deployed over $630 million in capital towards the acquisition of Osprey Packs, Inc. (“Osprey”), share repurchases, and investments in our new distribution center.

Accretive and Low Risk Capital Deployment
Leadership Brand Innovation and Investment
Organic Revenue Growth
Margin Expansion
High Quality Global Shared Services
Debt and Tax Efficiency
Working Capital Improvement
Low Capex
Helen of Troy

6	Helen of Troy

ABOUT HELEN OF TROY
Performance Highlights
The following summarizes our performance highlights for the year ended February 28, 2022 (“fiscal year 2022”):

Cumulative total shareholder returns of 83% and 111% over the past three and five fiscal years, respectively	Net sales revenue compound annual growth rates of 12.4% and 9.7% over the past three and five fiscal years, respectively	Leadership Brand net sales compound annual growth rates of 13.3% and 11.6% over the past three and five fiscal years, respectively

Operating income compound annual growth rates of 11.0% and 9.9% over the past three and five fiscal years, respectively	Adjusted operating income compound annual growth rates of 14.1% and 11.1% over the past three and five fiscal years, respectively	Diluted EPS from continuing operations compound annual growth rates of 11.5% and 12.1% over the past three and five fiscal years, respectively

Adjusted diluted EPS from continuing operations compound annual growth rates of 15.3% and 13.8% over the past three and five fiscal years, respectively	Operating cash flow compound annual decline rates of (11.1)% and (7.9)% over the past three and five fiscal years, respectively	Free cash flow compound annual decline rates of (28.8)% and (20.4)% over the past three and five fiscal years, respectively

Shareholder Returns

THREE-YEAR CUMULATIVE RETURN BASE YEAR = 2019

FIVE-YEAR CUMULATIVE RETURN BASE YEAR = 2017

2022 Proxy Statement	7

ABOUT HELEN OF TROY
Adjusted operating income, adjusted diluted earnings per share, and free cash flow from continuing operations may be considered non-GAAP financial measures as set forth in SEC Regulation G, Rule 100. See “Annex A - Non-GAAP Measures” for a reconciliation of non-GAAP financial measures to our results as reported under GAAP and an explanation of the reasons why the Company believes the non-GAAP financial information is useful and the nature and limitations of the non-GAAP financial measures. On December 20, 2017, we completed the divestiture of the Nutritional Supplements segment through the sale of Healthy Directions LLC and its subsidiaries to Direct Digital, LLC. Following the sale, we no longer consolidate our former Nutritional Supplements segment’s operating results. All results presented above are from continuing operations, which exclude the operating results from the former Nutritional Supplements segment for all periods presented. Fiscal year 2020 includes approximately five weeks of operating results from Drybar Products LLC, acquired on January 23, 2020 and a full year of operating results in each subsequent fiscal year. Fiscal year 2022 includes approximately nine weeks of operating results from Osprey, acquired on December 29, 2021.

8	Helen of Troy

PROXY VOTING ROADMAP
We provide the below highlights of certain information in this Proxy Statement. All references in this Proxy Statement to “fiscal year” or “FY” refer to our fiscal year ending on the last day in February of that year. As this is only a summary, please refer to the complete Proxy Statement and related materials before you vote.

VOTING MATTERS:	Voting Recommendation of the Board
Proposal

Elect the nine nominees to our Board of Directors	FOR each nominee
Provide advisory approval of the Company’s executive compensation	FOR
Appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for the 2023 fiscal year and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration	FOR

2022 Proxy Statement	9

PROXY VOTING ROADMAP
Our Director Nominees to the Board of Directors

		Director Since	Independent Director	Board Committee Membership
Director Primary Occupation	Age			A	C	N	G

Julien R. Mininberg Chief Executive Officer Helen of Troy Limited	57	2014

Timothy F. Meeker Chairman President & Principal Meeker & Associates	75	2004	✓		■	■

Krista L. Berry Retired, Chief Revenue Officer Everlane Inc.	57	2017	✓	■			■

Vincent D. Carson Retired, Chief Legal Officer and Secretary Helen of Troy Limited	62	2018	✓		■	■

Thurman K. Case Retired, Chief Financial Officer Cirrus Logic, Inc.	65	2017	✓	■, E			■

Tabata L. Gomez President, Hand Tools, Accessories & Storage Stanley Black & Decker, Inc.	41	2022	✓

Elena B. Otero Retired, Chief Marketing Officer - International The Clorox Company	57	2022	✓

Beryl B. Raff Chairman & CEO Helzberg Diamond Shops, Inc.	71	2014	✓	■

Darren G. Woody President & CEO Jordan Foster Construction, LLC	62	2004	✓		■	■	■

A Audit	C Compensation	N Nominating	G Corporate Governance
E Audit Committee Financial Expert			■	Chair	■	Member

10	Helen of Troy

PROXY VOTING ROADMAP
Board Nominees Snapshot

BOARD INDEPENDENCE	BOARD GENDER DIVERSITY

Key Qualifications and Areas of Expertise

8/9	Industry / Product Knowledge	5/9	Financial / Accounting	4/9	Mergers / Acquisitions

6/9	Multinational Operations	2/9	Information Technology / Digital	9/9	Corporate Strategy / Governance

6/9	Sales / Marketing
Corporate Governance Highlights
We are committed to a corporate governance approach that ensures mutually beneficial results for the Company and its shareholders. In pursuit of this approach, we have implemented the following policies:
▪We maintain separate roles for Chairman and Chief Executive Officer (the “CEO”).
▪We require majority voting for all Directors.
▪We require annual election for all Directors.
▪Our Nominating Committee’s policy is to review Director qualifications and skill sets on an annual basis to maintain a balance between refreshed and seasoned Directors with knowledge of the Company’s business.
▪We maintain stock ownership guidelines for both our Directors and executive officers, further aligning them with our shareholders.
▪We require independent Directors to meet in executive session without management present at every regular Board meeting and throughout the year as needed.
▪The Board of Directors periodically evaluates the rotation of committee chairs.

2022 Proxy Statement	11

PROXY VOTING ROADMAP
Executive Compensation Features
Overall, our executive compensation program emphasizes performance- and equity-based compensation to align it with shareholder interests and includes other practices that we believe serve shareholder interests such as paying for performance and maintaining policies relating to claw backs of incentive awards and prohibitions on hedging or pledging Company stock.
Important features of our executive compensation program include the following:

Feature	Terms
Rigorous Performance Metrics	Established rigorous performance goals based on multiple metrics that are not duplicative between short-term and long-term incentive awards.
Long-Term Incentives	Established multi-year performance periods for long-term incentive awards, with minimum vesting periods for Company equity grants.
Pay for Performance
Our executive compensation programs are designed to demonstrate our execution on our pay for performance philosophy. Approximately 87% of target CEO pay and 62% of target Chief Financial Officer pay for Mr. Grass in fiscal year 2022 was at risk based on performance of the Company.

12	Helen of Troy

INFORMATION ABOUT SOLICITATION AND VOTING
Solicitation of Proxies
The accompanying proxy is solicited by the Board of Directors of Helen of Troy Limited (the “Company”) for use at its Annual General Meeting of Shareholders to be held virtually on Wednesday, August 24, 2022, promptly at 11:00 a.m., Mountain Daylight Time, and at any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. The Annual Meeting will be held in a virtual-only meeting format via live webcast at:
www. virtualshareholdermeeting. com/HELE2022
You will not be able to attend the Annual Meeting in person. If you plan to attend the Annual Meeting virtually, please review the instructions for attendance included in the “Attending and Participating in The Virtual Annual Meeting” section of this Proxy Statement. A proxy may be revoked by filing a written notice of revocation or an executed proxy bearing a later date with the Secretary of our Company any time before exercise of the proxy or by attending the Annual Meeting and voting online. The Notice of Internet Availability of Proxy Materials and, for shareholders who previously requested electronic or paper delivery, the proxy materials are to be distributed to shareholders on or about July 13, 2022.
If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:
▪FOR electing the nine nominees to the Board of Directors, as set forth in Proposal 1.
▪FOR the advisory approval of the Company’s executive compensation, as set forth in Proposal 2.
▪FOR the appointment of Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for the 2023 fiscal year and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration, as set forth in Proposal 3.
In addition, if other matters are properly presented for voting at the Annual Meeting or any adjournment thereof, the persons named as proxies will vote on such matters in accordance with their judgment. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting. Your vote is important. If you do not vote your shares, you will not have a say in the important issues to be voted upon at the Annual Meeting. To pass, each proposal included in this year’s Proxy Statement requires an affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting. To ensure that your vote is recorded promptly, please submit your proxy as soon as possible, even if you plan to attend the Annual Meeting virtually.
The Annual Report to Shareholders for fiscal year 2022, including financial statements, is available on our hosted website at www.proxyvote.com. It does not form any part of the material provided for the solicitation of proxies. The financial statements for the 2022 fiscal year and the auditor’s report thereon will be laid before the shareholders at the Annual Meeting.
The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and associates of the Company may solicit the return of proxies by telephone, facsimile, electronic mail, personal interview, and other methods of communication.
We will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s common shares, par value $0.10 per share (the “Common Stock”), for which we will, upon request, reimburse the forwarding expense.

2022 Proxy Statement	13

INFORMATION ABOUT SOLICITATION AND VOTING
Voting Securities and Record Date
The close of business on June 22, 2022, is the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of June 22, 2022, there were 23,968,469 shares of Common Stock issued and outstanding, each entitled to one vote per share.
Quorum; Voting
Shareholders may hold their shares either as a “shareholder of record” or as a “street name” holder. If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares and this Proxy Statement is being provided directly to you by the Company. If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in “street name,” and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, trustee or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, trustee or other nominee how to vote.
The presence of two or more persons and representing throughout the Annual Meeting, virtually or by proxy, at least a majority of the issued shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence for purposes of a quorum.
Abstentions and broker non-votes are also counted for purposes of determining whether a quorum is present. “Broker non-votes” occur when shares held in street name by a broker or nominee are represented at the Annual Meeting, but such broker or nominee is not empowered to vote those shares on a particular proposal because the broker has not received voting instructions from the beneficial owner.
Under the rules that govern brokers who are voting with respect to shares held by them in street name, if the broker has not been furnished with voting instructions by its client at least ten days before the Annual Meeting, those brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the appointment of the auditor and related matters, submitted to the shareholders in Proposal 3. Non-routine matters include the election of Directors submitted to shareholders in Proposal 1 and the advisory approval of the Company’s executive compensation submitted to shareholders in Proposal 2. As a result, with regard to Proposals 1 and 2, brokers have no discretion to vote shares where no voting instructions are received, and no vote will be cast if you do not vote on those proposals. We therefore urge you to vote on ALL of the proposals.
If a quorum is present, for Proposal 1, each nominee for Director receiving a majority of the votes cast (the number of shares voted “for” a Director nominee must exceed the number of votes cast “against” that nominee) at the Annual Meeting in person or by proxy shall be elected. For Proposal 3, the resolution in Proposal 3 will pass with the affirmative vote of the majority of the votes cast at the Annual Meeting in person or by proxy. For Proposal 2, the advisory vote on executive compensation is non-binding. Although the vote is non-binding, the Compensation Committee and the Board of Directors will review and carefully consider the outcome of the advisory vote to approve the Company’s executive compensation and those opinions when making future decisions regarding executive compensation programs. Notwithstanding the advisory nature of the vote, the resolution in Proposal 2 will be considered passed with the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. Abstentions and broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to any of the proposals because abstentions and broker non-votes are not considered to be votes cast under the applicable laws of Bermuda.
If within half an hour from the time appointed for the Annual Meeting to begin a quorum is not present in person or by proxy, the Annual Meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place the Board of Directors may determine, provided that at least two persons are present in person at such adjourned meeting and representing throughout such meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally called.

14	Helen of Troy

INFORMATION ABOUT SOLICITATION AND VOTING
Attending and Participating in The Virtual Annual Meeting
This year’s Annual Meeting will be accessible through the Internet so our shareholders can participate from any geographic location with Internet connectivity. You will not be able to attend this meeting in person. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings, while providing an online experience available to all shareholders regardless of their location.
You are entitled to virtually attend and participate in the Annual Meeting only if you were a shareholder or joint shareholder as of the close of business on June 22, 2022, the record date. All shareholders who want to attend the virtual Annual Meeting must use their issued control number to access the site.
To virtually attend and participate in the Annual Meeting, including to vote, you must access the Annual Meeting website at www. virtualshareholdermeeting. com/HELE2022 and enter the 16-digit control number found on the Notice of Internet Availability of Proxy Materials or on the proxy card or voting instruction card provided to you with this Proxy Statement, or that is set forth within the body of the email sent to you with the link to this Proxy Statement. We encourage you to access the Annual Meeting prior to the start time. Please allow ample time for online check-in, which will begin at 10:45 a.m. Mountain Daylight Time. If you have difficulty accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log in page. We will have technicians available to assist you.
Regardless of whether you plan to virtually attend and participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to log on to www.proxyvote.com and vote in advance of the Annual Meeting.
We welcome questions from shareholders. If you wish to submit a question, you may do so in two ways. You may ask questions before the Annual Meeting by logging into www.proxyvote.com and entering your 16-digit control number. Alternatively, if you want to submit a question during the Annual Meeting, log into the virtual meeting platform at www. virtualshareholdermeeting. com/HELE2022 following the instructions noted above.
Questions pertinent to Annual Meeting matters will be answered during the meeting, subject to time constraints. Questions not complying with our Annual Meeting rules of conduct will not be answered. Any questions pertinent to Annual Meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at www.helenoftroy.com and will remain available for at least one year after the date of the Annual Meeting. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our Annual Meeting rules of conduct, which shareholders can view during the meeting at the virtual meeting website or during the ten days prior to the Annual Meeting at www.proxyvote.com. Shareholders can also access copies of this Proxy Statement and our Annual Report to Shareholders for the 2022 fiscal year during the Annual Meeting at the virtual meeting website.

2022 Proxy Statement	15

CORPORATE GOVERNANCE AND BOARD MATTERS

Proposal 1: Election of Directors
The bye-laws of the Company state the number of our Directors shall be established by the Board of Directors from time to time but shall not be less than two. The Board of Directors currently consists of ten members. Gary B. Abromovitz, who has served the Company and its shareholders with distinction for over 30 years, is not standing for re-election when his term expires at the Annual Meeting. At the time of Mr. Abromovitz's retirement, the number of Directors shall be fixed at nine members.
Each nominee has consented to serve as a Director if elected. Based on the recommendation of the Nominating Committee, the Board of Directors has nominated the nine candidates set forth below for election to the Board of Directors. All of the nominees, other than Ms. Gomez and Ms. Otero, were elected as directors by stockholders at the 2021 annual general meeting of shareholders and are being presented for re-election at the Annual Meeting. Julien R. Mininberg, the Company’s CEO, is not considered an independent Director as defined in the applicable listing standards for companies traded on the NASDAQ Stock Market LLC (“NASDAQ”). The Board of Directors has determined that the remaining eight candidates, Krista L. Berry, Vincent D. Carson, Thurman K. Case, Tabata L. Gomez, Timothy F. Meeker, Elena B. Otero, Beryl B. Raff, and Darren G. Woody are considered independent Directors. Therefore, the majority of persons nominated to serve on our Board of Directors are independent as so defined. Each Director elected shall serve as a Director until the next annual general meeting of shareholders or until his or her successor is elected or appointed.
Vote Required for Approval and Recommendation
The receipt of a majority of the votes cast (the number of shares voted “for” a Director nominee exceeding the number of votes cast “against” that nominee) at the Annual Meeting is required to elect each of the nine nominees for Director. In the event that any of the Company’s nominees are unable to serve, proxies will be voted for the substitute nominee or nominees designated by our Board of Directors, or will be voted for fewer than nine nominees, as the Board may deem advisable in its discretion.

✓	THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” EACH OF THE NINE NOMINEES SET FORTH BELOW.

16	Helen of Troy

CORPORATE GOVERNANCE AND BOARD MATTERS
Nominees for the Election of Directors
Set forth below are descriptions of the business experience of the nominees for election to our Board of Directors, as well as their qualifications:

JULIEN R. MININBERG

CEO and Director Since: 2014

Committees: None Age: 57

Biographical Information
Prior to his appointment as CEO, Mr. Mininberg had served as the CEO of Kaz Inc. (“Kaz”), a wholly-owned subsidiary of the Company since December 2010. Kaz comprises the Health & Wellness segment of the Company. Mr. Mininberg joined Kaz in 2006, serving as Chief Marketing Officer and was appointed President in September 2007, where he served until he was appointed the CEO in September 2010. Before joining Kaz, Mr. Mininberg worked for 15 years at The Procter & Gamble Company (“P&G”), where he spent an equal amount of time in the U.S. and Latin America, serving in a variety of marketing and general management capacities. In the U.S., he worked in brand management, serving as Brand Manager in P&G’s Health Care Division. He was promoted to Marketing Director in 1997 and transferred to Latin America, where he served in the Fabric & Home Care division before being promoted to Country Manager for P&G’s Home Care business in Latin America. In 2003, he became Country Manager for Central America overseeing all P&G business in that region. Mr. Mininberg serves on the board of directors for SpartanNash Company, a publicly-held food distributor and grocery retailer. Mr. Mininberg earned his bachelor’s degree and a Master of Business Administration from Yale University. He currently serves on the Board of Advisors for Yale School of Management and serves as Past President of its global Alumni Association Board of Directors.
Key Qualifications and Areas of Expertise
Mr. Mininberg brings a 30-year track record of building market-leading multinational brands and organizations, a strategic mindset, operational expertise, and seasoned leadership skills. As our CEO, Mr. Mininberg provides essential oversight of the business and organization, and a link between management and the Board of Directors. He plays a key role in communication with shareholders and leading the Company’s acquisition activities. Additionally, he provides crucial insight to the Board on the Company’s strategic planning and operations.

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TIMOTHY F. MEEKER

Director Since: 2004 Chairman Since: 2014

Committees: Nominating (Chair) and Compensation Age: 75

Biographical Information
Since 2002, Mr. Meeker has served as President & Principal at Meeker and Associates, a privately-held management consulting firm. Mr. Meeker served as Senior Vice President, Sales & Customer Development for Bristol-Myers Squibb, a consumer products and pharmaceutical company, from 1996 through 2002. From 1989 to 1996, Mr. Meeker served as Vice President of Sales for Bristol-Myers’ Clairol Division.
Key Qualifications and Areas of Expertise
Mr. Meeker has over forty years of experience in the consumer products industry resulting in extensive general management experience with responsibilities for sales, distribution, finance, human resources, customer service and facilities. In addition, he has a valued perspective on operational matters that is an asset to the Board of Directors. Mr. Meeker has served as a chairman of the National Association of Chain Drug Stores advisory committee, which allows him to bring an extensive understanding of retail mass market sales and marketing to our Board of Directors.

KRISTA L. BERRY

Director Since: 2017

Committees: Audit and Corporate Governance (Chair) Age: 57

Biographical Information
Ms. Berry most recently served as the Chief Revenue Officer at Everlane Inc., a digitally based retail start up, from 2017 to 2018. Prior to that, Ms. Berry served as the Chief Digital Officer and Executive Vice President of Multi Channel of Kohl’s Corporation, a department store retail chain, from 2012 to 2016. Prior to her tenure at Kohl’s, Ms. Berry served as the General Manager of North America Direct to Consumer at Nike, Inc., a multinational footwear, apparel, equipment, accessories, and services company, from 2009 to 2011, and as General Manager of North America Digital Commerce from 2007 to 2009. Ms. Berry also held various management positions and leadership roles at Target Corporation, a retail company, from 1987 to 2007. Ms. Berry serves as an Advisory Board Member of Amer Sports. Previously, Ms. Berry served on the Board of Directors of BazaarVoice from 2017 to 2019.
Key Qualifications and Areas of Expertise
Ms. Berry brings retail and direct to consumer leadership experience in global brands and startups to the Board of Directors, with twenty years of digital experience, as well as critical knowledge surrounding consumer insights, digital data, social media and product merchandising.

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VINCENT D. CARSON

Director Since: 2018

Committees: Compensation and Nominating Age: 62

Biographical Information
In August 2018, Mr. Carson retired from his positions as the Company’s Chief Legal Officer and Secretary, which he had held since May 2014. Prior to his appointment as Chief Legal Officer and Secretary, he served in the capacity of Vice President, General Counsel and Secretary from November 2001 to September 2010. From September 2010 to April 2014, he served as Senior Vice President, General Counsel, and Secretary of the Company. Prior to joining the Company, Mr. Carson had a 16-year legal career in private practice in El Paso, Texas.
Key Qualifications and Areas of Expertise
As a result of his prior service as the Company’s Chief Legal Officer and Secretary, Mr. Carson brings his unique knowledge of the Company and our industry to the Board of Directors. This experience and knowledge of the Company’s structure, the consumer products industry and Federal, state, local and foreign jurisdictions’ bring great value and benefit to our Board of Directors and the Company.

THURMAN K. CASE

Director Since: 2017

Committees: Audit (Chair) and Corporate Governance Age: 65

Biographical Information
Mr. Case was the Chief Financial Officer of Cirrus Logic, Inc., a leader in high performance, low-power integrated circuits for audio and voice signal processing applications, from February 2007 to May 2022. Prior to that, Mr. Case served in various positions at Cirrus Logic, including as Vice President, Treasurer, Financial Planning and Analysis from 2004 to 2007, Vice President, Finance from 2002 to 2004, and Director of Finance from 2000 to 2002. Before his tenure at Cirrus Logic, Mr. Case served in a variety of financial leadership positions, including at Case Associates, Inc. and Public Service Company of New Mexico, an electric utilities company. Mr. Case received a Bachelor of Economics degree and a Master of Business Administration from New Mexico State University.
Key Qualifications and Areas of Expertise
Mr. Case brings broad experience in business strategy, operations, accounting, information technology, auditing and SEC reporting matters to the Board of Directors. In addition, his experience as a public company executive contributes to his knowledge of corporate governance and public company matters.

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TABATA L. GOMEZ

Director Since: 2022

Committees: None Age: 41

Biographical Information
Ms. Gomez is President of Hand Tools, Accessories & Storage Group, a $4 billion business unit within Stanley Black & Decker, Inc., a position she has held since January 2022. Prior to her appointment as President, she held positions of increasing responsibility, serving as Chief Marketing Officer of the Global Tools & Storage Group from 2019 through 2021, after joining Stanley Black & Decker as Vice President of Brand Marketing for the Global Tools & Storage Group in June 2017. Prior to joining Stanley Black & Decker, Ms. Gomez worked for Coty Inc. and for The Procter & Gamble Company in the United States, Europe and Latin America in beauty, appliances and other consumer categories.
Key Qualifications and Areas of Expertise
Ms. Gomez brings expertise in global marketing, brand leadership and license product management to the Board of Directors. With broad international experience in Latin America, Europe and Asia, Ms. Gomez also provides the Board with critical international perspectives.

ELENA B. OTERO

Director Since: 2022

Committees: None Age: 57

Biographical Information
Ms. Otero is a former executive in the international division of The Clorox Company, where she served as Chief Marketing Officer, eCommerce Officer and Strategy & Growth Officer from 2016 until her retirement in 2021. She previously served as Vice President of Marketing and General Manager of Clorox’s Home Care business unit from 2010 to 2016 and as Vice President of Marketing and General Manager of Clorox’s Greenworks business unit from 2008 to 2010. Prior to these roles, Ms. Otero held leadership positions in Latin America from 2004 to 2008, including responsibility for Clorox’s business operations in Puerto Rico, the Caribbean, Central America and South America.
Key Qualifications and Areas of Expertise
Ms. Otero brings to the Board of Directors over thirty years of global consumer products experience, primarily in marketing, growth and strategy, ecommerce, and general management. Her experience in leading global marketing across forty countries also provides the Board with critical international perspectives.

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BERYL B. RAFF

Director Since: 2014

Committees: Audit Age: 71

Biographical Information
Since April 2009, Ms. Raff has served as Chairman and Chief Executive Officer at Helzberg Diamond Shops Inc. (“Helzberg Diamonds”), a jewelry retailer and a wholly owned subsidiary of Berkshire Hathaway Inc. On June 14, 2022, Helzberg Diamonds announced that Ms. Raff intends to retire as Chief Executive Officer effective July 1, 2022. Ms. Raff will continue to advise and consult the Helzberg Diamonds’ executive team as non-executive Chairman of the Board. From 2005 through April 2009, she served as Executive Vice President-General Merchandise Manager for the fine jewelry division of J.C. Penney Company, Inc., a retailer of apparel and home furnishings. From 2001 through 2005, Ms. Raff served as Senior Vice President-General Merchandise Manager for the fine jewelry division of J.C. Penney. Prior to joining J.C. Penney, Ms. Raff served in various leadership roles at Zale Corporation, a national retail jewelry chain, last serving as its Chairman and Chief Executive Officer. In May 2021, Ms. Raff was appointed to the Board of Directors of Academy Sports and Outdoors, Inc., where she serves as the Chair of the Compensation Committee. Ms. Raff served on the Board of Directors of Group 1 Automotive, Inc., an automotive retail operator, from 2007 to 2015. At Group 1 she was a member of the Compensation Committee of its Board of Directors and Chair of the Governance/Nomination Committee. Ms. Raff served on the Board of Directors of The Michaels Companies, Inc. from September 2014 through April 2021, a national retail chain of arts and crafts specialty stores, and was a member of its Compensation Committee. Ms. Raff serves on the Advisory Board of Jewelers Circular Keystone, a trade publication and industry authority. Ms. Raff has previously served as a Director of the NACD Heartland Chapter, a non-profit organization dedicated to excellence in board leadership. From 2001 through February 2011, Ms. Raff served on the Board of Directors, the Corporate Governance Committee and the Compensation Committee (which she chaired from 2008 to 2011) of Jo-Ann Stores, Inc., a national specialty retailer of craft, sewing and decorating products. Ms. Raff graduated from Boston University with a Bachelor of Business Administration degree and from Drexel University with a Master of Business Administration.
Key Qualifications and Areas of Expertise
Ms. Raff is well known throughout the retail industry and brings to the Board of Directors her experience and perspective as an outstanding merchant and multi-store retail executive. The Board benefits from Ms. Raff’s extensive knowledge of the retail industry and her valuable insight on how the Company can best serve its retail partners. Ms. Raff’s current and previous service on other boards, including public companies, also provides important perspectives on key corporate governance matters.

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DARREN G. WOODY

Director Since: 2004

Committees: Compensation (Chair), Nominating and Corporate Governance Age: 62

Biographical Information
Mr. Woody is President and Chief Executive Officer of Jordan Foster Construction, LLC, a construction firm with offices in Austin, Dallas, El Paso, Houston, and San Antonio, Texas and field operations throughout the United States. The firm specializes in military, commercial, multi-family, and highway construction. He has served in this capacity since August of 2000. Previously, Mr. Woody was a partner in the law firm of Krafsur, Gordon, Mott, Davis and Woody P.C., where he specialized in real estate, business acquisitions and complex financing arrangements.
Key Qualifications and Areas of Expertise
Mr. Woody brings a multi-disciplined perspective to our Board of Directors given his executive leadership and legal experience. This background enables him to provide valuable input with regard to many of the Company’s legal matters, significant transactional negotiations and the management of challenging complex projects.

The following charts summarize the independence and gender diversity of the Director nominees:

BOARD INDEPENDENCE	BOARD GENDER DIVERSITY

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The table below summarizes the key qualifications and areas of expertise that our Nominating Committee and Board of Directors considered in nominating these Directors as well as their self-identified demographic background:

	Mininberg	Meeker	Berry	Carson	Case	Gomez	Otero	Raff	Woody
Key Qualifications & Areas of Expertise
Industry / Product Knowledge	■	■	■	■	■	■	■	■
Multinational Operations	■		■	■	■	■	■
Sales / Marketing	■	■	■			■	■	■
Financial / Accounting		■	■		■			■	■
Information Technology / Digital			■		■
Mergers / Acquisitions	■			■			■		■
Corporate Strategy / Governance	■	■	■	■	■	■	■	■	■
Board Diversity Matrix - Demographic Background (as of June 24, 2022)
Gender Expression	Male	Male	Female	Male	Male	Female	Female	Female	Male
Hispanic or Latinx						■	■
White	■	■	■	■	■			■	■

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Retired Director
Mr. Abromovitz decided to retire from the Board and not stand for re-election upon expiration of his term at the Annual Meeting. The Company thanks Mr. Abromovitz for his years of service and contributions to the Company.

GARY B. ABROMOVITZ

Director Since: 1990

Committee Service: Audit, Nominating, Compensation and Corporate Governance Age: 79

Biographical Information
Mr. Abromovitz is a retired attorney and has acted as a consultant to several law firms in business related matters. He also has been active for more than thirty years in various real estate development and acquisition transactions. Mr. Abromovitz provided the Board with a significant leadership role as Deputy Chairman and an in-depth knowledge of the history and operations of the Company which provided the Board with a unique historical perspective and focus on the long-term interests of the Company.

Corporate Governance
Corporate governance is typically defined as the system that allocates duties and authority among a company’s shareholders, Board of Directors and management. The shareholders elect the Board and vote on extraordinary matters.
Our Corporate Governance Guidelines, as well as our Code of Ethics, and the charters of the Audit Committee, Compensation Committee, Nominating Committee, and Corporate Governance Committee (the “Governance Committee”) of the Board of Directors are available under the “Corporate Governance” heading of the Investor Relations page of our website at the following address: www.helenoftroy.com.
Our Company believes that it is in compliance with the corporate governance requirements of the NASDAQ listing standards. The principal elements of these governance requirements as implemented by our Company are:
▪affirmative determination by the Board of Directors that a majority of the Directors are independent;
▪regularly scheduled executive sessions of independent Directors; and
▪Audit Committee, Nominating Committee, Governance Committee and Compensation Committee comprised of independent Directors and having the purposes, responsibilities and authority as described below under the separate committee headings and set forth in their respective charters.
Board Composition and Structure
Identifying Nominees for Election to the Board
The Nominating Committee’s current process for identifying and evaluating nominees for Director positions consists of general periodic evaluations of the size and composition of the Board of Directors, applicable listing standards and laws, and other appropriate factors with a goal of maintaining continuity of appropriate industry expertise, business experience, leadership skills and knowledge of our Company. The Nominating Committee looks for a number of personal attributes in selecting candidates as specified in our Corporate Governance Guidelines including:
▪sound reputation and ethical conduct;

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▪business and professional activities that are complementary to those of the Company;
▪the availability of time and a willingness to carry out their duties and responsibilities effectively;
▪an active awareness of changes in the social, political and economic landscape;
▪an absence of any conflicts of interest;
▪a level of health that allows for attendance and active contribution to most Board and committee meetings;
▪limited service on other boards; and
▪a commitment to contribute to our overall performance, placing it above personal interests.
As specified in our Corporate Governance Guidelines, the Nominating Committee makes efforts to maintain members on the Board who have substantial and direct experience in areas of importance to the Company. Our Nominating Committee charter provides that the Nominating Committee will seek to include candidates who reflect diverse backgrounds, qualifications and personal characteristics, including gender, race, ethnicity and age. The Nominating Committee considers all attributes, business diversity, professional qualifications, and experience of all candidates it believes will benefit the Company and increase shareholder value. The Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. In May 2022, the Company added valuable experience to the Board as well as increased the gender and ethnic diversity of the Board through the appointments of Mses. Gomez and Otero to the Board of Directors, both of whom are experienced business leaders with demonstrated track records of long-term success in the global consumer products industry. The Company will continue to take the appropriate steps to ensure the Board has the mix of qualifications, skill sets and diversity necessary to promote the long-term interests of the Company’s shareholders.
Shareholder Recommendation of Board Candidates
The Nominating Committee will consider candidates recommended by shareholders. A shareholder desiring to nominate a candidate for election to the Board at the Annual Meeting must provide timely written notice in proper form to the Secretary of the Company, at Clarendon House, 2 Church Street, Hamilton, Bermuda in accordance with our bye-laws. To be in proper form, the notice of a Director nomination should be accompanied by supporting materials required by our bye-laws, including, among other things, written consent of the proposed candidate to serve as a Director if nominated and elected, information about the proposed nominee for Director, information about the shareholder submitting the nomination, and information about any other shareholders or beneficial owners known to support the nomination. The Nominating Committee may request that the shareholder submitting the proposed nominee furnish additional information to determine the eligibility and qualifications of such candidate. Additionally, any candidate recommended by shareholders must meet the general requirements outlined in the Company’s bye-laws and Corporate Governance Guidelines. Any shareholder recommendation will be considered for nomination as a Director at the sole discretion of the Nominating Committee. Neither the Board of Directors nor the Nominating Committee is required to nominate for election any shareholder nominee recommendation. We did not receive any such Director nominee recommendations for this year’s Annual Meeting. Under the Company’s bye-laws, if a shareholder intends to nominate a person for election to the Board of Directors directly (rather than by recommending such person as a candidate to our Nominating Committee), the shareholder must submit the nomination as described in the Proxy Statement under “Shareholder Proposals.”
Board Independence
The Board has determined that the following Directors, including those who are nominees for election at the Annual Meeting are independent Directors as defined in the NASDAQ listing standards: Mr. Meeker, Mr. Abromovitz, Ms. Berry, Mr. Carson, Mr. Case, Ms. Gomez, Ms. Otero, Ms. Raff and Mr. Woody. Other than Mr. Mininberg, our CEO, each member of the Board, including each person nominated to serve on our Board of Directors, is independent as so defined. The foregoing independence determination of our Board of Directors included the determination that each of these eight nominated independent Board members, if elected and appointed to the Audit Committee, Compensation Committee, Governance Committee or Nominating Committee, respectively, is:
▪independent for purposes of membership on the Audit Committee under Rule 5605(c)(2) of the NASDAQ listing standards, that includes the independence requirements of Rule 5605(a)(2) and additional independence requirements under SEC Rule 10A-3(b);

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▪independent under the NASDAQ listing standards for purposes of membership on the Nominating Committee; and
▪independent under the NASDAQ listing standards and applicable SEC rules for purposes of membership on the Compensation Committee, and as a “non-employee Director” under SEC Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Separation of Chairman and CEO Roles
The Board has separated the roles of the Chairman and the CEO in order to further diversify and strengthen its leadership structure. The Board separated these roles in recognition of the differences between the two roles and the value to our Company of having the distinct and different perspectives and experiences of a separate independent Chairman and CEO. Our CEO is responsible for the day-to-day management and supervision of the business and affairs of our Company (such as reviewing performance and allocating resources as the Company’s chief operating decision maker) and for ensuring that the directives of the Board are carried into effect. Our Chairman, on the other hand, is independent of management and is charged with presiding over all meetings of the Board and our shareholders and providing advice and counsel to the CEO and our Company’s other officers regarding our business and operations, as well as focusing on oversight and governance matters.
By separating the roles of CEO and Chairman, our CEO is able to focus his time and energy on managing the Company’s complex daily operations, while our Chairman can devote his time and attention to addressing matters relating to the responsibilities of our Board. Our CEO and Chairman have an excellent working relationship, and, with more than forty years of experience in the consumer products industry, our Chairman is well positioned to provide our CEO with guidance, advice, and counsel regarding our Company’s business, operations and strategy. Moreover, we believe that having a separate Chairman focused on oversight and governance matters allows the Board to more effectively perform its risk oversight role as described below. In connection with the Board’s self-evaluation process, as required by our Corporate Governance Guidelines, the Board evaluates its organization and processes to ensure that it is functioning effectively. For the foregoing reasons, we believe that our separate CEO/Chairman structure is the most appropriate and effective leadership structure for our Company and our shareholders.
Deputy Chairman
If a Deputy Chairman is appointed, the Deputy Chairman’s authority and responsibilities include presiding at all meetings of the Board when the Chairman is not present, presiding over all executive sessions of the independent Directors and interacting with committee Chairs to efficiently address Board issues for presentation at Board meetings. The Deputy Chairman also consults with the Chairman regarding Board meeting agendas and outreach to shareholders.
The Board’s Oversight Responsibilities
Risk Oversight
Our management is responsible for the ongoing assessment and management of the risks we face, including risks relating to capital structure, strategy, liquidity and credit, financial reporting and public disclosure, operations, and governance. The Board oversees management’s policies and procedures in addressing these and other risks. Additionally, each of the Board’s four committees (Audit Committee, Compensation Committee, Nominating Committee, and Governance Committee) monitor and report to the Board those risks that fall within the scope of such committee’s area of oversight responsibility. For example, the full Board directly oversees strategic risks. The Nominating Committee directly oversees risk management relating to Director nomination and independence. The Governance Committee directly oversees risk management regarding corporate governance, including ESG-related matters. The Compensation Committee directly oversees risk management relating to associate compensation, including any risks of compensation programs encouraging excessive risk-taking. Finally, the Audit Committee directly oversees risk management relating to financial reporting, public disclosure, legal and regulatory compliance, data protection and cybersecurity. The Audit Committee is also responsible for assessing the steps management has taken to monitor and control these risks and exposures and evaluating guidelines and policies with respect to our risk assessment and risk management.

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Management identifies risks, designates associated “risk owners” within the organization and receives appropriate reports from the various risk owners as conditions change. Management works with the Board to communicate risk factors to the Board and to enable the Board to understand our risk identification, risk management and risk mitigation measures relating to strategic matters. Additional review or reporting of risks is conducted by management as needed or when requested by the Board or a committee. Additionally, the Chairman and any Deputy Chairman, working with the Audit Committee and the Governance Committee, assess corporate governance practices and risks. The Governance Committee periodically assesses the effectiveness of our corporate governance policies in light of the applicable listing standards and laws and reports their findings to the Board.
ESG Initiatives
We recognize that a thriving society and environment are key to the long-term success of any business. We are, therefore, committed to not only responding to the evolving needs of our key stakeholder groups, but also to strategically addressing our environmental and social impacts. We live our principles and embed them into how we operate our businesses and organization. It is our aim that through this work we continually earn the engagement, loyalty and pride of our consumers, associates, customers, shareholders, and the communities in which we live and operate.
We seek to maintain best-in-class level of corporate governance on behalf of our stakeholders, including our associates, customers, consumers, communities, and shareholders. We also recognize the importance of environmental and social factors related to how we operate our business. We are continuing to enhance and consolidate our ESG efforts with the formal launch of our ESG strategy and accelerate programs related to DE&I to support our Phase II transformation.
The Governance Committee of our Board of Directors has oversight of ESG-related matters, including those related to climate change, DE&I, and human rights. Our ESG Task Force, whose members include representatives from our business segments and global shared services, in conjunction with our Senior Director, Global ESG, leads the development and implementation of our strategic ESG plan. Our Senior Director, Global ESG, who reports to the Chief Legal Officer (“CLO”), reports regularly to the Board on these matters with ESG as a standing agenda item at scheduled quarterly Board meetings. Our goal is to align our ESG performance with relevant standards and guidelines, such as those established by the Sustainability Accounting Standards Board (“SASB”), the Task Force on Climate Finance Disclosures (“TCFD”) and the Global Reporting Initiative (“GRI”). In June 2022, we published our ESG Report, which aligns with relevant standards and guidelines such as those established by the SASB, the TCFD and the GRI. Our ESG Report summarizes our ESG strategy and performance, including in the areas of climate change, DE&I and human capital, and environmental and natural capital management.
We are working to implement a system to minimize negative impacts of our practices on the environment and continue to work on initiatives to reduce emissions in our supply chain and product use. As part of these efforts, and in order to strengthen our support of climate action, we became a signatory of ‘We Mean Business’, a coalition of organizations and businesses with a goal of catalyzing business action to accelerate the transition to a zero-carbon economy. With our participation in this coalition, we intend to (1) report climate change data and measures to the Carbon Disclosure Project aligned with the guidelines of the TCFD, (2) implement a responsible climate policy, and (3) develop targets which were approved in October 2021 by the Science Based Targets initiative.
We will also continue to advance our DE&I efforts as part of our ESG initiatives to support our focus on attracting and retaining top talent, and to help promote a work environment where everyone has the opportunity to grow to their fullest potential. We believe progress on these ESG initiatives will have a positive impact on our shareholders, consumers, customers, our talented worldwide associates and the communities in which we are proud to live and work. We also believe that a diverse workforce is essential to the long-term success of our business and to the growth, and the well-being, of our associates. We celebrate the diversity of our people and value the unique perspectives they bring to the Company. Across our global Company, we are committed on a global scale to cultivating an inclusive culture where all of our associates can thrive. We are advancing short- and long-term initiatives which include: leadership coaching and training to build awareness and sponsorship, targeted recruitment actions to help increase diversity of new hires, and associate learning programs to build the skills that foster inclusion. Through these initiatives, we stay in touch with the needs of our associates. With this associate input and other key human capital data, we will seek to adapt our approach and actions to continue to advance this top priority of the Company.

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We believe our existing grassroots work in these areas and our more recent formalized initiatives are already producing results. Over the past two fiscal years we have implemented, and will continue to implement, several initiatives related to increasing recyclability and reducing single-use plastic in our packaging. We also worked with several key suppliers to increase their energy and carbon efficiency, earning recognition from one of our top customers in their global supply chain climate action initiative. In December 2021, we updated our ESG Guiding Principles, which is available on our website and outline our positions on expected ethical behavior, including labor and human rights, diversity and equal opportunity, non-discrimination, freedom of association and collective bargaining, no child labor, and no forced or compulsory labor. We believe these principles strengthen our commitment to ESG and its principles.
We believe these ESG initiatives benefit all of our stakeholders, including shareholders who trust us with their assets, customers who support our business, consumers who believe in and trust all that our brands and Company stand for, talented worldwide associates who seek us out as their employer of choice, and the communities in which we are proud to live and work. We also simply believe these initiatives are the right thing to do.
Information on our website, including in our ESG Report and our ESG Guiding Principles, is not part of this Proxy Statement or any other report we file with, or furnish to, the SEC, except as expressly set forth by specific reference in such filing.
Board Committees and Meetings
Our Board of Directors has four committees: the Audit Committee, the Nominating Committee, the Governance Committee, and the Compensation Committee. Our independent Directors also meet in executive sessions without management present. For further information and composition of these committees, see below and the section “Proxy Voting Roadmap - Our Director Nominees to the Board.” Mr. Abromovitz, who serves as Deputy Chairman and as a member on all four committees, is not standing for re-election at the Annual Meeting. Mses. Gomez and Otero were appointed to the Board in May 2022, after the end of fiscal year 2022. Assuming the election by the shareholders of Mses. Gomez and Otero as directors at the Annual Meeting, their respective committee assignments will be determined by the Board immediately following the Annual Meeting.

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Audit Committee

Committee Chair Thurman K. Case Members Gary B. Abromovitz Krista L. Berry Beryl B. Raff FY22 Meetings 5
The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter that has been adopted by the Board of Directors.
The primary purposes and responsibilities of the committee are to oversee, on behalf of the Company’s Board of Directors:
(1)the accounting and financial reporting processes and integrity of our Company’s financial statements,
(2)the audits of our Company’s financial statements and the appointment, compensation, qualifications, independence, and performance of our independent registered public accounting firm,
(3)our compliance with legal and regulatory requirements,
(4)the staffing and ongoing operation of our internal audit function, and
(5)risks related to data protection and cybersecurity, although the full Board also exercises oversight over these risks.
Other responsibilities:
▪Meets periodically with our CFO and other appropriate officers in the discharge of its duties
▪Reviews the content and enforcement of the Company’s Code of Ethics
▪Consults with legal counsel on various legal compliance matters and on other legal matters if those matters could materially affect our financial statements
The Board of Directors has determined that each of the members of the Audit Committee is independent as previously described. In addition, the Board of Directors determined that Mr. Case qualifies as the “audit committee financial expert” (as defined by in Item 407(d)(5) of Regulation S-K promulgated by the SEC). Additionally, the Board of Directors determined that all of the members of the Audit Committee meet the requirement of the NASDAQ listing standards that each member be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

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Compensation Committee

Committee Chair Darren G. Woody Members Gary B. Abromovitz Vincent D. Carson Timothy F. Meeker FY22 Meetings 6
The Compensation Committee operates under a written charter that has been adopted by the Board of Directors.
The primary purposes and responsibilities of the committee are to:
(1)evaluate and approve the corporate goals and objectives set by the CEO,
(2)evaluate the CEO’s performance in light of those goals and objectives,
(3)make recommendations to the Board of Directors with respect to CEO and CFO compensation, incentive compensation plans and equity-based plans,
(4)oversee the administration of our incentive compensation plans and equity-based plans,
(5)make recommendations with respect to non-employee director compensation,
(6)review and discuss with management the Company’s Compensation Discussion & Analysis required by SEC rules and regulations to be included in the Company’s Proxy Statement and annual report on Form 10-K, and
(7)produce an annual report on executive compensation for inclusion in the Company’s proxy statement.
The Board of Directors has determined that the members of this committee are independent as previously described. In addition to formal meetings, the committee also conducted numerous informal telephonic discussions and consulted its legal advisors and independent compensation consultant throughout the year. The Compensation Committee has the independent authority to hire compensation, accounting, legal, or other advisors. The Compensation Committee engaged Frederic W. Cook & Company (“FW Cook”) as its independent compensation consultant to assist the Compensation Committee with its compensation decisions for our named executive officers and Directors for fiscal year 2022. The Compensation Committee has determined that FW Cook had no conflicts of interest relating to its engagement by the Compensation Committee.

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Nominating Committee

Committee Chair Timothy F. Meeker Members Gary B. Abromovitz Vincent D. Carson Darren G. Woody FY22 Meetings 8
The Nominating Committee operates under a written charter that has been adopted by the Board of Directors.
The primary purposes and responsibilities of the Nominating Committee are to:
(1)recommend to our Board of Directors individuals qualified to serve on our Board of Directors for election by shareholders at each annual general meeting of shareholders and to fill vacancies on the Board of Directors, and
(2)develop and communicate with the Board criteria for selecting new Directors.
Other responsibilities:
▪Oversees the evaluation of the Board members and seeks to annually review Director qualifications and skill sets with the goal of maintaining fresh perspectives on the Board and complementing the skill sets of the other Board members
▪Receives recommendations from its members, other members of the Board of Directors, outside advisors, and consultants for candidates to be considered for the Board
▪Receives recommendations from its members or other members of the Board of Directors for candidates to be appointed to committee positions, reviews and evaluates such candidates and makes recommendations to the Board of Directors for nominations to fill or add committee positions

Governance Committee

Committee Chair Krista L. Berry Members Gary B. Abromovitz Thurman K. Case Darren G. Woody FY22 Meetings 4
The Governance Committee operates under a written charter that has been adopted by the Board of Directors.
The primary purposes of the Governance Committee are to:
(1)develop, assess and recommend to the Board our corporate governance policies,
(2)evaluate, develop and recommend to the Board succession plans for all of our senior management, and
(3)assist the Board in overseeing programs relating to ESG matters.
Other responsibilities:
▪Works with the Compensation Committee to develop and recommend succession plans to the Board of Directors
▪Periodically evaluate the effectiveness of ESG programs and policies in light of the Company’s corporate goals and objectives and, if appropriate, make recommendations to the Board

Meetings of the Board of Directors and its Committees
The Board of Directors held four regularly scheduled meetings and three other meetings during fiscal year 2022. Each Director who was a member of the Board of Directors in fiscal year 2022 attended at least 93 percent of the Board of Director meetings and committee meetings for which they were members. Our policy regarding Director attendance at the annual general meetings of shareholders is that we encourage and expect, but do not require, the members of the Board of Directors to attend annual general meetings of shareholders. All of our Directors who were members of the Board at the time of the 2021 annual general meeting of shareholders attended, which was held virtually.

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CORPORATE GOVERNANCE AND BOARD MATTERS
Committee Rotation
The Board will consider the rotation of committee assignments and of committee chairs at such intervals as the Board determines on the recommendation of the Nominating Committee. Consideration of rotation will seek to balance the benefits derived from continuity and experience, on the one hand, and the benefits derived from gaining fresh perspectives and enhancing a Director’s understanding of different aspects of our business and enabling functions. The Board did not rotate any committee chairs in fiscal year 2022.
Executive Sessions
Independent Directors regularly meet without management present. In regard to executive sessions, any independent Director has the authority to call meetings of independent Directors.
Shareholder Communications to the Board of Directors
Any record or beneficial owner of the Company’s Common Stock who has concerns about accounting, internal accounting controls or auditing matters relating to our Company may contact the Audit Committee directly. Any record or beneficial owner of our Common Stock who wishes to communicate with the Board of Directors on any other matter should also contact the Audit Committee. The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to our Company. If particular communications are directed to the full Board, independent Directors as a group or individual Directors, the Audit Committee will route these communications to the appropriate Directors or committees so long as the intended recipients are clearly stated.
Communications intended to be anonymous may be made by calling our national hotline service at 844-317-9054 or online at www.helenoftroy.ethicspoint.com. If calling, please identify yourself as a shareholder of our Company intending to communicate with the Audit Committee. This third-party service undertakes to forward the communications to the Audit Committee if so requested and clearly stated. You may also send communications intended to be anonymous by mail, without indicating your name or address, to Helen of Troy, 1 Helen of Troy Plaza, El Paso, Texas, 79912, USA, Attention: Chairman of the Audit Committee. Communications not intended to be made anonymously may be made by calling the hotline number or by mail to that address, including whatever identifying or other information you wish to communicate.
Communications from associates or agents of our Company will not be treated as communications from our shareholders unless the associate or agent clearly indicates that the communication is made solely in the person’s capacity as a shareholder.
Director Compensation
Under the Company’s compensation guidelines, the non-employee Directors received annual compensation for their services in the form of a cash retainer equal to $100,000 and pre-tax Common Stock valued at $130,000. No changes were made to the non-employee Directors’ compensation in fiscal year 2022. The grants of Common Stock are made in quarterly equal-value installments on the first business day of each fiscal quarter based on fair market value of the Common Stock as of the close of business of the grant date. The grants of Common Stock fully vest on the grant date. The Chairman and the Deputy Chairman of the Board of Directors received additional annual cash compensation of $115,000 and $20,000, respectively. The chairperson of each committee of the Board of Directors received the following additional annual cash compensation fees:

Committee	Amount ($)
Audit Committee	20,000
Compensation Committee	20,000
Nominating Committee	10,000
Governance Committee	10,000
No other meeting attendance or committee fees are paid.

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CORPORATE GOVERNANCE AND BOARD MATTERS
FW Cook assists the Board of Directors in the evaluation of the compensation of the Directors. FW Cook works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in meeting its responsibilities. For further information regarding the compensation consultant, see “Board Committees and Meetings - Compensation Committee.”
Julien R. Mininberg, our CEO, was the only Director that was an associate of the Company during the fiscal year ended February 28, 2022. Mr. Mininberg did not receive any remuneration for his service as a member of the Board. For further information on the compensation of Mr. Mininberg, see “Executive Compensation Tables - Summary Compensation Table.” The following table summarizes the total compensation earned by all non-employee Directors during fiscal year 2022. Mses. Gomez and Otero joined the Board in May 2022, after the end of fiscal year 2022.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Gary B. Abromovitz(3)	120,000	130,000	250,000
Krista L. Berry(4)	110,000	130,000	240,000
Thurman K. Case(5)	120,000	130,000	250,000
Vincent D. Carson	100,000	130,000	230,000
Timothy F. Meeker(6)	225,000	130,000	355,000
Beryl B. Raff	100,000	130,000	230,000
Darren G. Woody(7)	120,000	130,000	250,000
(1)All non-employee Directors received a quarterly cash retainer of $25,000.
(2)Non-employee Directors received pre-tax Common Stock for services during the fiscal year. The amounts in this column are based on the grant date fair values of $219.82, $214.86, $236.08 and $236.81 per share on March 1, June 1, September 1, and December 1, 2021, respectively, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Each of the restricted stock awards vested on the grant date. With respect to stock awards, approximately 30 percent of the value of the grant is settled with cash in order for the Directors to satisfy any tax liabilities associated with the grant.
(3)For his services as Deputy Chairman, Mr. Abromovitz received annual cash fees of $20,000, paid quarterly.
(4)For her services as Chair of the Governance Committee, Ms. Berry received annual cash fees of $10,000, paid quarterly.
(5)For his services as Chair of the Audit Committee, Mr. Case received annual cash fees of $20,000, paid quarterly.
(6)For his services as Chairman of the Board and Chair of the Nominating Committee, Mr. Meeker received annual cash fees of $115,000 and $10,000, respectively, paid quarterly.
(7)For his services as Chair of the Compensation Committee, Mr. Woody received annual cash fees of $20,000, paid quarterly.
Fiscal Year 2023 Director Compensation Changes
On February 28, 2022, following the recommendation of the Compensation Committee, the Board of Directors approved certain increases to non-employee Director compensation. The annual pre-tax Common Stock awards value for non-employee Directors was increased by $10,000, from $130,000 to $140,000. In addition, the annual cash compensation fees for the chairpersons of the Nominating Committee and the Governance Committee were increased by $5,000 each, from $10,000 to $15,000. FW Cook assisted the Board of Directors in the evaluation of the compensation of the Directors. FW Cook works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in meeting its responsibilities. For further information regarding the compensation consultant, see “Board Committees and Meetings - Compensation Committee.”
Director Stock Ownership and Compensation Guidelines
The Compensation Committee and the Board of Directors believe that Directors should own and hold Common Stock to further align their interests and actions with the interests of our shareholders. Accordingly, our non-employee Directors are subject to stock ownership and holding guidelines, which are monitored by the Compensation Committee. The guidelines for our non-employee Directors require our non-employee Directors to hold shares of Common Stock equal in value to at least three times their annual cash retainer. Equity awards granted to our non-employee Directors vest when granted. The Compensation Committee will review stock ownership levels as of May 31 of each calendar year based on the average end-of-quarter fair market value of the Company’s common shares over the trailing four quarters. Directors are required to reach the applicable ownership level within five years after first

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becoming subject to the guidelines. Until a Director reaches the applicable milestone, he or she must hold and may not sell any shares (except to meet tax withholding obligations). Once the ownership level is met, he or she must hold and may not sell shares if doing so would cause his or her ownership to fall below that level. As of the date of this Proxy Statement, all Directors are in compliance with our stock ownership and holding guidelines. Equity awards granted to our non-employee Directors during fiscal year 2022 were granted under the Helen of Troy Limited 2018 Stock Incentive Plan (“2018 Stock Plan”). See “Equity Compensation Plan Information - 2018 Stock Plan” for additional information.
The Board of Directors also believes compensation arrangements should be flexible enough to allow the Directors to receive a balanced mix of equity and cash, keeping in mind the Board’s guidelines for achieving and maintaining stock ownership. In this respect, the Board of Directors will seek to target Director average compensation at a mix of approximately 50 percent cash and 50 percent equity, not including any cash fees paid to the Chairman and Deputy Chairman, or chair fees paid to the chairpersons of the Board committees. Each Director receives approximately 30 percent of the value of the stock grant award in cash in order to pay any tax liabilities associated with the grant.

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Proposal 2: Advisory Approval of the Company’s Executive Compensation
In accordance with Section 14A of the Exchange Act, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the shareholders of Helen of Troy Limited approve, on an advisory basis, the compensation of the Company’s NEOs disclosed in the Compensation Discussion & Analysis, the Summary Compensation Table and the related compensation tables, notes and narratives in the Proxy Statement for the Company’s 2022 Annual General Meeting of Shareholders.
This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. The Board of Directors previously recommended, and the shareholders approved, holding an annual “say on pay” advisory resolution. Therefore, the Company’s next “say on pay” advisory resolution after the Annual Meeting will be presented at the 2023 annual general meeting of shareholders.
Our executive compensation program emphasizes performance- and equity-based compensation to align it with shareholder interests. In addition, our executive compensation program includes other practices that we believe serve shareholder interests such as paying for performance, establishing rigorous performance goals and maintaining clawback terms for incentive awards and prohibitions on hedging or pledging Company stock. The Compensation Committee believes that the Company’s executive compensation program uses appropriate structures and sound pay practices. Accordingly, the Compensation Committee recommends a vote “For” this Proposal 2.
When casting your vote, we urge shareholders to read the Compensation Discussion & Analysis, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives.

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

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EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
This Compensation Discussion and Analysis describes our executive compensation program for fiscal year 2022, including how the Compensation Committee oversees our executive compensation programs and the compensation earned by our named executive officers below, as presented in the tables under “Executive Compensation Tables.”
Executive Officers
Our executive officers during fiscal year 2022 included Mr. Mininberg, Matthew J. Osberg and Brian L. Grass. Effective November 1, 2021, Mr. Grass retired as Chief Financial Officer (“CFO”), and Mr. Osberg was appointed by the Board of Directors to serve as his successor. Mr. Mininberg also serves as a Director of the Company and stands for election at the Annual Meeting. In fiscal year 2023, the Board of Directors appointed Tessa N. Judge as Chief Legal Officer (“CLO”), effective March 1, 2022 and Noel M. Geoffroy as Chief Operating Officer (“COO”), effective May 9, 2022. We sometimes refer to our executive officers as “named executive officers” or “NEOs”, and we sometimes refer to our executive officers excluding our CEO as an “other named executive officers” or “other NEOs.” Compensation for our fiscal year 2022 NEOs, which include Messrs Mininberg, Osberg and Grass is presented in the tables under “Executive Compensation Tables.” Certain compensation information for Mses. Geoffroy and Judge is described below in “Fiscal Year 2023 Compensation.”

JULIEN R. MININBERG Chief Executive Officer	CEO Since: 2014 Age: 57

Mr. Mininberg joined the Company in 2006 and has served as its CEO since 2014. Prior to his appointment as the CEO, he had served as the CEO of Kaz, a wholly-owned subsidiary of the Company since December 2010. Before joining the Company, Mr. Mininberg worked for 15 years at P&G where he spent an equal amount of time in the United States and Latin America serving in a variety of marketing and general management capacities.

MATTHEW J. OSBERG Chief Financial Officer	CFO Since: 2021 Age: 46

Mr. Osberg joined the Company in 2016 as Senior Vice President of Corporate Finance and has served as its CFO since November 2021. Prior to joining the Company, Mr. Osberg worked domestically and internationally in finance roles at Best Buy Co., Inc. (“Best Buy”), an American multinational consumer electronics retailer, for seven years, ultimately serving as the Chief Financial Officer and Regional Vice President of Best Buy Mexico. Prior to Best Buy, he spent 10 years working in public accounting at Ernst & Young LLP.

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EXECUTIVE COMPENSATION

NOEL M. GEOFFROY Chief Operating Officer	COO Since: 2022 Age: 51

Ms. Geoffroy joined the Company in May 2022 to serve as its COO. Prior to joining the Company, Ms. Geoffroy had served as Head of North America Consumer Healthcare at Sanofi S.A., a global healthcare company, and held such position since January 2019. Prior to that she served in various leadership roles from December 2012 to December 2018 at Kellogg Company, an American multinational food manufacturing company, most recently President, US Frozen Foods.

TESSA N. JUDGE Chief Legal Officer	CLO Since: 2022 Age: 38

Ms. Judge joined the Company in 2015 and has served as its CLO since March 2022. She joined the Company in March 2015 as Assistant General Counsel and was promoted to General Counsel in August 2018. Prior to joining the Company, Ms. Judge worked as an attorney at the international law firm of Akin Gump Strauss Hauer & Feld LLP for seven years.

Executive Summary
During fiscal year 2022, the Compensation Committee was responsible for approving executive compensation and overseeing the administration of our incentive plans and associate benefit plans.
Overall, our executive compensation program emphasizes performance- and equity-based compensation to align it with shareholder interests and includes other practices that we believe serve shareholder interests such as paying for performance and maintaining policies relating to clawbacks of incentive awards and prohibitions on hedging or pledging Company stock. Important features of our fiscal year 2022 executive compensation program include the following:

Feature	Terms
Rigorous Performance Metrics	Established rigorous performance goals based on multiple metrics that are not duplicative between short-term and long-term incentive awards.
Long-Term Incentives	Established multi-year performance periods for long-term incentive awards, with minimum vesting periods for Company equity grants.
Pay for Performance
Our executive compensation programs are designed to demonstrate our execution on our pay for performance philosophy. In fiscal year 2022, approximately 87% of target CEO pay and 62% of target pay for our former CFO, Mr. Grass was at risk based on the performance of the Company. For a discussion of Mr. Osberg’s target CFO pay at risk based on performance of the Company, see discussion below.

At our 2021 annual general meeting of shareholders, over 99 percent of votes present (excluding abstentions and broker non-votes) voted for the “Say-on-Pay” proposal related to our compensation policies. Following the end of each fiscal year, the Compensation Committee conducts a review of all components of the Company’s compensation program. In consideration of the results on the “Say-on-Pay” vote, the Compensation Committee acknowledged the support received from our shareholders and viewed the results as a confirmation of the Company’s executive compensation policies and decisions. Accordingly, we did not significantly change our compensation principles and objectives for our named executive officers for fiscal year 2022 in response to the 2021 “Say-on-Pay” vote.
The Compensation Committee approved certain changes to the NEO’s compensation for fiscal years 2022 and 2023. A summary of these changes include:
▪On December 4, 2020, we entered into an Amended and Restated Employment Agreement with our CEO, which became effective March 1, 2021, the first day of our fiscal year 2022 (the “Employment Agreement”) that, among other matters:

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EXECUTIVE COMPENSATION
▪extended the term of his employment through the end of the Company’s fiscal year 2024, subject to an agreed-upon extension or earlier termination by either party (the “Term”); and
▪amended certain employment termination payments.
The Compensation Committee approved the Employment Agreement with Mr. Mininberg as a result of his demonstrated strong performance as our CEO, the Company’s strong financial performance during his tenure as CEO, and the leadership and direction he provides to our associates.
▪The Compensation Committee approved a $150,000 increase to our CEO’s base salary effective March 1, 2021. After the increase, our CEO’s base salary for fiscal year 2022 was $1,150,000. Additionally, for fiscal year 2023, the Compensation Committee approved a $100,000 increase to Mr. Mininberg’s base salary and an increase of $1,500,000 to his target long-term incentive performance award. The Compensation Committee approved these increases following discussions with its independent compensation consultant, FW Cook, and after considering data prepared by FW Cook on relative pay for performance within our Compensation Peer Group.
▪On December 4, 2020, the Compensation Committee approved an opportunity for Mr. Grass (our “former CFO”) to receive a transition assistance bonus upon his retirement on November 1, 2021, subject to Mr. Grass’s employment remaining in effect through November 1, 2021 and meeting certain other performance conditions, as described below. The Compensation Committee approved the bonus opportunity in consideration of Mr. Grass’s assistance with interviewing, selecting and transitioning a replacement CFO for the Company.
▪In connection with Mr. Osberg’s appointment as CFO, effective November 1, 2021, the Compensation Committee approved his initial annual base salary at $550,000 effective November 1, 2021. Mr. Osberg became eligible to receive an annual performance bonus payable in cash at a target of 75% of his base salary under the Company’s 2011 Annual Incentive Plan (“2011 Bonus Plan”), which was pro-rated for fiscal year 2022 from the time he was appointed as CFO, and beginning with the Company’s fiscal year 2023, is eligible to receive annual long-term incentive awards under the Company’s 2018 Stock Incentive Plan at a target of $800,000, consisting of a mix of performance-based and time-vested incentive equity awards. The Compensation Committee approved Mr. Osberg’s compensation, as CFO, after considering the recommendation of the CEO, input from the Compensation Peer Group analysis prepared by FW Cook, data prepared on relative pay for performance within our Compensation Peer Group, market data, compensation survey data and compensation trends. The Compensation Committee also set his performance-based compensation that is at risk so that the target mix of performance-based compensation as a percentage of total target compensation for fiscal year 2023 is substantially similar to our former CFO’s target pay mix for fiscal year 2022.
▪In connection with the appointments of Ms. Geoffroy as COO and Ms. Judge as CLO, the Compensation Committee approved the fiscal year 2023 compensation of Mses. Geoffroy and Judge, as well as their respective Severance Agreements.
For further information regarding the above fiscal year 2023 compensation changes and updates, see “Fiscal Year 2023 Compensation.”

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EXECUTIVE COMPENSATION
Fiscal Year 2022 Performance Overview
We were able to meet a number of objectives aimed to increase shareholder value, including:

Cumulative total shareholder returns of 83% and 111% over the past three and five fiscal years, respectively	Net sales revenue compound annual growth rates of 12.4% and 9.7% over the past three and five fiscal years, respectively	Leadership Brand net sales compound annual growth rates of 13.3% and 11.6% over the past three and five fiscal years, respectively

Operating income compound annual growth rates of 11.0% and 9.9% over the past three and five fiscal years, respectively	Adjusted operating income compound annual growth rates of 14.1% and 11.1% over the past three and five fiscal years, respectively	Diluted EPS from continuing operations compound annual growth rates of 11.5% and 12.1% over the past three and five fiscal years, respectively

Adjusted diluted EPS from continuing operations compound annual growth rates of 15.3% and 13.8% over the past three and five fiscal years, respectively	Operating cash flow compound annual decline rates of (11.1)% and (7.9)% over the past three and five fiscal years, respectively	Free cash flow compound annual decline rates of (28.8)% and (20.4)% over the past three and five fiscal years, respectively

THREE-YEAR CUMULATIVE RETURN BASE YEAR = 2019

FIVE-YEAR CUMULATIVE RETURN BASE YEAR = 2017

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EXECUTIVE COMPENSATION

NET SALES REVENUE ($ in millions)	CORE BUSINESS NET SALES REVENUE ($ in millions)	LEADERSHIP BRAND NET SALES REVENUE ($ in millions)

$1,398
$1,479
$1,564
$1,707
$2,099
$2,223
FY 17
FY 18
FY 19
FY 20
FY 21
FY 22

3 Yr. CAGR 12.4%, 5 Yr. CAGR 9.7%	3 Yr. CAGR 14.4%, 5 Yr. CAGR 11.3%	3 Yr. CAGR 13.3%, 5 Yr. CAGR 11.6%

OPERATING INCOME ($ in millions)	ADJUSTED OPERATING INCOME ($ in millions)	DILUTED EPS

3 Yr. CAGR 11.0%, 5 Yr. CAGR 9.9%	3 Yr. CAGR 14.1%, 5 Yr. CAGR 11.1%	3 Yr. CAGR 11.5%, 5 Yr. CAGR 12.1%

ADJUSTED DILUTED EPS	OPERATING CASH FLOW ($ in millions)	FREE CASH FLOW ($ in millions)

$6.49
$7.24
$8.06
$9.30
$11.65
$12.36
FY 17
FY 18
FY 19
FY 20
FY 21
FY 22

$212
$219
$201
$271
$314
$141
FY 17
FY 18
FY 19
FY 20
FY 21
FY 22

3 Yr. CAGR 15.3%, 5 Yr. CAGR 13.8%	3 Yr. CAGR (11.1)%, 5 Yr. CAGR (7.9)%	3 Yr. CAGR (28.8)%, 5 Yr. CAGR (20.4)%
Adjusted operating income, adjusted diluted EPS, and free cash flow from continuing operations may be considered non-GAAP financial measures as set forth in SEC Regulation G, Rule 100. See “Annex A” for a reconciliation of non-GAAP financial measures to our results as reported under GAAP and an explanation of the reasons why the Company believes the non-GAAP financial information is useful and the nature and limitations of the non-GAAP financial measures. Core business net sales revenue represents net sales revenue associated with strategic business that we expect to be an ongoing part of our operations. On December 20, 2017, we completed the divestiture of the Nutritional Supplements segment through the sale of Healthy Directions LLC and its subsidiaries to Direct Digital, LLC. Following the sale, we no longer consolidate our former Nutritional Supplements segment’s operating results. All results presented above are from continuing operations, which exclude the operating results from the former Nutritional Supplements segment for all periods presented. Fiscal year 2020 includes approximately five weeks of operating results from Drybar Products LLC, acquired on January 23, 2020 and a full year of operating results in each subsequent fiscal year. Fiscal year 2022 includes approximately nine weeks of operating results from Osprey, acquired on December 29, 2021.

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Elements of Executive Compensation
The Compensation Committee structured the fiscal year 2022 compensation of our NEOs as follows:

Element	Type	Recipients	Terms
Base Salary	Cash	All NEOs	▪Fixed amount of compensation for performing day-to-day responsibilities. ▪NEOs are generally eligible for annual increases.
Annual Incentives and Bonuses	Cash; Restricted Stock Awards (RSAs)	All NEOs
▪Competitively-based annual incentive awards for achieving short-term financial goals (such as annual adjusted income and net sales targets) and other strategic objectives. The Compensation Committee may also award discretionary cash or RSA bonuses for exceptional performance, extraordinary efforts or milestone company events.

Performance Long- Term Incentives	Performance Restricted Stock Awards (Performance RSAs)	All NEOs
▪Performance RSAs vest at the end of a three-year performance period.
▪Performance RSA goals are competitively designed to achieve long-term financial goals (such as cumulative adjusted earnings per share and relative total shareholder return performance metrics) and other strategic objectives.

Time-Vested Long- Term Incentives	Time-Vested RSAs	All NEOs (other than CEO)	▪Time-Vested RSAs vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.
Other	Perquisites	All NEOs	▪Very limited perquisites.
Beginning in fiscal year 2020, pursuant to the Employment Agreement, our CEO’s long-term incentive compensation structure consists of only awards based on performance goals and multi-year performance periods, and no such awards are time-vested. For additional information regarding the Employment Agreement, see “Executive Compensation Tables – Employment Agreement with our CEO.”
Additionally, the Company’s policy is to provide severance arrangements for its executive officers, including our other NEOs (each, the “Severance Agreement”). The Employment Agreement and the Severance Agreement with our other NEOs provide certain severance and retirement benefits for our CEO and those NEOs, respectively. For additional information regarding the Employment Agreement and the Severance Agreement and potential severance and retirement payments, see “Potential Post-Termination Benefits for our NEOs” and “Executive Compensation Tables - Potential Payments Upon Termination or Change of Control.”
Overview of Compensation Practices
Oversight of Our Executive Compensation Program
The Compensation Committee oversees the compensation of our NEOs and is composed entirely of independent Directors, as defined under the listing standards of NASDAQ. The Compensation Committee is responsible for evaluating the CEO’s performance in light of the goals and objectives of the Company. It also makes compensation recommendations with respect to our other NEOs, including approval of awards for incentive compensation and equity-based plans. The Compensation Committee and the Governance Committee also assist the Board of Directors in developing succession planning for our NEOs.

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EXECUTIVE COMPENSATION
The Role of the CEO in Determining Other NEOs’ Compensation
The Compensation Committee, working with the CEO, evaluates and approves all compensation regarding our other NEOs. Our other NEOs report directly to our CEO who supervises the day-to-day performance of those officers. Accordingly, the CEO establishes the criteria and any targets used to determine bonuses, including the other NEOs’ individual performance and Company-based performance factors, and makes recommendations to the Compensation Committee regarding salaries, bonuses and equity awards for the other NEOs. The Compensation Committee strongly considers the compensation recommendations and the performance evaluations of the CEO in making its decisions and any recommendations to the Board of Directors with respect to the other NEOs’ compensation, incentive compensation plans and equity-based plans that are required to be submitted to the Board. In deliberations or approvals regarding the compensation of the other NEOs, the Compensation Committee may elect to invite the CEO to be present but not vote. In any deliberations or approvals of the Compensation Committee regarding the CEO’s compensation, the CEO is not invited to be present.
Objective of Our Compensation Program
Our compensation program is designed to attract, motivate and retain key associates and to align the long-term interests of the NEOs with those of our shareholders. We believe that our compensation programs should be appropriately tailored to encourage our executive officers to grow our business, but not encourage them to do so in a way that poses unnecessary or excessive material risk to the Company. The philosophy that the Compensation Committee uses to set executive compensation levels and structures is based on the following principles:
▪compensation for our NEOs should be linked to performance;
▪a higher percentage of compensation should be performance-based as an executive officer’s range of responsibility and ability to influence the Company’s results increase;
▪compensation should be competitive in relation to the marketplace and in consideration of sources of talent, experience and industry expertise; and
▪outstanding achievement should be recognized.
Compensation Consultant and Other Advisors
The Compensation Committee has the independent authority to hire compensation, accounting, legal, or other advisors. In connection with any such hiring, the Compensation Committee can determine the scope of the consultant’s assignments and their fees. The scope of a consultant’s services may include providing the Compensation Committee with data regarding compensation trends, assisting the Compensation Committee in the preparation of market surveys or otherwise helping it evaluate compensation decisions.
The Compensation Committee retained FW Cook as its independent compensation consultant to assist in the evaluation of the compensation packages of our CEO and other NEOs for fiscal year 2022. FW Cook works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in meeting its responsibilities. During fiscal year 2022, FW Cook assisted the Compensation Committee and the Board in evaluating and setting the base salaries for our NEOs, the performance targets for the NEOs annual and long-term incentive awards, an analysis of the peer group as described below, including the competitive position of our NEOs’ compensation and an analysis of the Directors’ compensation. FW Cook has not performed any other services for the Company nor undertaken any projects on behalf of management. The Compensation Committee has determined that FW Cook had no conflicts of interest relating to its engagement by the Compensation Committee.
Competitive Pay Position for our NEOs
To assist in setting appropriate compensation for our NEOs, the Compensation Committee analyzed competitive market conditions drawing from third-party compensation surveys and publicly available executive compensation data. The Compensation Committee also evaluated compensation trends and market practice in setting the compensation of our NEOs. Furthermore, the Compensation Committee used compensation data for similar positions in a peer group analysis as a guide to setting fiscal year 2022 compensation for our NEOs, including setting the compensation of Mr. Osberg, as CFO. We believe that a peer group analysis permits the Compensation Committee to assess an appropriate total value and mix of pay for our NEOs and to set the compensation of our NEOs in a manner that is competitive in relation to the marketplace and in consideration of sources of talent, experience and industry expertise. Accordingly,

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EXECUTIVE COMPENSATION
the Compensation Committee, in consultation with FW Cook, annually reviews and approves a peer group list for consideration in determining the total compensation of our NEOs (the “Compensation Peer Group”). There were no changes to the Compensation Peer Group for fiscal year 2022, which consisted of the following 15 companies:

The Clorox Co. Church & Dwight Co. Inc. Coty Inc. Edgewell Personal Care Company Energizer Holdings, Inc.	La-Z-Boy Incorporated Lifetime Brands, Inc. Newell Brands, Inc. Nu Skin Enterprises, Inc. Prestige Brands Holdings, Inc.	Revlon Inc. Spectrum Brands Holdings Inc. Tempur Sealy International Inc. Tupperware Brands Corp Yeti Holdings

In compiling the Compensation Peer Group, the Compensation Committee considered management input and the input of its independent compensation consultant. The Compensation Peer Group includes a mix of companies identified as being within our peer group by proxy advisors or recommended by our compensation consultant or management. The organizations ultimately included in the Compensation Peer Group were chosen because they are a source of talent, are within the general industry of the Company and have comparable revenues, are competitors of the Company or have similar distribution channels as the Company. The Compensation Committee screened companies included in the Compensation Peer Group with a focus on including those with revenues of one-third to three times the revenue of the Company. The Compensation Committee supplements this analysis with additional market information with respect to our CEO’s role and external opportunities potentially available to our CEO.
While the Compensation Committee used the peer group analysis, market data and compensation survey data as a guide to understand the range of compensation opportunities in setting fiscal year 2022 compensation for our NEOs, it did not tie our NEOs’ compensation to specific market percentiles. In addition, the actual total compensation and/or amount of each compensation element may be more or less than peers because of factors like expertise, performance, and responsibilities. In setting compensation for fiscal year 2022, the Compensation Committee considered the following:
▪For Mr. Mininberg, the Compensation Committee considered his extraordinary efforts and leadership as our CEO, as well as his extensive industry experience and expertise, that have led to strong growth in the revenue, income, cash flow and market capitalization of the Company during his tenure. The Compensation Committee views Mr. Mininberg’s role as involving greater scope and complexity than similar positions at companies in the Compensation Peer Group and believes his performance is above the median level of similar positions at companies in the Compensation Peer Group.
▪In determining target compensation for our other NEOs in fiscal year 2022, including setting the compensation of Mr. Osberg, as CFO, the Compensation Committee considered the recommendation of the CEO, input from the Compensation Peer Group analysis prepared by FW Cook, data prepared on relative pay for performance within our Compensation Peer Group, market data, compensation survey data and compensation trends, as well as factors such as expertise, performance and responsibilities. The Compensation Committee also set Mr. Osberg’s performance-based compensation that is at risk so that the target mix of performance-based compensation as a percentage of total target compensation for fiscal year 2023 is substantially similar to our former CFO’s target pay mix for fiscal year 2022.
As such, the Compensation Committee considers fiscal year 2022 total compensation for our NEOs to be an appropriate total level and mix of pay in light of the competitive market for executive level talent that can provide innovative leadership and perform demanding roles leading large global organizations. The Compensation Committee believes the compensation programs of the Company’s NEOs are closely aligned with the interests of the shareholders and reflective of the competitive marketplace for executive level talent with similar industry experience and expertise.

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EXECUTIVE COMPENSATION
Our Pay Practices and Corporate Governance
A summary of our current pay practices includes the following:

WHAT WE DO	WHAT WE DO NOT DO

  Pay for Performance – We heavily link our executive compensation program to the Company’s operating performance and the Compensation Committee’s evaluation of individual performance. We ensure that a significant portion of our NEOs’ compensation opportunities are performance-based. The amount of the payout to our NEOs is contingent on the degree to which the Company achieves pre-established performance goals that the Compensation Committee has determined are aligned with the Company’s short- and long-term operating and financial objectives.
  Focused Incentive Goals – Our annual and long-term incentive programs include multiple and rigorous performance goals that are not duplicative between short-term and long-term incentive awards. Long-term awards are measured over a three-year period. By using different performance measures in our annual cash incentive program and our long-term stock incentive program, we mitigate the risk that our NEOs would be motivated to pursue results with respect to one performance measure to the detriment of the Company as a whole.
  Limitation of Employment Term for our CEO –Our CEO’s Employment Agreement has a termination date of February 29, 2024, subject to an agreed-upon extension or earlier termination by either party.

   No Incentive Compensation Performance Goals that Would Encourage Unnecessary or Excessive Risk Taking - Our annual and long-term incentive programs are designed to incorporate performance criteria that promote our short-term and long-term business strategies, build long-term shareholder value and discourage excessive risk-taking.
   No Pledging of Common Stock - Our Insider Trading Policy prohibits Board members and our NEOs from pledging Common Stock. None of our Directors or executive officers has any existing pledging arrangements.
   No Use of Common Stock as Collateral for Margin Loans - Board members and our NEOs are prohibited from using Common Stock as collateral for any margin loan.
   No Excessive Perquisites – We provide only a limited number of perquisites and supplemental benefits to attract talented executives to the Company and to retain our current executives.
   No Hedging – Board members and our NEOs are prohibited from engaging in transactions (such as trading in options) designed to hedge against the value of the Company’s Common Stock, which would eliminate or limit the risks and rewards of the Common Stock ownership.

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EXECUTIVE COMPENSATION

WHAT WE DO	WHAT WE DO NOT DO

 Compensation Recoupment Policies – In order to discourage excessive risk-taking and misconduct on the part of the executive officers, each of our annual cash incentive plan and our stock incentive compensation plans include a clawback provision and is subject to our clawback policy.
 Annual Shareholder “Say on Pay” – Because we value our shareholders’ input on our executive compensation programs, our Board has chosen to provide shareholders with the opportunity each year to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs in our Proxy Statement.
 Limitation on Employment Contracts – We employ all of our NEOs, other than our CEO, on an at-will basis. Each executive officer has post-termination and non-competition obligations with the Company pursuant to which the executive officer has agreed that he will not participate in a business that competes with us for a defined period of time.
 Stock Ownership Guidelines – Our executive officers are subject to certain stock ownership and holding requirements. The CEO is required to own Common Stock equal in value to at least four times annual salary, the CFO and COO are required to own Common Stock equal in value to at least two times annual salary and the CLO is required to own Common Stock equal in value to at least one times annual salary.

   No Speculative Trading – Board members and our NEOs are prohibited from short-selling the Common Stock, buying or selling puts and calls of the Common Stock, or engaging in any other transaction that reflects speculation about the Common Stock price or that might place their financial interests against the financial interests of the Company.
   No Unapproved Trading Plans – Board members and our NEOs are prohibited from entering into securities trading plans pursuant to SEC Rule 10b5-1 without pre-approval; further, no Board member or any executive officer may trade in our Common Stock without pre-approval.

On December 4, 2020, the Company entered into the Employment Agreement with Mr. Mininberg, which became effective on March 1, 2021. For further information regarding the Employment Agreement including compensatory terms, see “Executive Summary” and “Executive Compensation Tables - Employment Agreement with our CEO.” No other NEO is party to an employment agreement. The NEOs’ compensation is reviewed and determined by the Compensation Committee on an annual basis, subject, in the case of Mr. Mininberg, to the terms of the Employment Agreement. The Compensation Committee may also review an executive officer’s compensation if that executive officer is promoted or experiences a change in responsibilities.
Pay for Performance
Total compensation for our NEOs varies with both individual performance and the Company’s performance in achieving financial and non-financial objectives. Each NEO’s compensation is designed to reward his contribution to the Company’s results and objectives. The Compensation Committee believes that a significant portion of compensation to our NEOs should be at risk based on the financial performance of the Company and the individual performance of the executive. The Compensation Committee also believes that performance-based compensation should promote both a near- and long-term outlook. As a result, our NEOs are eligible to earn a performance-based cash annual incentive award and long-term performance-based awards. Beginning in fiscal year 2020, 100% of our CEO’s target long-term incentive compensation was at risk consisting of only awards based on performance goals and multi-year performance periods and no long-term incentive awards of the CEO are time-vested. For fiscal year 2022 and the remaining term of the Employment Agreement, Mr. Mininberg’s performance compensation was, and will continue to be, based on a mix of equity and cash awards. Our former CFO’s long-term incentive compensation structure consisted of a mix of awards based on performance goals and multi-year performance periods (75% of total award) and time-vested RSA incentive awards (25% of total award).

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EXECUTIVE COMPENSATION
Mr. Grass retired as CFO effective November 1, 2021. Mr. Osberg was appointed as CFO effective November 1, 2021 and became eligible to receive a long-term incentive award as CFO beginning with the Company’s fiscal year 2023. Mr. Osberg’s long-term incentive compensation structure consists of a mix of awards based on performance goals and multi-year performance periods (75% of total award) and time-vested RSA incentive awards (25% of total award), consistent with our former CFO’s long-term incentive compensation structure.
The Compensation Committee uses targeted, performance-based compensation goals for our NEOs. Multiple performance criteria have been established for both annual performance awards (based on adjusted income and net sales targets) and long-term performance awards (based on cumulative adjusted earnings per share and relative total shareholder return targets and, prior to fiscal year 2021, adjusted cash flow productivity). These targets are designed to incorporate performance criteria that promote our short-term and long-term business strategies, build long-term shareholder value and discourage excessive risk-taking. The Compensation Committee also believes that performance-based compensation aligns our NEOs’ interests with our annual corporate goals and that a substantial majority of each NEO’s compensation should be performance-based considering the scope and level of his business responsibilities.
The following charts illustrate the total target compensation mix for our CEO and former CFO, but do not reflect actual compensation mix paid for fiscal year 2022. Approximately 87% of the CEO’s total target compensation mix, and approximately 62% of the former CFO’s total target compensation mix, represented performance-based compensation for fiscal year 2022.

CEO TARGET PAY MIX FISCAL YEAR 2022	FORMER CFO TARGET PAY MIX FISCAL YEAR 2022(1)

(1)Our former CFO, Mr. Grass, retired from the Company and was succeeded by Mr. Osberg, effective November 1, 2021. Mr. Osberg’s target mix of performance-based compensation as a percentage of total target compensation for fiscal year 2023 is substantially similar to our former CFO’s target pay mix for fiscal year 2022.
Elements of the Compensation Program for Our NEOs
Base Salary
We provide our NEOs with a base salary to provide a fixed amount of compensation for regular services rendered during the fiscal year. In addition, the Compensation Committee considers each executive’s job responsibilities, qualifications, experience, performance history and length of service with the Company and comparable salaries paid by our competitors.
The Employment Agreement set Mr. Mininberg’s salary at no less than $1,000,000 per year. In fiscal year 2022, the Compensation Committee approved a $150,000 increase to Mr. Mininberg’s base salary, effective March 1, 2021, based on discussion with FW Cook, review of data prepared on relative pay for performance within our Compensation Peer Group, his base salary remaining unchanged since the beginning of fiscal year 2020, and his demonstrated results. After the increase, our CEO’s base salary was $1,150,000 for fiscal year 2022. In connection with Mr. Osberg’s appointment as CFO, effective November 1, 2021, the Compensation Committee set his annual base salary at $550,000 based on the Compensation Peer Group analysis prepared by FW Cook, market data and the recommendation of the CEO. Mr. Osberg was not an executive officer prior to his appointment as CFO. The base salaries paid to our NEOs are presented in “Executive Compensation Tables - Summary Compensation Table.” The Compensation

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Committee believes these annual base salaries reflect the marketplace for executive level talent with the industry experience and expertise of Messrs. Mininberg, Osberg and Grass.

	FY 2022 Base Salary ($)	FY 2021 Base Salary ($)	% increase
Julien R. Mininberg	1,150,000	1,000,000	15%
Matthew J. Osberg	550,000	—	—%
Brian L. Grass	580,000	580,000	—%
Incentive Awards
The Compensation Committee designed our NEOs compensation packages to include a balance of short-term incentive compensation awarded on an annual basis and long-term incentive compensation measured over a three-year performance period. Multiple performance criteria have been established for both annual performance awards (based on adjusted income and net sales targets) and long-term performance awards (based on cumulative adjusted earnings per share and relative total shareholder return targets). For performance goals and adjustments that were reported in the Company’s fiscal year 2022 Annual Report on Form 10-K, the Compensation Committee reviewed the adjustments disclosed in periodic reports, and upon certification of performance results, had the ability to exercise negative discretion with respect to those awards as necessary to appropriately align compensation with performance. There was no negative discretion exercised with respect to the annual incentive results for fiscal year 2022 or the long-term incentive results for three year performance period ending on February 28, 2022.
ANNUAL INCENTIVE AWARDS
The Compensation Committee believes that performance-based awards align our executives’ interests with our annual corporate goals and are important to the success of the Company. Accordingly, each NEO is entitled to receive an annual incentive bonus, subject to the achievement of specific performance conditions that are not duplicative of the performance conditions of the long-term incentive awards. The Compensation Committee also based the annual incentive award on two performance measures, which are intended to measure identified short term goals of the Company. The Compensation Committee reevaluates and establishes the performance measures for all our NEOs on an annual basis to reflect shareholder input, an analysis of the Compensation Peer Group and changes in market trends. Under the Employment Agreement, Mr. Mininberg’s annual performance bonus maximum is 160% of his annual performance bonus target and was $3,680,000 for fiscal year 2022. The Compensation Committee determines the performance goals and other terms for the annual performance incentive. Additionally, in connection with the making of any grant, the Compensation Committee may increase or decrease targets, thresholds or maximums for these awards.
The fiscal year 2022 annual incentive opportunity was based on the achievement of adjusted income and net sales targets, with no annual incentive award to be paid if the threshold adjusted income target was not met. In calculating adjusted income, the Compensation Committee determined that it would be based on the adjusted income of the Company, as reported in the Company’s fiscal year 2022 Annual Report on Form 10-K. For fiscal year 2022, adjusted income was defined as GAAP net income, excluding the after-tax impacts of acquisition-related expenses, Environmental Protection Agency (“EPA”) compliance costs, restructuring charges, amortization of intangible assets and non-cash share-based compensation. The Compensation Committee values both adjusted income and net sales goals as important to the Company’s success.
The adjusted income and net sales targets are subject to adjustment in the event the Company or any of its subsidiaries divests any of its stock or assets. Additionally, the Company’s actual results measured to determine the achievement of these targets are subject to adjustment in the event the Company completes an acquisition of any stock or assets. Accordingly, the results of operations attributed to divestitures and acquisitions are effectively excluded from determining whether performance goals have been achieved. The Compensation Committee believes these adjustments properly modify performance results under the 2011 Bonus Plan to account for the impact of divestitures and acquisitions.
In fiscal year 2020, the Company committed to a plan to divest certain assets within its Beauty segment’s mass channel personal care business, which included liquid, powder and aerosol products under brands such as Pert, Brut, Sure and Infusium (“Personal Care”). During fiscal year 2022, the Company completed the sale of its North America Personal Care business and continued to pursue selling the remaining Latin

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EXECUTIVE COMPENSATION
America and Caribbean Personal Care businesses. Subsequent to its fiscal year 2022 year-end, the Company completed the sale of the Latin America and Caribbean Personal Care businesses. As a result of the sale of the North America Personal business, the Compensation Committee revised the fiscal year 2022 targets for adjusted income and net sales to exclude the Personal Care business. For fiscal year 2022, the Compensation Committee set the threshold, target and maximum adjusted income and net sales values excluding the Personal Care business at the following levels:

Performance Metric	Threshold	Target	Maximum	Weighting
Adjusted Income	$257.7 million	$286.3 million	$312.1 million	80%
Net Sales	$1.891 billion	$2.033 billion	$2.175 billion	20%
Eighty percent (80%) of the annual incentive award is based on the achievement of the adjusted income performance measure and twenty percent (20%) is based on the achievement of the net sales performance measure. The Compensation Committee placed a higher weight on the adjusted income goal over the net sales goal because it believes that adjusted income is the most relevant and significant factor in measuring our performance. Additionally, the emphasis on the adjusted income metric reflects the importance the Board places on achieving profitability through disciplined business expansion and expense management. If the adjusted income threshold had not been achieved, because of the importance the Compensation Committee places on adjusted income, no annual incentive would have been earned or payable with respect to fiscal year 2022. The Compensation Committee sets targets after considering the Company’s fiscal year 2022 budgeted adjusted income and net sales amounts excluding the Personal Care business. Target adjusted income and target net sales were set at 100% of budget.
Depending upon the achievement of the above performance goals, for fiscal year 2022, our CEO was eligible for a cash payout under the 2011 Bonus Plan targeted at 200% of his base salary ($2,300,000) with a maximum payout of $3,680,000 (160% of target amount) and a threshold payout of 50% of the target amount.
For fiscal year 2022, Mr. Osberg’s annual incentive award was pro-rated for the grant he received in his prior role as Senior Vice President and for the grant he received when appointed as CFO on November 1, 2021. The pro-ration was calculated based on the number of days he served in each role using his base salary in each role and the associated payout percentage for each role. For further information regarding Mr. Osberg’s fiscal year 2022 annual incentive award, see “Executive Compensation Tables - Grants of Plan-Based Awards in Fiscal Year 2022.” The annual incentive threshold, target and maximum award for Mr. Osberg (from the date he was appointed as CFO) and Mr. Grass are based upon a percentage of such respective executive officer’s base salary for fiscal year 2022, as follows:

Name	Threshold	Target	Maximum
Mr. Osberg	37.5%	75%	150%
Mr. Grass	37.5%	75%	150%
For adjusted income and net sales results that fall between either the threshold and the target or the target and maximum values, the payout percentage of the award of each NEO is calculated as a percent of the target amount using a non-linear curve. Additionally, none of our NEOs are entitled to that portion of the bonus attributed to any performance measure if the threshold amount associated with such performance measure is not achieved.
For fiscal year 2022, excluding the financial results of the Personal Care business and from the Osprey acquisition, the Company’s adjusted income was $296.0 million, representing 103.4% of the target measure and resulting in a payout percentage relating to that target of 137.3%, and the Company’s net sales were $2,164.9 million, representing 106.5% of the target measure and resulting in a payout percentage relating to that target of 193.0%.

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Performance Metric	Weighting	Threshold	Target	Maximum	Performance as % of Target	Payout Percentage
Adjusted Income	80%	$257.7 million	$286.3 million	$312.1 million

					103.4%	137.3%

Net Sales	20%	$1.891 billion	$2.033 billion	$2.175 billion
					106.5%	193.0%
As a result, the Compensation Committee determined the NEOs had earned the following:

Name	Annual Incentive Paid	Blended Percentage of Target
Mr. Mininberg	$3,380,381	148.4%	(1)
Mr. Osberg	$156,373	148.4%	(2)
Mr. Grass	$—	—%	(3)
(1)Mr. Mininberg’s annual incentive award is capped at $3,680,000, or 160% of target, pursuant to the Employment Agreement.
(2)Mr. Osberg’s fiscal year 2022 annual incentive award paid represents the pro rata amount earned while serving as CFO, based on the his base salary and terms of his annual incentive compensation while serving in that role. Mr. Osberg was appointed CFO on November 1, 2021. For further information regarding Mr. Osberg’s fiscal year 2022 annual incentive award, including the annual incentive award earned while serving in his prior role, Senior Vice President of Corporate Finance see “Executive Compensation Tables."
(3)Mr. Grass, our former CFO, retired effective November 1, 2021. Under the terms of his Severance Agreement, Mr. Grass was not entitled to any portion of his fiscal year 2022 annual incentive award upon his retirement. In December 2020, the Compensation Committee approved a transition assistance bonus opportunity for Mr. Grass equal to the pro rata portion of his fiscal year 2022 annual incentive award payable had his employment not been terminated. See “Transition Assistance Bonus for our Former CFO” below for additional information.
TRANSITION ASSISTANCE BONUS FOR OUR FORMER CFO
On December 4, 2020, the Compensation Committee approved an opportunity for Mr. Grass, our former CFO, to receive a transition assistance bonus in connection with his scheduled retirement on November 1, 2021. The transition assistance bonus awarded was subject to and in consideration of Mr. Grass's assistance with (1) interviewing and selecting a Chief Financial Officer to replace Mr. Grass after his scheduled retirement on November 1, 2021, and (2) transitioning Mr. Grass's duties as Chief Financial Officer to his successor. If Mr. Grass’s employment with the Company ended before November 1, 2021 or if he did not retire as CFO for any reason, he would not have been eligible to receive the transition assistance bonus. While Mr. Grass also received an annual incentive award grant for fiscal year 2022, under the terms of his Severance Agreement, he was not entitled to any portion of his fiscal year 2022 annual incentive award upon his retirement.
The transition assistance bonus is equal to the pro rata portion of the annual incentive payable under the 2011 Bonus Plan which the Compensation Committee of the Company, in its reasonable discretion, determined Mr. Grass would have received under the 2011 Bonus Plan for fiscal year 2022 had his employment not been terminated, based upon the actual performance of the Company at the end of fiscal year 2022. Accordingly, the performance goals and other terms for his transition assistance bonus was the same as the fiscal year 2022 annual performance incentive as described above under “Annual Incentive Award.” The transition assistance bonus of $433,972 was paid at the same time that such payment would have been made during Mr. Grass's regular employment with the Company.
LONG-TERM INCENTIVE AWARDS
The Compensation Committee believes that executive compensation should be linked, in part, to building long-term shareholder value. Additionally, equity-based compensation and ownership give our executives a continuing stake in the long-term success of the Company. These objectives are met by providing long-term incentives in the form of equity-based awards, such as Performance Restricted Stock Awards

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EXECUTIVE COMPENSATION
(“Performance RSAs”) and Restricted Stock Awards (“RSAs”). For fiscal 2002, the long-term incentive awards granted to executives included the following:
▪In fiscal year 2022, pursuant to the Employment Agreement, our CEO’s long-term incentive compensation structure consisted of only awards based on performance goals and multi-year performance periods. The target long-term performance incentive for our CEO under the Employment Agreement, was set at $5,200,000 and the maximum equity award is $10,400,000 (200 percent of the target award amount), or the value of the Common Stock that may be granted to a participant under the 2018 Stock Plan, if that value is lower. Under the Employment Agreement, no long-term incentive awards of the CEO are time-vested.
▪In fiscal year 2022, Mr. Grass’s, our former CFO’s, long-term incentive compensation structure consisted of a mix of awards based on performance goals and multi-year performance periods (75% of total award) and time-vested RSA incentive awards (25% of total award). Consistent with fiscal year 2021, the Compensation Committee set Mr. Grass’s target long-term incentive at $1,530,000 for fiscal year 2022, of which 75% consisted of awards based on performance goals and multi-year performance periods and 25% consisted of time-vested RSAs, which vest over a three-year period with equal (50%) vesting on March 1, 2023 and March 1, 2024. The delayed vesting of the time-based equity awards for our CFO requires continuous service over multiple years. Mr. Grass retired as CFO effective November 1, 2021. Under his Severance Agreement, in the event of a retirement termination of employment, he is eligible for the continued vesting of a pro rata portion of any unvested tranche of time-vested RSAs granted at least six months prior to his date of retirement. See “Executive Compensation Tables - Potential Payments Upon Termination or Change of Control - Separation Payments and Benefits to Mr. Grass” for additional information.
▪Mr. Osberg was appointed as CFO effective November 1, 2021 and became eligible to receive a long-term incentive award as CFO beginning with the Company’s fiscal year 2023. Mr. Osberg’s long-term incentive compensation structure consists of a mix of awards based on performance goals and multi-year performance periods (75% of total award) and time-vested RSA incentive awards (25% of total award), consistent with our former CFO’s long-term incentive compensation structure. Mr. Osberg’s fiscal year 2022 long-term incentive awards were granted before he was appointed as CFO and in his prior role as a senior vice president of the Company. For further information regarding Mr. Osberg’s fiscal year 2022 long-term incentive awards, see “Executive Compensation Tables - Grants of Plan-Based Awards in Fiscal Year 2022.”
For the long-term incentive awards based on performance targets, the Compensation Committee established what it believes are rigorous goals that are not duplicative between short-term and long-term incentive awards. The Company granted equity awards to its NEOs and to key associates pursuant to the 2018 Stock Plan. The Compensation Committee determines the performance goals and other terms for the long-term performance incentive for the NEOs. Additionally, in connection with the making of any grant, the Compensation Committee may increase or decrease targets, thresholds or maximums for any of these awards granted to the NEOs. For more information regarding the Company’s long-term equity compensation, see “Executive Compensation Tables - Equity Compensation Plan Information - 2018 Stock Plan.”
In furtherance of the above objectives, with respect to fiscal year 2022, Messrs. Mininberg and Grass were eligible to receive a performance-based long-term incentive award for a three-year performance period ending February 29, 2024 (the “Fiscal Year 2022 Long-Term Incentive Grant”), pursuant to the 2018 Stock Plan. The Fiscal Year 2022 Long-Term Incentive Grant is based on the achievement of cumulative adjusted earnings per share (as described below) and relative total shareholder return targets. Fifty percent (50%) of the Fiscal Year 2022 Long-Term Incentive Grant is based on the cumulative adjusted diluted EPS performance measure and fifty percent (50%) of the Fiscal Year 2022 Long-Term Incentive Grant is based on the achievement of the relative total shareholder return performance measure. The comparison group for purposes of the relative total shareholder return measure is the Compensation Peer Group for fiscal year 2022.

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The threshold, target and maximum awards for the Performance RSA portion of the Fiscal Year 2022 Long-Term Incentive Grant are as follows:

Name	Grant Type	Threshold Shares (#)	Grant Date Fair Value ($)	Target Shares (#)	Grant Date Fair Value ($)	Maximum Shares (#)	Grant Date Fair Value ($)
Mr. Mininberg	Performance RSA	12,026	$2,600,000	24,051	$5,200,000	48,102	$10,400,000
Mr. Grass	Performance RSA	2,654	$573,750	5,307	$1,147,500	10,614	$2,295,000
Adjusted diluted EPS is calculated by dividing adjusted income by the number of diluted shares outstanding for each fiscal year. The cumulative adjusted EPS metric is calculated as the sum of adjusted diluted EPS for each year in the performance period. The adjusted income metric is determined in the same manner as the adjusted income metric in each NEO’s annual incentive award, as described above, other than the results relating to acquisitions during the performance period, which are included in the results for purposes of achieving the long-term incentive targets. The Compensation Committee used cumulative adjusted diluted EPS because it believes it is viewed by our shareholders as an important reflection of the Company’s financial health and it measures how the Company is performing with respect to profitability and value creation.
The Compensation Committee chose the relative total shareholder return metric because it provides a direct link between each NEO’s compensation and shareholder results, allowing their performance to be judged in comparison to peer group performance, while also allowing positive and negative adjustments for unexpected market conditions. The relative total shareholder return metric makes the performance of the Company’s Common Stock a targeted incentive. Before fiscal year 2021, the Compensation Committee used an adjusted cash flow productivity measure as an additional performance metric for long-term incentive grants to the NEOs. The Compensation Committee, after consideration of input from FW Cook, determined not to use this metric on a prospective basis beginning with the performance-based long-term incentive award grants for the three-year performance period ending February 28, 2023 because it believed that the adjusted cash flow productivity would be volatile in uncertain environments and the other metrics were more closely aligned with shareholder interests.
Due to the importance of each of the cumulative adjusted EPS and relative total shareholder return metric to the Company’s shareholders over the long-term, the Compensation Committee elected to weigh each metric equally in the determination of each NEO’s long-term incentive award. No NEO is entitled to that portion of the award attributed to any performance measure if the threshold amount associated with such performance measure is not achieved.
In fiscal year 2020, our then NEOs received a long-term incentive award consisting of Performance RSAs under the 2018 Stock Plan, with a three-year performance period that ended on February 28, 2022 (the “Fiscal Year 2020 Long-Term Incentive Grant”) with the following targets:

NEO	Grant Type	Threshold Shares (#)	Grant Date Fair Value ($)	Target Shares (#)	Grant Date Fair Value ($)	Maximum Shares (#)	Grant Date Fair Value ($)
Mr. Mininberg	Performance RSA	23,455	$2,600,000	46,910	$5,200,000	93,820	$10,400,000
Mr. Grass	Performance RSA	2,774	$307,500	5,548	$615,000	11,096	$1,230,000
Pursuant to the terms of the Fiscal Year 2020 Long-Term Incentive Grant, the amount of the long-term incentive award paid is determined based on the achievement of cumulative adjusted EPS, adjusted cash flow productivity and relative total shareholder return targets. Adjusted EPS is defined as Adjusted Income as reported in the Company’s annual report on Form 10-K (“Adjusted Income”), divided by weighted average diluted shares outstanding. Adjusted cash flow productivity is calculated by dividing (1) net cash provided by operating activities of the Company, less capital and intangible asset expenditures, plus pre-tax cash adjustments included in Adjusted Income, by (2) Adjusted Income minus after-tax amortization of intangible assets and non-cash share-based compensation, provided that for purposes of calculating the amount of the capital and intangible assets expenditures in (1) above, if the Company incurs capital expenditures for the purchase or construction of a new facility in any such fiscal year (excluding capital expenditures arising solely from the purchase of a facility in connection with an acquisition), then the total capital and intangible asset expenditures shall not exceed $25 million in such fiscal year of expenditure. In addition, pursuant to the terms of the Fiscal Year 2020 Long-Term Incentive Grant, if at any time during the performance period, the Company divests any companies, businesses, or other assets, the Company will, prior to the Compensation Committee’s determination of the attainment level of the Performance

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Goals, (1) exclude the results of operations of the divested companies, businesses or other assets when calculating or determining the achievement of the Performance Goals; and (2) adjust the Performance Goals to proportionately account for the divested company, business or other asset.
As a result of the sale of the North America Personal Care business, the Company revised the Fiscal Year 2020 Long-Term Incentive Grant targets for cumulative adjusted EPS to exclude the Personal Care business. Such revised targets for cumulative adjusted EPS were approved by the Compensation Committee. In addition, capital and intangible asset expenditures were capped at $25 million for fiscal year 2022 in calculating adjusted cash flow productivity as the Company incurred capital expenditures for the construction of a new distribution center during fiscal year 2022.
Fifty percent (50%) of the Fiscal Year 2020 Long-Term Incentive Grant was based on the achievement of the cumulative adjusted earnings per share performance measure, twenty-five percent (25%) of the Fiscal Year 2020 Long-Term Incentive Grant was based on the achievement of the adjusted cash flow productivity performance measure and twenty-five percent (25%) of the Fiscal Year 2020 Long-Term Incentive Grant was based on the achievement of the relative total shareholder return performance measure. The comparison group for purposes of the relative total shareholder return measure was the compensation peer group approved for fiscal year 2020.
In April 2022, the Compensation Committee certified the level of attainment of established performance goals for the Fiscal Year 2020 Long-Term Incentive Grant. For the three fiscal years ending February 28, 2022, our cumulative adjusted EPS, excluding the Personal Care business, was $31.93, representing 124.7% of the target measure and resulting in a payout percentage relating to that target of 200%. Additionally, our adjusted cash flow productivity over the three-year period was 87.5%, representing 97.2% of the target measure and resulting in a payout percentage relating to that target of 87.4%. Finally, our relative total shareholder return over the three-year period was at the 79th percentile of the comparative peer group, representing 158.0% of the target measure and resulting in a payout percentage relating to that target of 200%.
As a result, the Compensation Committee determined our NEOs had earned the number of shares of Common Stock subject to Performance RSAs reflected in the following table with respect to the fiscal year 2020 Performance RSA grant under the 2018 Stock Plan:

NEO	Grant Type	Shares (#)	Blended Payout Percentage	Market Value at February 28, 2022 ($)
Mr. Mininberg	Performance RSA	80,615	171.8	$16,580,087
Mr. Grass	Performance RSA	9,534	171.8	$1,960,858
COMPANY ACHIEVEMENT AWARDS
In recognition of the Company exceeding $2 billion in net sales revenue in fiscal year 2021, as well as to continue to support ownership of the Company’s stock by its associates, on May 19, 2021, a one-time discretionary RSA award bonus of 30 shares of Common Stock was granted to all associates, including the NEOs. The RSAs vest equally over a three-year period. For further information, see "Executive Compensation Tables."
Limited Perquisites and Other Personal Benefits Provided to Our NEOs
Our NEOs are entitled to participate in various benefit plans available to all full-time associates of the Company, such as a 401(k) plan (including matching contributions), group medical, group life and group dental insurance, as well as vacation and paid holidays. We believe these benefits are comparable to those provided at other companies. In addition, the Company pays or reimburses our NEOs for reasonable travel and other expenses incurred by them in performance of their obligations.
Potential Post-Termination Benefits for our NEOs
The Compensation Committee believes the severance and retirement provisions of the Employment Agreement and the Severance Agreement are a competitive compensation element in the executive labor market and are more beneficial to the Company and its shareholders than conducting an individual negotiation with the NEO in the event of a termination of his employment. The Compensation Committee believes the change of control severance benefits provide incentive for our NEOs to fully consider

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potential changes that are in the best interest of the Company and our shareholders, even if such changes would result in the executive’s termination. The Compensation Committee views these amounts as reasonable and appropriate for the NEOs, who may not be in a position to obtain comparable employment following a change of control. As noted above, the Employment Agreement limits the potential severance payable to our CEO over the term of the Employment Agreement for the termination events. For further information, see “Executive Compensation Tables - Potential Payments Upon Termination or Change of Control - Employment Agreement with our CEO and Severance Agreement with our CFO.”
Retirement benefit provisions are included in the Employment Agreement and the Severance Agreement. The Compensation Committee believes these retirement provisions further strengthen each NEO’s commitment to high performance standards by maintaining a focus on the long-term performance of the Company, covering periods even following their retirement. The Company competes for executives in a highly competitive market in which companies routinely offer similar benefits to senior executives. As a result, the Compensation Committee views these amounts as reasonable and appropriate for its NEOs, and are a competitive compensation element in the current executive labor market.
Fiscal Year 2023 Compensation
The Compensation Committee approved certain changes to the NEO’s compensation for fiscal year 2023. A summary of these changes include:
Chief Executive Officer
Under Mr. Mininberg's Employment Agreement, the Compensation Committee is required to evaluate our CEO's base salary on an annual basis. On February 28, 2022, the Compensation Committee approved a $100,000 increase to our CEO’s base salary and an increase of $1,500,000 to his target long-term incentive performance award under the Company’s 2018 Stock Incentive Plan, both of which were effective March 1, 2022. These increases were based on discussion with FW Cook, review of data prepared on relative pay for performance within our Compensation Peer Group, and his demonstrated results. After these increases, our CEO’s base salary will be $1,250,000 for fiscal year 2023, and his target long-term incentive performance award will be $6,700,000.
Chief Legal Officer
The Board of Directors appointed Ms. Judge to serve as CLO, effective March 1, 2022. As compensation for her service as CLO, effective March 1, 2022, Ms. Judge will receive compensation as follows:
▪an annual base salary of $475,000;
▪eligibility to receive an annual performance bonus payable in cash at a target of 60% of her base salary under the Company’s 2011 Bonus Plan; and
▪eligibility to receive a long-term incentive awards under the Company’s 2018 Stock Incentive Plan. Ms. Judge’s first grant of long-term incentive awards as CLO occurred on March 1, 2022 at a target of $800,000, consisting of awards based on performance goals and multi-year performance periods ( 75% of total award) and time-vested RSAs (25% of total award).
On May 17, 2022, the Company entered into a Severance Agreement with Ms. Judge, which provides certain benefits to Ms. Judge if her employment is terminated under certain qualifying events and is in substantially the same form as the Severance Agreement it has entered into with the Company’s CFO.
Chief Operating Officer
The Board of Directors appointed Ms. Geoffroy to serve as COO, effective May 9, 2022. For her service as COO, effective May 9, 2022, Ms. Geoffroy will receive compensation as follows:
▪an annual base salary of $575,000;
▪eligibility to receive an annual performance bonus payable in cash at a target of 90% of her base salary under the Company’s 2011 Bonus Plan;
▪eligibility to receive long-term incentive awards under the Company’s 2018 Stock Incentive Plan at a target of $1,100,000, consisting of awards based on performance goals and multi-year performance periods (75% of total award) and time-vested RSAs (25% of total award) with the first grant of long-term incentive awards at this level on May 9, 2022, prorated for the remaining fiscal year; and

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▪a one-time sign-on long-term incentive award grant under the Company’s 2018 Stock Incentive Plan of $800,000, consisting of time-vested RSAs.
On May 17, 2022, the Company entered into a Severance Agreement with Ms. Geoffroy, which provides certain benefits to Ms. Geoffroy if her employment is terminated under certain qualifying events and is in substantially the same form as the Severance Agreement it has entered into with the Company’s CFO.
Stock Ownership Guidelines of our NEOs
Our NEOs are subject to stock ownership and holding requirements, which are monitored by the Compensation Committee. Under our stock ownership guidelines, (1) our CEO is required to own Common Stock equal in value to at least four times his annual salary; (2) our CFO and COO are required to own Common Stock equal in value to at least two times their respective annual salary; and (3) our CLO is required to own Common Stock equal in value to at least one times her annual salary.
Under our guidelines, share ownership excludes:
▪restricted shares or restricted stock units that remain subject to achievement of performance goals or unearned performance awards; and
▪underlying stock options, whether or not in-the-money or shares otherwise subject to a right to acquire except to the extent described below.
Our guidelines include the following as share ownership:
▪restricted shares and shares deliverable upon settlement of restricted or unrestricted stock units other than awards that remain subject to achievement of performance goals, as described above;
▪shares owned indirectly, if the individual has an economic interest in the shares; and
▪shares owned through savings plans, deferred compensation plans, or acquired through the employee stock purchase plan.
The Compensation Committee will review stock ownership levels as of May 31 of each calendar year based on the average end-of-quarter fair market value of the Company’s common shares over the trailing four quarters. Executives who are subject to our stock ownership guidelines are required to reach the applicable ownership level within five years after first becoming subject to the guidelines. If an NEO becomes subject to a greater required ownership level, due to promotion or an increase in base salary, the NEO is expected to meet the higher ownership threshold within three years.
Until an executive reaches the applicable milestone, he or she must hold and may not sell any shares (except to meet tax withholding obligations). Once the ownership level is met, he or she must hold and may not sell shares if doing so would cause his or her ownership to fall below that level. Although the Company does not require its executive officers to hold Common Stock for specified periods of time, we believe that the above holding requirements result in the ownership by our executives of significant amounts of Common Stock for substantial periods of time and align the interests of our executives with those of our shareholders. Our NEOs are in compliance with our stock ownership and holding requirements. For further information on our NEOs’ stock ownership, please see “Ownership of Our Stock - Security Ownership of Certain Beneficial Owners and Management” and for further information on our NEOs’ outstanding equity awards, please see “Executive Compensation Tables - Outstanding Equity Awards at Fiscal Year-End 2022.”
Prohibition on Pledging and Hedging and Restrictions on Other Transactions Involving Common Stock
Our Insider Trading Policy prohibits Board members and our NEOs from pledging Common Stock or using Common Stock as collateral for any margin loan. In addition, the Insider Trading Policy contains the following restrictions:
▪Board members and our NEOs are prohibited from engaging in transactions (such as trading in options) designed to hedge against the value of the Company’s Common Stock, which would eliminate or limit the risks and rewards of the Common Stock ownership;
▪Board members and our NEOs are prohibited from short-selling the Common Stock, buying or selling puts and calls of the Common Stock, or engaging in any other transaction that reflects speculation

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about the Common Stock price or that might place their financial interests against the financial interests of the Company;
▪Board members and our NEOs are prohibited from entering into securities trading plans pursuant to SEC Rule 10b5-1 without pre-approval; further, no Board member or any NEO may trade in our Common Stock without pre-approval; and
▪Board members and our NEOs may trade in Common Stock only during open window periods, and only after they have pre-cleared transactions.
Currently, none of our Directors or NEOs have any pledging arrangements in place involving Common Stock.
Tax Implications of Executive Compensation
Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that a publicly traded company may deduct for federal tax purposes in any one year with respect to certain of its executive officers. The Compensation Committee has considered and will continue to consider tax deductibility in structuring compensation arrangements. However, the Compensation Committee retains discretion to establish executive compensation arrangements that it believes are consistent with the principles described earlier and in the best interests of our Company and its shareholders, even if those arrangements may not be fully deductible under Section 162(m).
Compensation Risks
The Company has reviewed and assessed its compensation policies and practices to determine whether they are reasonably likely to have a material adverse effect on the Company. The Company’s management reviews compensation policies for the presence of certain elements that could encourage associates to take unnecessary or excessive risks; the ratios and level of incentive to fixed compensation, annual to long-term compensation and cash to equity compensation; and the comparison of compensation expense to earnings of the Company. Management’s assessment of the Company’s compensation policies is reviewed by the Compensation Committee as part of its risk oversight function.
The Company believes that its compensation programs for associates and executive officers are appropriately tailored to encourage associates to grow our business, but not to encourage them to do so in a way that poses unnecessary or excessive material risk. In particular, the Company’s compensation programs are designed to provide the following: elements that reward short-term and long-term performance; incentive compensation that rewards individual and Company performance; incentive or equity compensation awards that vest based on performance and/or over time; and compensation with fixed and variable components, so that executive officers and key associates have both competitive remuneration to encourage retention and opportunities to earn more by successfully executing the Company’s business strategy.
Overall, the Compensation Committee does not believe that the compensation policies and practices give rise to risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee noted that:
▪Our compensation program is designed to provide a balanced mix of base salary, annual cash incentive compensation and long-term equity incentives, which provides the incentive to perform at high levels and maximize Company performance without focusing exclusively on compensation performance metrics to the detriment of other important business metrics;
▪Our 2011 Bonus Plan provides for authority to adjust the performance targets for annual incentive bonuses to take into account divestitures of the Company to reduce the incentive to engage in activities that would have a short-term focus and would be inconsistent with the Company’s long-term business objectives;
▪Our stock incentive plans and our 2011 Bonus Plan include clawback provisions in the event of a financial restatement or misconduct;
▪The annual cash incentive opportunity for our CEO and other NEOs contains maximum payout levels, which helps avoid excessive total compensation and reduces the incentive to engage in unnecessarily risky behavior; and

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▪Our insider trading policy prohibits executives from pledging Common Stock or using Common Stock as collateral for any margin loan and from engaging in transactions (such as trading in options) designed to hedge against the value of the Common Stock.
Based on the recent actions taken by the Company and considering that we received over 99% of votes present (excluding abstentions and broker non-votes) in favor of the compensation of our NEOs described in our 2021 Proxy Statement, the Compensation Committee concluded that the executive compensation program is consistent with our executive compensation objectives and principles. As a result, since the 2021 annual general meeting of shareholders, the Compensation Committee has not significantly changed our compensation principles and objectives in response to that vote.
Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement on Schedule 14A for the Company’s Annual Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022.
Members of the Compensation Committee:
Darren G. Woody, Chairman
Gary B. Abromovitz
Vincent D. Carson
Timothy F. Meeker
This Compensation Committee Report is not “soliciting material,” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2022, no members of the Compensation Committee was an officer or associate of the Company, no members of the Compensation Committee was a former officer of the Company (other than Mr. Carson who retired as an officer of the Company in August 2018) and no executive officer of the Company served on the Compensation Committee (or equivalent), or the Board of Directors of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

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Executive Compensation Tables
Summary Compensation Table
The following table sets forth the summary of compensation during fiscal years 2020 through 2022 for the Company’s CEO and former CFO, and during fiscal year 2022 for the Company’s current CFO, whose total compensation exceeded $100,000 and who was serving as an NEO during fiscal year 2022:

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)(3)	Total ($)
Julien R. Mininberg, CEO	2022	1,150,000		—	5,207,000	(4)	3,380,381		8,796	9,746,177
	2021	1,000,000		—	5,200,000		3,200,000		20,012	9,420,012
	2020	1,000,000		—	5,200,000		3,200,000		14,812	9,414,812
Matthew J. Osberg, CFO(5)	2022	406,191		—	257,000	(6)	369,215	(7)	14,266	1,046,672
Brian L. Grass, Former CFO	2022	388,864	(8)	—	1,537,000	(9)	433,972	(10)	43,730	2,403,566
	2021	580,000		—	1,580,000		870,000		13,699	3,043,699
	2020	524,621		100,000	820,000		718,846		12,739	2,176,206
(1)These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Long-term incentive awards were granted in fiscal year 2022 under the 2018 Stock Plan in the form of Performance RSAs to Messrs. Mininberg, Osberg and Grass. Additionally, time-vested RSAs were granted to Messrs. Osberg and Grass under the 2018 Stock Plan. The reported value of the Performance RSAs is computed based on the probable outcome of the performance conditions, which is “target.” For each of the NEOs, the ultimate payout for the Performance RSAs can range from zero shares to a maximum of 200% of target. Further information regarding the awards, including the assumptions and methodologies used in determining the grant date fair values, is included in the tables entitled “Grants of Plan-Based Awards in Fiscal Year 2022,” “Outstanding Equity Awards at Fiscal Year-End 2022,” “Equity Compensation Plan Information,” and in Notes 1 and 9 to the Company’s consolidated financial statements accompanying the Company’s Annual Report on Form 10-K for fiscal year 2022.
(2)The fiscal year 2022 amounts in this column for Messrs. Mininberg and Osberg represent annual cash incentives under the 2011 Bonus Plan that were earned in fiscal year 2022. The fiscal year 2022 amount in this column for Mr. Grass represents his transition assistance bonus, a cash incentive earned by him in fiscal year 2022. These amounts were accrued in the Company’s financial statements in fiscal year 2022, but were paid to Messrs. Mininberg, Osberg and Grass after fiscal year end 2022, when the Compensation Committee certified that the related performance goals had been achieved. For further information regarding these awards, see footnotes (7) and (10) below and “Grants of Plan-Based Awards in Fiscal Year 2022.”
(3)For fiscal year 2022, the following table presents the amounts included in “All Other Compensation”:

Name	401(k) Plan ($)	Group Life Insurance ($)	Unused Vacation ($)(A)	Other ($)(B)	Total ($)
Mr. Mininberg	4,933	3,438	—	425	8,796
Mr. Osberg	12,570	1,216	—	480	14,266
Mr. Grass	7,733	1,369	34,226	402	43,730

(A)    In connection with his retirement, Mr. Grass received a payment for earned but unused vacation time as of his retirement date of November 1, 2021.
(B)    Includes payments earned by Messrs. Mininberg, Osberg and Grass for obtaining a coronavirus vaccination as well as a service award earned by Mr. Osberg.
(4)Includes 24,051 shares subject to Performance RSAs (or $5,200,000), which represents the target award, calculated using a price per share of $216.20, the closing market price of the Common Stock on March 2, 2021, the date of the grant. At the date of the grant, the maximum potential value of the Performance RSAs, assuming the achievement of the highest level of performance conditions, was 48,102 shares subject to Performance RSAs (or $10,400,000). Also includes 30 shares subject to time-vested RSAs (or $7,000) as a recognition bonus granted to all associates (“$2B Sales Grant”), which vest equally over a three-year period and was calculated using a price per share of $220.89, the closing market price of the Common Stock on May 19, 2021, the date of the grant. The discretionary RSA bonus was awarded to commemorate the Company's achievement of exceeding $2 billion in net sales revenue in fiscal year 2021, as well as to continue to support ownership of the Company’s stock by its associates. This represents the aggregate grant date fair value of the awards, calculated in accordance with FASB ASC Topic 718.
(5)Mr. Osberg was appointed CFO on November 1, 2021. The information for Mr. Osberg represents all compensation of Mr. Osberg for the full fiscal year 2022, including compensation while serving in his prior role of Senior Vice President of Corporate Finance.
(6)Represents stock awards granted to Mr. Osberg during fiscal year 2022 prior to his appointment to serve as CFO. Includes 289 shares subject to time-vested RSAs (or $62,000), which vest equally on March 1, 2023 and March 1, 2024, and 867 shares subject to Performance RSAs (or $188,000), which represents the target award, calculated using a price per share of $216.20, the closing market price of the Common Stock on March 2, 2021, the date of the grant. At the date of the grants, the maximum potential value of the Performance RSAs, assuming the achievement of the highest level of performance conditions, was 1,734 shares subject to Performance RSAs (or $375,000). Also includes 30 shares subject to time-vested RSAs (or $7,000) as part of the $2B Sales Grant,

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which vest equally over a three-year period and was calculated using a price per share of $220.89, the closing market price of the Common Stock on May 19, 2021, the date of the grant. This represents the aggregate grant date fair value of the awards, calculated in accordance with FASB ASC Topic 718.
(7)Mr. Osberg’s fiscal year 2022 annual cash incentive award paid represents the total amount earned while serving as CFO and in his prior role, Senior Vice President of Corporate Finance, based on his eligible earnings and terms of his annual incentive compensation while serving in each role. The pro-ration was calculated based on the number of days he served in each role using his base salary in each role and the associated payout percentage for each role. Mr. Osberg was appointed CFO on November 1, 2021. Accordingly, he earned annual cash incentive of $156,373 in his role as CFO.
(8)This amount reflects the base salary earned by Mr. Grass through November 1, 2021, the date of his retirement.
(9)Includes 1,769 shares subject to time-vested RSAs (or $382,500), which vest equally on March 1, 2023 and March 1, 2024, and 5,307 shares subject to Performance RSAs (or $1,147,500), which represents the target award, calculated using a price per share of $216.20, the closing market price of the Common Stock on March 2, 2021, the date of the grant. At the date of the grants, the maximum potential value of the Performance RSAs, assuming the achievement of the highest level of performance conditions, was 10,614 shares subject to Performance RSAs (or $2,295,000). Also includes 30 shares subject to time-vested RSAs (or $7,000) as part of the $2B Sales Grant, which vest equally over a three-year period and was calculated using a price per share of $220.89, the closing market price of the Common Stock on May 19, 2021, the date of the grant. This represents the aggregate grant date fair value of the awards, calculated in accordance with FASB ASC Topic 718.
(10)Under the terms of his severance agreement, Mr. Grass was not entitled to any portion of his fiscal year 2022 annual cash incentive award upon his retirement on November 1, 2021. In connection with Mr. Grass’s retirement as CFO, he received a transition assistance bonus equal to the pro rata portion of his fiscal year 2022 annual incentive award payable had his employment not been terminated. See “Transition Assistance Bonus for our Former CFO” for additional information.
Employment Agreement with our CEO
The Company entered into the Employment Agreement with Mr. Mininberg on December 4, 2020, which took effect on March 1, 2021, and extended the term of his employment through February 29, 2024, subject to an agreed-upon extension or earlier termination by either party. The Employment Agreement replaced Mr. Mininberg’s employment agreement entered into on November 7, 2018 and effective March 1, 2019, which was scheduled to expire on February 28, 2023. In addition to extending the term of Mr. Mininberg’s employment, certain termination payments were amended by the Employment Agreement; see “Potential Payments Upon Termination or Change of Control” for further information regarding termination payments under the Employment Agreement.
Annual Incentive Bonus. The Employment Agreement provides that with respect to fiscal year 2022, and for each annual performance period commencing thereafter during the term, Mr. Mininberg will be eligible for an annual incentive bonus payable in cash under the 2011 Bonus Plan, targeted at 200% of Mr. Mininberg’s base salary, with the opportunity to earn up to a maximum amount of 1.6 times of such target and a threshold achievement payout of 100% of his base salary, subject to the adjustments and limitations set forth in the Employment Agreement and the 2011 Bonus Plan. The annual incentive bonus will be based on the achievement of performance goals and other terms set forth in the 2011 Bonus Plan and at the sole discretion of the Compensation Committee. No annual incentive bonus will be earned or payable and Mr. Mininberg will not be entitled to a bonus with respect to any performance measure if the threshold amount associated with such performance measure is not achieved. Mr. Mininberg will also earn or become vested in any award previously granted pursuant to the 2011 Bonus Plan, subject to the terms and conditions of his prior employment agreement with the Company, which will be deemed to remain in effect for that purpose.
Long-Term Incentive Compensation. With respect to the three-year performance period beginning with fiscal year 2022, and for each three-year performance period thereafter during the term of the Employment Agreement, Mr. Mininberg will be eligible to receive a long-term performance bonus (the “Fiscal LTPB”) in the form of an equity incentive award, pursuant to the 2018 Stock Plan or any successor plan and any award agreement issued thereunder. Pursuant to the Employment Agreement, this award will be in the form of a grant of Performance RSAs. The target equity award for each Fiscal LTPB is $5,200,000, which may be increased or decreased by the Compensation Committee at its sole discretion. The total Maximum Grant Amount (defined below) is the maximum amount payable as a Fiscal LTPB and will represent 200% of the target award amount. The maximum equity award for each Fiscal LTPB will be the lesser of: (1) $10,400,000 or two times the target award amount if such target is greater than $5,200,000; or (2) the value of the common shares that may be granted to a participant under the 2018 Stock Plan (the “Maximum Grant Amount”), subject to the limitations set forth in the Employment Agreement and the 2018 Stock Plan. The performance-based RSA grant will have a threshold award of 25% and a target award of 50% of the Maximum Grant Amount. The Fiscal LTPB will be based on the achievement of performance goals and other terms of the Fiscal LTPB determined at the sole discretion of the Compensation Committee. Mr. Mininberg will not be entitled to a Fiscal LTPB with respect to any performance measure if the threshold amount associated with such performance measure is not achieved.

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Other Benefits. For information regarding other limited perquisites and other benefits provided to Mr. Mininberg pursuant to the Employment Agreement, see “Compensation Discussion & Analysis - Overview of Compensation Practices - Limited Perquisites and Other Personal Benefits Provided to Our NEOs.”
Employment Termination. The Employment Agreement provides for certain severance and retirement payments and benefits upon Mr. Mininberg’s termination of employment. See “Potential Payments Upon Termination or Change of Control.”
Grants of Plan-Based Awards in Fiscal Year 2022
For fiscal year 2022, the following plan-based compensation was awarded to the NEOs:

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards; Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards ($)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Julien R. Mininberg, CEO
Annual Incentive Award (2)		1,150,000	2,300,000	3,680,000
Performance RSAs	3/2/2021				12,026	24,051	48,102			5,200,000	(4)
Time-Vested RSAs	5/19/2021							30	(3)	7,000	(4)
Matthew J. Osberg, CFO
Annual Incentive Award(2)		124,398	248,797	497,593
Performance RSAs	3/2/2021				434	867	1,734			188,000	(4)
Time-Vested RSAs	3/2/2021							289	(5)	62,000	(4)
	5/19/2021							30	(3)	7,000	(4)
Brian L. Grass, Former CFO
Annual Incentive Award(2)		217,500	435,000	870,000
Transition Assistance Bonus(6)		145,993	291,986	583,973
Performance RSAs	3/2/2021				2,654	5,307	10,614			1,147,500	(4)
Time-Vested RSAs	3/2/2021							1,769	(7)	382,500	(4)
	5/19/2021							30	(3)	7,000	(4)
(1)The number of shares listed represents shares subject to long-term equity incentive awards in the form of Performance RSAs. The performance criteria for these awards is based on the achievement of cumulative adjusted earnings per share and relative total shareholder return targets over a three-year performance period. The Performance RSAs granted to Mr. Osberg were granted prior to his promotion to CFO based on the terms of his employment as Senior Vice President of Corporate Finance. For further information relating to these awards and performance goals, see “Compensation Discussion and Analysis - Overview of Compensation Practices - Elements of the Compensation Program for Our NEOs - Incentive Awards - Long-Term Incentive Awards.”
(2)Under the 2011 Bonus Plan, the performance metrics are based on the achievement of adjusted income and net sales targets. For further information relating to these awards and performance goals, see “Compensation Discussion and Analysis - Overview of Compensation Practices - Elements of the Compensation Program for Our NEOs - Incentive Awards - Annual Incentive Awards.” The actual payouts for fiscal year 2022 were 148.4% of the target amount for Messrs. Mininberg and Osberg. The threshold, target and maximum amounts of the non-equity incentive plan award for Mr. Osberg reflected in the table were calculated on a prorated basis, with such proration based on the number of days served as CFO and the number of days in his prior role, Senior Vice President of Corporate Finance, using his base salary and terms of his annual incentive compensation while serving in each role. The threshold, target and maximum amounts solely in his role as CFO were $52,686, $105,373 and $210,745, respectively. Under the terms of his Severance Agreement, Mr. Grass was not entitled to any portion of his fiscal year 2022 annual incentive award upon his retirement on November 1, 2021.
(3)The amounts shown reflect the number of time-vested RSAs granted to Messrs. Mininberg, Osberg and Grass as part of the $2B Sales Grant, which vest equally over three years on May 19, 2022, 2023 and 2024. These time-vested RSAs granted to Mr. Grass were forfeited in connection with his retirement on November 1, 2021 in accordance with his Severance Agreement.
(4)The amounts shown reflect the aggregate grant date fair value of the subject awards, based on the expected achievement of performance at target, where applicable. These were computed in accordance with FASB ASC Topic 718. The Performance RSAs and time-vested RSAs were granted under the 2018 Stock Plan.
(5)The amount shown reflects the number of time-vested RSAs granted to Mr. Osberg prior to his promotion to CFO based on the terms of his employment as Senior Vice President of Corporate Finance, which vest equally on March 1, 2023 and March 1, 2024.
(6)In connection with Mr. Grass’s retirement, the Compensation Committee approved an opportunity for Mr. Grass to receive a transition assistance bonus in connection with his retirement equal to the pro rata portion of his fiscal year 2022 annual incentive award payable had his employment not been terminated. The threshold, target and maximum amounts of the transition assistance bonus for Mr. Grass were based upon the threshold, target and maximum payouts of his annual incentive award, determined on a prorated basis, with such proration based on the number of days served as CFO until his retirement on November 1, 2021. For further information relating to Mr. Grass’s transition assistance bonus, see “Compensation Discussion and Analysis - Overview of

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Compensation Practices - Elements of the Compensation Program for Our NEOs - Incentive Awards - Transition Assistance Bonus for Our Former CFO.”
(7)The amount shown reflects the number of time-vested RSAs granted to Mr. Grass, of which 1,276 time-vested RSAs were forfeited in connection with Mr. Grass’s retirement on November 1, 2021 in accordance with his Severance Agreement. The remaining 493 time-vested RSAs vest equally on March 1, 2023 and March 1, 2024.
Outstanding Equity Awards at Fiscal Year-End 2022
The following table sets forth certain information with respect to outstanding equity awards for our NEOs as of February 28, 2022:

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Julien R. Mininberg, CEO	80,615	(2)	16,580,087
	30,539	(3)	6,280,956
	24,051	(4)	4,946,569
	30	(5)	6,170
Matthew J. Osberg, CFO	1,830	(2)	376,376
	881	(3)	181,195
	867	(4)	178,316
	177	(6)	36,404
	293	(7)	60,261
	289	(8)	59,439
	30	(5)	6,170
Brian L. Grass, Former CFO	9,534	(2)	1,960,858
	6,739	(3)	1,386,010
	5,307	(4)	1,091,491
	822	(9)	169,061
	1,563	(10)	321,462
	493	(11)	101,395
(1)Calculated using a price per share of $205.67, the closing market price of the Common Stock as reported by NASDAQ on February 28, 2022, the end of the Company’s last completed fiscal year.
(2)These shares represent Performance RSAs granted under the 2018 Stock Plan, based on 171.8% performance achievement. The Performance RSAs vest if the performance conditions under the awards are achieved based on a three-year performance period ended February 28, 2022. Payouts can range from zero shares to a maximum of 200% of target. In April 2022, the Compensation Committee certified the level of attainment of established performance goals and the Performance RSAs vested at 171.8% of target.
(3)These shares represent Performance RSAs granted under the 2018 Stock Plan, based on “target.” The Performance RSAs vest if the performance conditions under the awards are achieved based on a three-year performance period ending February 28, 2023. Payouts can range from zero shares to a maximum of 200% of target. The number of shares reflected assumes the target level of performance achievement, which would result in the Performance RSAs vesting at 100% of target.
(4)These shares represent Performance RSAs granted under the 2018 Stock Plan, based on “target.” The Performance RSAs vest if the performance conditions under the awards are achieved based on a three-year performance period ending February 29, 2024. Payouts can range from zero shares to a maximum of 200% of target. The number of shares reflected assumes the target level of performance achievement, which would result in the Performance RSAs vesting at 100% of target.
(5)These shares represent time-vested RSAs granted to Messrs. Mininberg and Osberg as part of the $2B Sales Grant, which vest equally over three years on May 19, 2022, 2023 and 2024.
(6)These shares represent remaining unvested time-vested RSAs granted to Mr. Osberg, which vest on March 1, 2022.
(7)These shares represent time-vested RSAs granted to Mr. Osberg, which vest 50% on March 1, 2022 and 50% on March 1, 2023.
(8)These shares represent time-vested RSAs granted to Mr. Osberg, which vest 50% on March 1, 2023 and 50% on March 1, 2024.
(9)These shares represent the continued vesting of a pro rata portion of the remaining unvested time-vested RSAs granted to Mr. Grass, as of his retirement on November 1, 2021 and in accordance with his Severance Agreement, which vest on March 1, 2022.

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(10)These shares represent the continued vesting of a pro rata portion of the remaining unvested time-vested RSAs granted to Mr. Grass, as of his retirement on November 1, 2021 and in accordance with his Severance Agreement, which vest 938 RSAs on March 1, 2022 and 625 RSAs on March 1, 2023.
(11)These shares represent the continued vesting of a pro rata portion of the remaining unvested time-vested RSAs granted to Mr. Grass, as of his retirement on November 1, 2021 and in accordance with his Severance Agreement, which vest 296 RSAs on March 1, 2023 and 197 RSAs on March 1, 2024.
Option Exercises and Stock Vested During Fiscal Year 2022
The following table provides information on all exercises of stock options and vesting of stock awards for our NEOs during fiscal year 2022:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Julien R. Mininberg, CEO	—	—	58,858	13,115,496
Matthew J. Osberg, CFO	—	—	2,926	651,462
Brian L. Grass, Former CFO	9,932	1,629,068	15,470	3,443,514
Equity Compensation Plan Information
The following table summarizes certain equity compensation plan information as of February 28, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights(1)	Weighted-average exercise price of outstanding options, warrants, and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(3)
Equity compensation plans approved by security holders	88,787	$68.27	1,911,844
(1)Includes shares issuable under outstanding options, time-vested Restricted Stock Units (“RSUs”) and Performance Restricted Stock Units (“Performance RSUs”). Performance RSUs are at target achievement. Shares issuable upon vesting of time-vested RSAs and Performance RSAs are not included.
(2)Reflects the weighted-average exercise price of outstanding options.
(3)Includes 1,241,269 shares authorized and available for issuance in connection with the 2018 Stock Plan and 670,575 shares authorized and available for issuance under the 2018 ESPP (as defined below).
As of May 15, 2022, (1) there were options to purchase 15,626 shares of Common Stock outstanding under the equity compensation plans of the Company; (2) the weighted average exercise price for such outstanding options was $61.79; (3) the weighted average remaining term for such outstanding options was 2.05 years; and (4) there were 617,268 time-vested RSAs and RSUs, Performance RSAs at maximum achievement and Performance RSUs at target achievement outstanding under the equity compensation plans of the Company.
2018 Stock Incentive Plan
The Company’s shareholders approved the 2018 Stock Plan at the 2018 annual general meeting of shareholders. The 2018 Stock Plan is administered by the Compensation Committee of the Board of Directors. The 2018 Stock Plan permits the granting of stock options, including ISO’s and NSO’s, unrestricted shares of Common Stock, SAR’s, restricted stock, restricted stock units, and other stock-based awards. As of February 28, 2022, the maximum number of shares reserved for issuance under the 2018 Stock Plan is 1,241,269 shares and the maximum number of shares with respect to which awards of any and all types may be granted during a calendar year to any participant is limited, in the aggregate, to 2,000,000 shares, subject to adjustment for certain events as described in the plan. The plan will expire by its terms on August 22, 2028.
The 2018 Stock Plan provides that the Compensation Committee may authorize one or more officers to grant awards of up to an aggregate of 2,000,000 shares of Common Stock (subject to adjustment in certain circumstances), provided that any such grants will be subject to the terms and conditions of the Compensation Committee authorization and that such officer must notify the Compensation Committee

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of any such grants. Currently, associates, Directors and consultants (including agents, independent contractors, leased associates, and advisors) of the Company, its subsidiaries and affiliates are eligible to participate in the 2018 Stock Plan.
The 2018 Stock Plan provides that the option price pursuant to which Common Stock may be purchased will be determined by the Compensation Committee, but will not be less than the fair market value of the Common Stock on the date the option is granted. The Compensation Committee will determine the term of each option, but no option will be exercisable more than 10 years after the date of grant. Payment of the purchase price will be (1) in cash, (2) in shares of Common Stock held for at least six months, (3) partly in cash and partly in such shares, (4) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased, (5) through having shares withheld by the Company from any shares that would have otherwise been received by the participant, or (6) through such other means as will be prescribed in the award agreement. If a participant’s service terminates by reason of death or Disability (as defined in the 2018 Stock Plan), to the extent the participant was entitled to exercise the option on the date of death or Disability, the option may be exercised within one year after the date of death or Disability (or such other period specified in the applicable award agreement). If a participant’s service with the Company terminates for any reason (other than death or Disability), each option then held by the participant may be exercised within ninety days (or such other period specified in the applicable award agreement) after the date of such termination, but only to the extent such option was exercisable at the time of termination of service. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested options held by a participant if the participant is terminated by the Company without “cause” (as determined by the Compensation Committee).
The 2018 Stock Plan also provides for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted under the 2018 Stock Plan. Each grant of restricted stock and restricted stock units must be evidenced by an award agreement in a form approved by the Compensation Committee. The vesting of a restricted stock award or restricted stock unit granted under the 2018 Stock Plan may, but shall not be required to, be conditioned upon the completion of a specified period of service, upon attainment of specified performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. If a participant’s service is terminated for any reason, the participant will only be entitled to the restricted stock or restricted stock units vested at the time of such termination of service unless the participant is party to an employment or severance agreement that provides otherwise, or the participant is eligible for benefits under the Company’s retirement plan. The participant’s unvested restricted stock and restricted stock units will be repurchased or forfeited at the time of the participant’s termination. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or restricted stock units held by a participant if the participant is terminated by the Company without “cause” (as determined by the Compensation Committee). Except as provided in the applicable award agreement, no shares of restricted stock may be assigned, transferred or otherwise encumbered or disposed of by the participant until such shares have vested in accordance with the terms of such award agreement. If and to the extent that the applicable award agreement so provides, a participant will have the right to vote and, to the extent vested, receive dividends on the shares of restricted stock granted to him or her under the 2018 Stock Plan. Unless otherwise provided in the applicable award agreement, any shares received as a dividend on such restricted stock or in connection with a stock split or subdivision of the shares of restricted stock will be subject to the same restrictions as the restricted stock.
The Compensation Committee has the authority under the 2018 Stock Plan to grant SARs independent of stock options. Each SAR granted independently of an option entitles a participant to exercise the SAR in whole or in part and, upon such exercise, to receive from the Company an amount equal to (1) the excess of (i) the fair market value on the exercise date of one share of Common Stock over (ii) the exercise price per share, times (2) the number of shares covered by the portion of the SAR so exercised.
The terms and conditions of other stock-based awards will be determined by the Compensation Committee. Other stock-based awards may be granted in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code. Such performance-based awards are rights to receive amounts denominated in cash or shares of Common Stock, based on the Company’s or a participant’s performance during a designated period in which attainment of the performance goals is measured. Performance goals, the length of the performance period and time of payment of the Performance-Based Award are established in writing by the Compensation Committee: (1) at a time when the outcome for that performance period is substantially uncertain and (2) not later than ninety days after the commencement of the performance period to which the performance goal relates, but in no event after 25 percent of the relevant performance period has elapsed.

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Under the 2018 Stock Plan, the acceleration of equity awards due to a Change of Control is based on a “double trigger,” which means that the acceleration of those awards would generally occur if, during the employment period, the participant’s employment is involuntarily terminated by the Company other than for cause or by the participant for good reason, in each case, within a specified period following a Change of Control or if the equity award is not assumed or substituted in connection with the Change of Control. Accordingly, in the event of a Change of Control, with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control, if within one year after the effective date of the Change of Control, a participant’s service is involuntarily terminated other than for cause or by the participant for good reason, then (1) the participant will have the right to exercise or settle from and after the date of termination any option or SAR held by such participant in whole or in part, notwithstanding that such option or SAR may not be fully exercisable or vested, (2) any and all time-based vesting restrictions on such participant’s other stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested and (3) the payout level under such participant’s outstanding stock-based awards that vest in whole or in part based on performance conditions shall be deemed to have been earned as of the date of termination based upon achievement of relevant performance goals or based on performance at the “target” level, either in full or pro rata based upon the length of time within the performance period that has elapsed.
With respect to awards not assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control, upon the occurrence of the Change of Control, (1) the participant will have the right to exercise or settle from and after the date of the Change of Control any option or SAR held by such participant in whole or in part, notwithstanding that such option or SAR may not be fully exercisable or vested, (2) any and all time-based vesting restrictions on such participant’s other stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested and (3) the payout level under such participant’s outstanding stock-based awards that vest in whole or in part based on performance conditions shall be deemed to have been earned as of the effective date of the Change of Control based upon achievement of relevant performance goals or based on performance at the “target” level, either in full or pro rata based upon the length of time within the performance period that has elapsed. Regardless of whether a Change of Control has occurred, the Compensation Committee may in its sole discretion at any time determine that, upon the termination of service of a participant for any reason or the occurrence of a Change of Control, all or a portion of such participant’s options or SARs shall become fully or partially exercisable, that such Participant’s awards shall lapse, and/or that any performance-based criteria shall be deemed to be wholly or partially satisfied.
Employee Stock Purchase Plan
At the 2018 annual general meeting of shareholders, the shareholders approved the Helen of Troy Limited 2018 Employee Stock Purchase Plan (the “2018 ESPP”) and reserved 750,000 shares of Common Stock for issuance under the plan. It is the intention of the Company that the 2018 ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.
The purpose of the 2018 ESPP is to provide associates of the Company or its subsidiaries or affiliates designated by the Compensation Committee as eligible to participate in the 2018 ESPP an opportunity to purchase shares of Common Stock and thereby have an additional incentive to contribute to the prosperity of the Company. The aggregate number of shares of Common Stock that may be sold pursuant to all offerings of the Company’s Common Stock under the 2018 ESPP will not exceed 750,000 shares, as adjusted for any recapitalization or reorganization of the Company as set forth in the 2018 ESPP. The 2018 ESPP provides that eligible full-time associates of the Company or certain of its subsidiaries or affiliates may purchase shares of Common Stock with payroll deductions accumulated on behalf of such associates. Associates may authorize payroll deductions of up to 15 percent of their compensation, subject to certain limitations under section 423(b) of the Code, which is accumulated over an option period and then used to purchase Common Stock. Option periods end in February and August of each fiscal year. Upon the expiration date of each offering, the funds accumulated in the stock purchase account of each participating associate will be applied to the purchase of shares of Common Stock at a price per share equal to the lesser of (a) a percentage (not less than 85%) established by the Committee (the “Designated Percentage”) of the fair market value per share of Common Stock on the date on which an option is granted, or (b) the Designated Percentage of the fair market value (as determined under the 2018 ESPP) per share of Common Stock on the date on which the option is exercised and the Common Stock is purchased.

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Potential Payments Upon Termination or Change of Control
The information below describes certain compensation that would be paid to our CEO under the terms of the Employment Agreement and our CFO under the terms of the Severance Agreement, in the event of a termination of each of his employment with the Company and/or change of control of the Company. The amounts shown in the table below assume that such a termination of employment and/or change of control occurred on February 28, 2022. The amounts include estimates that would be paid out to each of Mr. Mininberg and Mr. Osberg upon his termination and/or a change of control (based upon his compensation and service levels as of such date). The value of the outstanding Performance RSAs and all time-vested RSAs in the below table are calculated assuming that the market price per share of the Common Stock on the date of the event was equal to the closing price of the Common Stock on the last trading day of the fiscal year ended February 28, 2022 ($205.67).
Further, upon termination, the executive officer would be entitled to amounts (including salary, bonus, expense reimbursement, etc.) that have been fully earned but not yet paid on the date of termination. The actual amounts to be paid out can only be determined at the time of a change of control and/or termination of employment with the Company. In addition to the amounts in the table below, Mr. Mininberg and Mr. Osberg would have been entitled to receive earned and unpaid annual incentive compensation of $3,380,381 and $369,215, respectively, as of February 28, 2022. Any outstanding equity awards issued pursuant to the 2018 Stock Plan that are not assumed in connection with a change of control will vest immediately in accordance with the terms of the 2018 Stock Plan, as applicable. Mr. Mininberg’s and Mr. Osberg’s equity awards are otherwise subject to a double trigger and would not vest unless within specified periods of the change of control, his employment was involuntarily terminated by the Company other than for cause or by the executive for good reason. For further information relating to these incentive awards, see “Compensation Discussion and Analysis - Overview of Compensation Practices - Incentive Awards.” Under the Employment Agreement and the Severance Agreement, Messrs. Mininberg and Osberg are also entitled to specified benefits if their employment is terminated by reason of retirement and certain conditions are met. As of February 28, 2022, Messrs. Mininberg and Osberg were not entitled to receive retirement benefits under the Employment Agreement and the Severance Agreement, respectively.
In addition to any portion of unpaid base salary and annual incentive earned but not yet paid, Messrs. Mininberg and Osberg would have been entitled to receive the following if each had been terminated as of February 28, 2022:
CEO - Julien R. Mininberg

Triggering Event	Compensation Component	How Paid	Payout
Death	▪Death benefits(6)	Third party payment	$750,000
Disability(1)	▪Disability benefits(6)	Third party payment	$2,857,200
Termination for Good Reason or without Cause (and Not in Connection with a Change of Control)(1)(2)(11)	▪Cash payment of 2 times base salary(3)	Over 24 months	$2,300,000
	▪Pro rata portion of any outstanding Performance RSAs based on actual performance(7)	Scheduled vesting date	$22,420,696
	▪Health benefits(5)	Over time	$37,083
	Total		$24,757,779
Termination for Good Reason or without Cause (and in Connection with a Change of Control)(1)(2)(11)	▪Cash payment of 2 times both base salary and target annual incentive(3)(4)	Within 75 days	$6,900,000
	▪Accelerated vesting of outstanding Performance RSAs(8)	Within 60 days	$27,807,612
	▪Health benefits(5)	Over time	$37,083
	Total		$34,744,695

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CFO – Matthew J. Osberg

Triggering Event	Compensation Component	How Paid	Payout
Death	▪Death benefits(6)	Third party payment	$750,000
Disability(1)	▪Disability benefits(6)	Third party payment	$6,118,000
Termination for Good Reason or without Cause (and Not in Connection with a Change of Control)(1)(11)	▪Cash payment of 1 times base salary and target annual incentive(3)(4)	Over 24 months	$962,500
	▪Pro rata portion of any outstanding Performance RSAs based on actual performance(7)	Scheduled vesting date	$556,621
	▪Pro rata portion of any time-vested RSAs(7)	Within 60 days	$114,333
	▪Health benefits(10)	Over time	$23,527
	Total		$1,656,981
Termination for Good Reason or without Cause (and in Connection with a Change of Control)(1)(11)	▪Cash payment of 1.5 times base salary and 1.5 times target annual incentive(3)(4)	Within 75 days	$1,443,750
	▪Accelerated vesting at target of any outstanding Performance RSAs(9)	Within 60 days	$578,550
	▪Accelerated vesting of any time-vested RSAs(9)	Within 60 days	$162,274
	▪Health benefits(10)	Over time	$35,291
	Total		$2,219,865
(1)The terms “disability,” “good reason,” “cause” and “change of control” each have the same meanings as defined in the Employment Agreement for our CEO and the Severance Agreement for our CFO.
(2)Under the terms of the Employment Agreement, our CEO would receive a minimum of $6,000,000 in severance payments upon termination of employment by our CEO for good reason or by the Company without cause (whether or not in connection with a change of control). Consequently, to the extent the aggregate amount or value of the payments is less than $6,000,000, our CEO will be entitled to receive an additional cash payment, if applicable, to achieve an aggregate payment amount or value equal to $6,000,000. If our CEO’s employment had been so terminated as of February 28, 2022, the aggregate amount or value of severance payments payable to him would be greater than $6,000,000, as shown in the table above, so no additional cash payment would be applicable.
(3)The amounts represent a cash payment equal to two times base salary payable to our CEO in accordance with the Employment Agreement. In accordance with the Severance Agreement, the amounts represent 12 months of the CFO’s base salary payable in the event of a termination of employment by our CFO for good reason or by the Company without cause (not in connection with a change of control) and 18 months base salary payable in the event of a termination of employment by our CFO for good reason or by the Company without cause in connection with a change of control.
(4)Under the Employment Agreement, our CEO would have been entitled to receive 200% of his target annual incentive for the performance period in which he is terminated in the event of a termination of employment by our CEO for good reason or by the Company without cause in connection with a change of control, which is reflected in the table above. In addition, under the Severance Agreement, our CFO would have been entitled to receive (a) 100% of his target annual incentive for the performance period in which our CFO is terminated in the event of a termination of employment by our CFO for good reason or by the Company without cause (not in connection with a change of control) and (b) 150% of his target annual incentive for the performance period in which our CFO is terminated in the event of a termination of employment by our CFO for good reason or by the Company without cause in connection with a change of control, which are reflected in the table above.
(5)Reflects the estimated value of 18 monthly COBRA payments. Under the terms of the Employment Agreement, to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, our CEO is entitled to the continuation of health insurance benefits under COBRA for our CEO and his family for a maximum of 18 months after the date of termination or until our CEO is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months.
(6)Represents third party payments from insurers. In the event of death, this would include the payment under a life insurance policy in the amount of $750,000. In the event of disability, the amount of the payment(s) under a disability policy would depend upon the circumstances and nature of the disability, with a maximum payment of $25,000 per month until age 67.
(7)Under the Employment Agreement and the Severance Agreement, in the event of a termination of employment by an NEO for good reason or by the Company without cause (not in connection with a change of control), a pro rata portion of any outstanding Performance RSAs will vest based on the actual performance of the Company for the applicable performance periods during which the NEO’s employment was terminated. The amount disclosed in the table for Performance RSAs is based on 171.8% actual performance achievement for the performance period ended February 28, 2022. Additionally, for the CFO, a pro rata portion of any outstanding installment of time-vested RSAs will vest under the terms of the Severance Agreement.
(8)In the event of a termination of employment by the CEO for good reason or by the Company without cause in connection with a change of control, all outstanding, unearned Performance RSAs vest at the following levels: (a) the target level, if the grant was made less than one year before the CEO’s date of termination, or (b) the level at which such Performance RSAs are reasonably on track to perform, as determined by the Compensation Committee in its discretion, if the grant was made on or after one year before the CEO’s date of termination. The amount disclosed in the table for Performance RSAs reflects 171.8% actual performance achievement for the RSAs with the performance period ended February 28, 2022 and assumes target performance for RSAs with performance

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periods ending February 28, 2023 and February 28, 2024. Any outstanding equity awards issued to the CEO that are not assumed in connection with a change of control will vest immediately in accordance with the terms of the 2018 Stock Plan.
(9)In the event of a termination of employment by the CFO for good reason or by the Company without cause in connection with a change of control, all Performance RSAs vest at target and all unvested, time-vested RSAs will fully vest, which is reflected in the table above. The amount disclosed in the table assumes target performance for RSAs with performance periods ending February 28, 2022, February 28, 2023, and February 28, 2024. Any outstanding equity awards issued to the CFO that are not assumed in connection with a change of control will vest immediately in accordance with the terms of the 2018 Stock Plan.
(10)Reflects the estimated value of 12 monthly COBRA payments for a termination not in connection with a change of control and 18 monthly COBRA payments for a termination in connection with a change of control. To the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, under the Severance Agreement, our CFO is entitled to the continuation of health insurance benefits under COBRA. In the event of a termination of employment by our CFO for good reason or by the Company without cause not in connection with a change of control, Mr. Osberg and his family are entitled to the continuation of health insurance benefits for a maximum of 12 months after the date of termination or until our CFO is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 12 months. In the event of the CFO’s termination of employment by our CFO for good reason or by the Company without cause in connection with a change of control, those benefits extend to 18 months.
(11)In the event of each of our NEO’s termination without cause or for good reason, all payments and benefits due to him, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon that NEO’s execution of a general release of all claims against the Company, its affiliates and their respective and former Directors, associates and agents to the maximum extent permitted by law, pursuant to the Employment Agreement for our CEO and the Severance Agreement for our CFO.
Employment Agreement with our CEO
The Employment Agreement provides for certain payments and benefits upon our CEO’s termination of employment, as described below:
Death or Disability. If Mr. Mininberg’s employment is terminated by reason of death or disability, then he (or his estate) will be entitled to receive (1) any portion of unpaid base salary earned but not yet paid to him as of the date of termination, (2) any unpaid incentive payment earned by Mr. Mininberg with respect to any award under the 2011 Bonus Plan or the 2018 Stock Plan and vested prior to the effective date of termination, (3) a pro rata bonus for the year in which his death or disability occurred, as determined by the Compensation Committee in its reasonable discretion, and (4) any death or disability benefits under the life insurance and disability programs of the Company and its subsidiaries to which he is entitled.
Termination by Company for Cause or by Mr. Mininberg Other Than for Retirement or Good Reason. If Mr. Mininberg’s employment is terminated for cause by the Company or by Mr. Mininberg other than for retirement or good reason (as defined in the Employment Agreement), then he will be entitled to receive (1) any portion of unpaid base salary earned but not yet paid to him as of the date of termination and (2) any unpaid incentive payment earned by Mr. Mininberg with respect to any award under the 2011 Bonus Plan or the 2018 Stock Plan and vested prior to the effective date of termination.
Termination by Mr. Mininberg for Good Reason or by Company Other Than for Cause (and Not in Connection with a Change of Control). If Mr. Mininberg’s employment was terminated by Mr. Mininberg for good reason or by the Company other than for cause prior to March 1, 2022, then he would have been entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to him as of the date of termination (including any unpaid cash or equity incentive payment earned under the 2011 Bonus Plan or the 2018 Stock Plan and vested prior to the effective date of such termination), (2) a cash payment equal to two times Mr. Mininberg’s then-applicable base salary, (3) a pro rata bonus under the 2011 Bonus Plan for the year in which the termination occurred, as determined by the Compensation Committee in its reasonable discretion, (4) a pro rata portion of any outstanding Performance RSAs granted under the 2018 Stock Incentive Plan based upon the actual performance of the Company during the applicable performance periods, (5) a pro rata portion of any installment of outstanding time-vested RSUs issued under his former employment agreement with the Company that would have vested as of the anniversary of the grant date that immediately follows the date of termination, (6) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Mr. Mininberg and his family for a maximum of 18 months after the date of termination or until Mr. Mininberg is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months, and (7) to the extent the aggregate amount or value of the payments upon termination of employment by Mr. Mininberg for good reason or by the Company other than for cause is less than $6,000,000, an additional cash payment, if applicable, to achieve an aggregate payment amount or value equal to $6,000,000.

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If Mr. Mininberg’s employment is terminated by Mr. Mininberg for good reason or by the Company other than for cause on or after March 1, 2022, then Mr. Mininberg will be entitled to receive the payments and benefits applicable to a Company requested early retirement (“CRER”), as described below under “Retirement or Company Requested Early Retirement.”
All payments and benefits due to Mr. Mininberg, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Mininberg’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former Directors, associates and agents pursuant to the Employment Agreement.
Termination by Mr. Mininberg for Good Reason or by Company Other Than for Cause (and in Connection with a Change of Control). Under the Employment Agreement, if Mr. Mininberg’s employment is terminated by Mr. Mininberg for good reason or by the Company other than for cause within six months prior to, on, or within eighteen months following a change of control, then he will be entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to him as of the date of termination (including any unpaid cash or equity incentive payment earned under the 2011 Bonus Plan or the 2018 Stock Plan and vested prior to the effective date of such termination), (2) a cash payment equal to two times: (A) Mr. Mininberg’s then-applicable base salary at the time of the change of control or the date of termination of employment, whichever is higher, plus (B) an amount equal to the target annual incentive under the 2011 Bonus Plan for the performance period in which his employment terminated, payable in a lump sum, (3) a pro rata bonus under the 2011 Bonus Plan for the year in which the termination occurred, as determined by the Compensation Committee in its reasonable discretion, (4) accelerated vesting of all unvested, time-vested RSUs issued under his former employment agreement with the Company as of the date of termination, (5) accelerated vesting of all outstanding, unearned, performance-based RSAs issued pursuant to the 2018 Stock Plan as of the date of termination at either of the following levels (a) the target level, if the grant was made less than one year before Mr. Mininberg’s date of termination or (b) the level at which such performance-based RSAs are reasonably on track to perform (as determined by the Compensation Committee in its discretion), if the grant was made on or after one year before Mr. Mininberg’s date of termination, (6) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Mr. Mininberg and his family for a maximum of 18 months after the date of termination or until Mr. Mininberg is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months, and (7) to the extent the aggregate amount or value of the payments upon termination of employment by Mr. Mininberg for good reason or by the Company other than for cause is less than $6,000,000, an additional cash payment, if applicable, to achieve an aggregate payment amount or value equal to $6,000,000. In the event any outstanding equity awards issued pursuant to the 2018 Stock Plan are not assumed in connection with a change of control, such awards will immediately vest in accordance with the terms of the 2018 Stock Plan. All payments and benefits due to Mr. Mininberg, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Mininberg’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former Directors, associates and agents pursuant to the Employment Agreement.
Retirement or Company Requested Early Retirement. Upon the end of the term of the Employment Agreement or in the event a CRER occurs on or after March 1, 2022, Mr. Mininberg will be entitled to retire and receive: (1) any portion of unpaid base salary or other benefit earned by him up to and including the date of termination (including any unpaid cash or equity incentive payment earned under the 2011 Bonus Plan or the 2018 Stock Plan and vested prior to the effective date of such retirement) (2) with respect to the annual incentive bonus for the performance period during which Mr. Mininberg’s employment is terminated, (a) if the termination occurs before October 1, 2023, Mr. Mininberg will receive the pro rata portion of any incentive compensation that the Compensation Committee, in its reasonable discretion, determines Mr. Mininberg would have received under the 2011 Bonus Plan for the applicable performance period had his employment not been terminated, or (b) if the termination occurs on or after October 1, 2023, Mr. Mininberg will receive the full annual incentive bonus for such year, in each case, based upon the actual performance of the Company at the end of such performance period (3) continued vesting of any Performance RSA issued pursuant to the 2018 Stock Plan that remains outstanding as of the end of the Term or earlier if due to a CRER, and (4) for him, his spouse and children (to the extent eligible), the right to elect to either continue coverage under the Company’s health plan under COBRA or to receive “Retiree Coverage” under the Company’s health plan until December 2029 (subject to earlier termination under certain conditions). In the event a change of control occurs following the end of the Term and while Mr.

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Mininberg is entitled to receive the foregoing benefits, (1) if any unearned, performance based RSAs are not assumed in full, then in lieu of the continued vesting of the award, any restrictions on any unearned, performance based RSAs issued under the 2018 Stock Plan that remain outstanding as of the change of control will immediately lapse and be paid out at (a) the target level of performance if the grant was made less than one year before the change of control, (b) the level at which the award is reasonably on track to perform (as determined by the Compensation Committee in its discretion) if the grant was made on or after one year before the change of control, or (c) the level specified by the terms of the change of control, if the amount would be higher than the payout specified in (a) or (b) above, and (2) the Company will cause the successor to continue to provide the health benefits described above. Mr. Mininberg was not eligible to participate in any retirement plan or policy for executive officers before March 1, 2022. On or after March 1, 2022, Mr. Mininberg may elect to participate and retire under such plan or policy (in lieu of the other retirement benefits provided by the Company) on or after March 1, 2022, but before the end of the Term.
Additionally, in the event any outstanding equity awards issued to Mr. Mininberg pursuant to the 2018 Stock Plan are not assumed in connection with a change of control, such awards will vest immediately in accordance with the terms of the 2018 Stock Plan. Under the Employment Agreement, the minimum severance benefit is $6,000,000 if Mr. Mininberg’s employment is terminated for good reason or by the Company other than for cause whether or not the termination is in connection with a change of control.
Severance Agreement with our CFO
On February 28, 2022, the Company entered into the Severance Agreement with Mr. Osberg which provides certain benefits to Mr. Osberg if his employment is terminated under certain qualifying events as described in the agreement. The Severance Agreement provides for certain payments and benefits upon our CFO’s termination of employment, including (1) any termination by our CFO for good reason or by Company without cause and not in connection with a change of control of the Company (each as defined in the Severance Agreement), (2) any termination by our CFO for good reason or by Company without cause and in connection with a change of control, and (3) upon the retirement of our CFO from the Company. In consideration for the payment and benefits provided under the Severance Agreement, our CFO will be subject to reasonable and necessary restrictive covenants to protect the Company, including restrictions on disparagement of Company or its officers, Directors, associates or agents in any manner likely to be harmful to it or them or its or their business, business reputation or personal reputation. The material terms of the Severance Agreement are as follows:
▪For a termination by the Company without cause or our CFO for good reason (not in connection with a change in control), Mr. Osberg will receive (1) any portion of unpaid base salary or other benefit earned by him up to and including the date of termination (including any unpaid cash or equity incentive payment earned under the 2011 Bonus Plan or the 2018 Stock Plan and vested prior to the effective date of such retirement), (2) cash severance equal to 100 percent of his base salary and 100 percent of his target annual incentive award for the year in which the termination occurred, (3) the pro rata portion of his annual incentive award for the year in which the termination occurred based upon the actual performance of the Company during the performance period, (4) the pro rata portion of his outstanding performance-based long-term incentive awards based upon the actual performance of the Company during the applicable performance periods, (5) pro rata acceleration of all time-vested equity awards held by the other named executive officer that are not vested at the time of termination, and (6) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for him and his family for a maximum of 12 months after the date of termination or until he is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 12 months.
▪For a termination in connection with a change in control (by the Company without cause or by our CFO for good reason within 6 months prior to or 18 months after the change in control), Mr. Osberg will receive (1) any portion of unpaid base salary or other benefit earned by him up to and including the date of termination (including any unpaid cash or equity incentive payment earned under the 2011 Bonus Plan or the 2018 Stock Plan and vested prior to the effective date of such retirement), (2) cash severance equal to 150 percent of his base salary and 150 percent of his target annual incentive award for the year in which the termination occurred, (3) the pro rata portion of his target annual incentive award for the year in which the termination occurred, (4) acceleration of all time-vested equity awards held by the other named executive officer that are not vested at the time of termination, (5) acceleration of all unvested performance-based equity awards at target held by our CFO at the time of termination, (6) a modified tax gross-up similar to that received by our CEO, and (7) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance

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EXECUTIVE COMPENSATION
benefits under COBRA for him and his family for a maximum of 18 months after the date of termination or until he is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months.
Additionally, if our CFO voluntarily terminates his employment with the Company for any reason other than for cause, death or good reason any time after the date (1) the sum of our CFO’s age and number of years of service of employment with the Company or any of its affiliates or subsidiaries is 65 and (2) our CFO attains ten consecutive years of employment with the Company or any of its affiliates or subsidiaries, in addition to any unpaid base salary or other earned and vested incentive compensation, our CFO will entitled to the following termination benefits:
▪continued eligibility to vest all outstanding, unearned Performance RSAs granted at least six months prior to his date of retirement (other than any Performance RSAs that may not be vested pursuant to the terms of the applicable award agreement);
▪continued vesting of the pro rata portion of any unvested tranche of time-vested eligible RSAs; and
▪to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for him and his family for a maximum of 18 months after the date of termination or until he is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months.
All payments and benefits due to our CFO, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon our CFO’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former Directors, associates and agents pursuant to the Severance Agreement.
Separation Payments and Benefits to Mr. Grass
In connection with our former CFO, Mr. Grass’s retirement on November 1, 2021, he received certain payments and benefits under his severance agreement consisting of: (1) unpaid base salary of $2,197, (2) continued eligibility to vest up to 35,188 shares subject to performance RSAs (based on the maximum number of shares that could be granted under the RSAs), representing the outstanding, unearned Performance RSAs granted at least six months prior to his date of retirement, (3) continued vesting of 2,878 shares subject to RSAs, representing the pro rata portion of the unvested tranche of time-vested eligible RSAs, (4) a transition assistance bonus of $433,972, and (5) a payment of $34,226 for earned but unused vacation time as of his retirement date. See “Compensation Discussion and Analysis - Overview of Compensation Practices - Elements of the Compensation Program for Our NEOs - Incentive Awards - Transition Assistance Bonus for Our Former CFO” for further information on the terms and conditions of the transition assistance bonus. In addition, Mr. Grass was eligible to receive continuation of health insurance benefits under COBRA for him and his family for a maximum of 18 months after November 1, 2021; however, Mr. Grass did not elect to receive COBRA coverage, so this benefit was not provided.
CEO Pay Ratio for Fiscal Year 2022
Pay Ratio
Our CEO to median employee pay ratio has been calculated in accordance with the adopted rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and is calculated in a manner consistent with Item 402(u) of Regulation S-K. Our CEO’s annual total compensation for fiscal year 2022, as shown in the Summary Compensation Table above, was $9,746,177. The median Helen of Troy Limited employee’s annual total compensation in fiscal year 2022 (other than our CEO) was $81,788, calculated using the same methodology as used in the calculation of the Summary Compensation Table, consisting of base salary, bonus, stock awards, non-equity incentive plan compensation, and all other compensation. As a result, the ratio of our CEO’s annual total compensation in fiscal year 2022 to the median annual total compensation of all Helen of Troy Limited employees (other than our CEO) in fiscal year 2022 was 119.2, when calculated in a manner consistent with Item 402(u) of Regulation S-K. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio

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EXECUTIVE COMPENSATION
reported by other companies (including companies in our Compensation Peer Group) may not be comparable to the pay ratio reported above.
Identification of Median Employee
As permitted under the SEC rules, we are using the same median employee identified for purposes of last year’s CEO pay ratio. We completed the acquisition of Osprey on December 29, 2021, which included the addition of approximately 273 associates. While there was a change in our employee population that may significantly impact the pay ratio, it was limited to the last two months of the fiscal year. Given the late-fiscal year closing of the acquisition, we have determined that the pay ratio calculated using the same median-paid employee selected for the 2021 proxy statement reasonably represents the ratio in effect for our last completed fiscal year. For purposes of determining the median Helen of Troy Limited employee, we evaluated all employees, other than our CEO, employed by the Company as of February 28, 2021 and calculated each such employee’s annual total compensation received from March 1, 2020 through February 28, 2021. Annual total compensation consists of total cash compensation, including actual wages earned (including overtime), annual performance based incentive cash actually received, holiday cash bonuses and one time bonuses. We did not make any material assumptions, adjustments, or estimates with respect to annual total compensation and we annualized the compensation for any full-time employees that were not employed by us for all of fiscal year 2021. The annual total compensation of each employee other than our CEO was then ranked lowest to highest to determine the median employee.
Annual Total Compensation
After identifying the median employee based on annual total compensation, as described above, we calculated annual total compensation for such employee using the same methodology we use for our NEOs as set forth in the “Executive Compensation Tables - Summary Compensation Table”.

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AUDIT COMMITTEE MATTERS

Proposal 3: Appointment of Auditor and Independent Registered Public Accounting Firm for the 2023 Fiscal Year and Authorization of the Audit Committee of the Board of Directors to Set the Auditor’s Remuneration
Under Bermuda law, our shareholders have the responsibility to appoint the auditor and independent registered public accounting firm of the Company to hold office until the close of the next annual general meeting and are able to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.
The Audit Committee has nominated Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for fiscal year 2023. A representative of Grant Thornton LLP, the Company’s auditor and independent registered public accounting firm for fiscal year 2022, is expected to be virtually present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so. The Grant Thornton LLP representative is also expected to be available to respond to appropriate questions from shareholders.
Vote Required for Approval and Recommendation
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to appoint Grant Thornton LLP as our auditor and independent registered public accounting firm for fiscal year 2023 and authorize the Audit Committee to set the auditor’s remuneration as described in this Proposal 3.

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Composition
The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) is composed of four Directors: Thurman K. Case, Krista L. Berry, Gary B. Abromovitz, and Beryl B. Raff. Each member of the Audit Committee meets the independence and financial experience requirements under both SEC and NASDAQ rules. In addition, the Board has determined that Thurman K. Case qualifies as an “audit committee financial expert” as defined by SEC rules.
Responsibilities
The Audit Committee operates under a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate.
The Audit Committee is responsible for oversight, on behalf of the Board of Directors, of:
▪The Company’s auditing, accounting and financial reporting processes, and the integrity of its financial statements;

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AUDIT COMMITTEE MATTERS
▪The audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s auditor and independent registered public accounting firm;
▪The Company’s compliance with legal and regulatory requirements;
▪The staffing and ongoing operation of the Company’s internal audit function; and
▪Risks related to data protection and cybersecurity.
The Company’s management is responsible for: (a) maintaining the Company’s books of account and preparing periodic financial statements based thereon; and (b) maintaining the system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s consolidated annual financial statements.
The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, its discussions with the auditors and the Audit Committee members’ relevant experience in business, financial and accounting matters. Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor.
Audit and Other Fees Paid to our Independent Registered Public Accounting Firm
The following table presents fees for professional audit services provided by Grant Thornton LLP for the audits of the Company’s annual consolidated and stand-alone financial statements for fiscal years ended 2022 and 2021, and fees for other services provided by Grant Thornton LLP.

Type of Fee	2022	2021
Audit Fees	$1,191,400	$1,109,600
Audit-Related Fees	—	—
Tax Fees	14,400	27,700
All Other Fees	1,400	—
Total	$1,207,200	$1,137,300
Audit Fees: Consist of fees for professional services rendered for the audit of the Company’s consolidated and stand-alone financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including services in connection with assisting the Company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations and attest services, except those not required by statute or regulation.
Audit-Related Fees: Consist of fees for professional services rendered by our independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, due diligence, accounting consultations concerning financial accounting and reporting standards, and other similar services which have not been reported as audit fees.
Tax Fees: Consist of tax compliance/preparation fees for professional services rendered by our independent registered public accounting firm to certain subsidiaries of the Company.
All Other Fees: Consist of fees for other permissible work performed by Grant Thornton LLP that does not meet the above category descriptions and are for audits conducted under agreed upon procedures.
The Audit Committee pre-approved all of the services described above that were provided in fiscal years 2022 and 2021 in accordance with the Audit Committee policy noted below and pre-approval requirements of the Sarbanes-Oxley Act. There were no services for which the de minimis exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable.

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AUDIT COMMITTEE MATTERS
Pre-Approval Policies and Procedures
In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by the Company’s auditor and independent registered public accounting firm. Pre-approved services include audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope of work and subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the Chairman then communicates such pre-approvals to the full Audit Committee for ratification. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The Company obtains these services from other service providers as needed.
Audit Committee Report
The Audit Committee hereby reports as follows:
1.The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for fiscal year 2022.
2.The Audit Committee has discussed with the auditor and independent registered public accounting firm matters required to be discussed in applicable Public Company Accounting Oversight Board (“the PCAOB”) rules and by the applicable requirements of the SEC. This review included a discussion with management of the quality, not merely the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting estimates.
3.The Audit Committee has received from the auditor and independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has held discussions regarding independence with its auditor and independent registered public accounting firm.
Based on the review and discussions referred to in paragraphs 1-3 above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2022 for filing with the SEC.
Members of the Audit Committee:
Thurman K. Case (Chairman)
Krista L. Berry
Gary B. Abromovitz
Beryl B. Raff
The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

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OWNERSHIP OF OUR STOCK
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of May 15, 2022 (except as noted below), the beneficial ownership of the Common Stock of the Directors, nominees for Director and the named executive officers of the Company; the current Directors, nominees for Director and executive officers of the Company as a group; and each person known to the Company to be the beneficial owner of more than five percent of the Common Stock:

Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent*
Julien R. Mininberg(1)	163,190	**
Matthew J. Osberg	1,550	**
Noel M. Geoffroy(2)	—	**
Tessa N. Judge(3)	5,288	**
Brian L. Grass(12)	45,543	**
Vincent D. Carson	12,079	**
Gary B. Abromovitz	6,047	**
Darren G. Woody	6,375	**
Timothy F. Meeker	5,675	**
Beryl B. Raff	5,095	**
Thurman K. Case	2,960	**
Krista L. Berry	2,782	**
Elena B. Otero(4)	—	**
Tabata L. Gomez(4)	—	**
All current Directors, nominees for Directors and executive officers as a group (13 persons)	211,041	0.88%
BlackRock, Inc.(5) 55 East 52nd Street New York, New York 10055	2,576,360	10.75%
The Vanguard Group, Inc.(6) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,293,075	9.57%
FMR LLC(7) 245 Summer Street Boston, Massachusetts 02210	1,938,383	8.09%
Capital Research Global Investors(8) A division of Capital Research and Management Company (CRMC) 333 South Hope Street, 55th Fl Los Angeles, California 90071	1,599,132	6.67%
Capital International Investors(9) A division of Capital Research and Management Company (CRMC) 333 South Hope Street, 55th Fl Los Angeles, California 90071	1,429,595	5.97%
JPMorgan Chase & Co.(10) 383 Madison Avenue New York, New York 10179	1,377,561	5.75%
Cooke & Bieler LP(11) Two Commerce Square 2001 Market Street, Suite 4000 Philadelphia, Pennsylvania 19103	1,358,991	5.67%
* Percent ownership is calculated using a base denominator of 23,957,600 shares of the Common Stock outstanding on May 15, 2022.

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OWNERSHIP OF OUR STOCK
** Ownership of less than one percent of the outstanding Common Stock.
(1)Mr. Mininberg indirectly holds 76,939 shares that are held by a limited liability company, which is wholly-owned by Mr. Mininberg, his wife and two irrevocable grantor trusts. Mr. Mininberg, his wife and his children are the beneficiaries of the trusts. Mr. Mininberg disclaims beneficial ownership of the shares held by the limited liability company except to the extent of his pecuniary interests therein.
(2)Ms. Geoffroy was appointed to serve as COO, effective May 9, 2022.
(3)Ms. Judge was appointed to serve as CLO, effective March 1, 2022.
(4)In May 2022, Mses. Otero and Gomez were appointed to serve as directors of the Company until the next annual general meeting of shareholders. The Board has nominated Ms. Gomez and Ms. Otero as directors of the Company for election to the Board at the Annual Meeting.
(5)Based on the Schedule 13G/A, Amendment No. 14, filed on January 27, 2022. According to the filing, BlackRock, Inc. has sole dispositive power for 2,576,360 shares, shared dispositive power for zero shares, sole voting power for 2,557,840 shares, and shared voting power for zero shares.
(6)Based on the Schedule 13G/A, Amendment No. 11, filed on February 10, 2022. According to the filing, The Vanguard Group, Inc. has sole dispositive power for 2,226,146 shares, shared dispositive power for 66,929 shares, sole voting power for zero shares, and shared voting power for 45,658 shares.
(7)Based on the Schedule 13G/A, Amendment No. 27, filed on February 9, 2022. According to the filing, FMR LLC currently has sole dispositive power for 1,938,383 shares, shared dispositive power for zero shares, sole voting power for 281,945 shares, and shared voting power for zero shares.
(8)Based on the Schedule 13G/A, Amendment No. 2, filed on February 11, 2022. According to the filing, Capital Research Global Investors has sole dispositive power for 1,599,132 shares, shared dispositive power for zero shares, sole voting power for 1,599,132 shares, and shared voting power for zero shares.
(9)Based on the Schedule 13G filed on February 11, 2022. According to the filing, Capital International Investors has sole dispositive power for 1,429,595 shares, shared dispositive power for zero shares, sole voting power for 1,429,595 shares, and shared voting power for zero shares.
(10)Based on the Schedule 13G/A, Amendment No. 1, filed on January 12, 2022. According to the filing, JPMorgan Chase & Co currently has sole dispositive power for 1,369,107 shares, shared dispositive power for zero shares, sole voting power for 1,275,177 shares, and shared voting power for zero shares.
(11)Based on the Schedule 13G filed on February 11, 2022. According to the filing, Cooke & Bieler LP has sole dispositive power for zero shares, shared dispositive power for 1,358,991 shares, sole voting power for zero shares, and shared voting power for 992,900 shares.
(12)Mr. Grass's holdings are reflected as of November 1, 2021, the last day he served as an NEO of the Company and are based on the last Form 4 he filed with the SEC on October 15, 2021 in such role.
Delinquent Section 16(a) Reports
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on review of the copies of such reports filed with the SEC and written representations that no other reports were required, during fiscal year 2022, all Section 16(a) filing requirements applicable to the Directors, executive officers and greater than 10 percent shareholders were satisfied, except that (1) one Form 3 was inadvertently filed late by Mr. Osberg in connection with his appointment as CFO, (2) one Form 4 was inadvertently filed late by Mr. Mininberg to correct the sale information relating to previously reported shares sold in non-exempt transactions on July 9, 2020, (3) two Form 4s were inadvertently filed late by Mr. Mininberg to report exempt transactions occurring on March 2, 2018, and March 4, 2019, (4) one Form 4 was inadvertently filed late by Mr. Carson to correct information relating to previously reported shares sold in an non-exempt transaction, and (5) one Form 4 was inadvertently filed late by Mr. Carson to report three exempt transactions.

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ADDITIONAL INFORMATION
Certain Relationships - Related Person Transactions
Procedures for the Approval of Related Person Transactions
The Audit Committee’s Charter provides that it has the authority to establish, and communicate to the full Board of Directors and management, policies that restrict the Company and its affiliates from entering into related person transactions without the Audit Committee’s prior review and approval. In accordance with these policies, the Audit Committee on a timely basis reviews and, if appropriate, approves all material related person transactions.
At any time in which an executive officer, Director or nominee for Director becomes aware of any contemplated or existing transaction that, in that person’s judgment may be a material related person transaction, the executive officer, Director or nominee for Director is expected to notify the Chairman of the Audit Committee of the transaction. Generally, the Chairman of the Audit Committee reviews any reported transaction and may consult with outside legal counsel regarding whether the transaction is, in fact, a material related person transaction requiring approval by the Audit Committee. If the transaction is considered to be a material related person transaction, then the Audit Committee will review the transaction at its next scheduled meeting or at a special meeting of the committee.
Related Person Transactions
The Audit Committee was not requested to, and did not approve, any transactions required to be reported under SEC rules in fiscal year 2022. Since the beginning of fiscal year 2022, there were no reportable related-person transactions under the relevant SEC rules or our standards and policies.
Shareholder Proposals
We currently expect that our 2023 annual general meeting of shareholders will be held on or about Wednesday, August 23, 2023. Shareholders intending to present proposals at the 2023 annual general meeting of shareholders and desiring to have those proposals included in the Company’s Proxy Statement and form of proxy relating to that meeting must submit such proposals in compliance with the requirements of Rule 14a-8 of the Exchange Act, and any such proposals must be received at the executive offices of the Company, Attn: Secretary, no later than March 15, 2023.
Under the Company’s bye-laws, if a shareholder does not want to submit a proposal for inclusion in our Proxy Statement but wants to introduce it at our 2023 annual meeting, or intends to nominate a person for election to the Board directly (rather than by recommending such person as a candidate to our Nominating Committee as described under “Identifying Nominees for Election to the Board”), the shareholder must submit the proposal or nomination in writing to the executive offices of the Company, Attn: Secretary, between May 25, 2023 and June 24, 2023. The nomination or proposal and supporting materials must comply with the requirements set forth in our bye-laws. To be in proper form, the notice of a Director nomination should be accompanied by supporting materials required by our bye-laws, including, among other things, written consent of the proposed candidate to serve as a Director if nominated and elected, information about the proposed nominee for Director, information about the shareholder submitting the nomination, and information about any other shareholders or beneficial owners known to support the nomination. Additionally, any candidate nominated by shareholders must meet the general requirements outlined in the Company’s bye-laws and Corporate Governance Guidelines. Additionally, notice of a solicitation of proxies for the 2023 annual general meeting of shareholders in support of director nominees other than nominees recommended by our Nominating Committee must be received by our Secretary at the executive offices of the Company on or before June 25, 2023 pursuant to, and in accordance with, the requirements of Rule 14a-19 of the Exchange Act.
Unless submitted in accordance with the requirements noted above, neither the Board of Directors nor the Nominating Committee is required to include any shareholder nominee or proposal as a proposal in the Proxy Statement and proxy card mailed to shareholders. Unless the shareholder notifies the Company of

76	Helen of Troy

ADDITIONAL INFORMATION
such intent between those dates, any proxy solicited by the Company for that annual general meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as the proposal is properly presented at the meeting.
In addition, Section 79 of the Companies Act 1981 of Bermuda provides that (i) any number of shareholders representing not less than 5 percent of the total voting power of the shares eligible to vote at a general meeting of shareholders, or (ii) not less than 100 shareholders, may propose any resolution which may properly be moved at the next annual general meeting of shareholders. Upon timely receipt of a requisition and compliance with Section 79, we will, at the expense of such shareholder(s), give our other shareholders entitled to receive notice of the next annual general meeting of shareholders notice of the proposed resolution. To be timely, the requisition requiring notice of a resolution must be deposited at our registered office at least six weeks before the next annual general meeting of shareholders. Shareholders satisfying the criteria of Section 79 may also require us to circulate a statement in respect of any matter to come before an annual general meeting of shareholders by requisition deposited at our registered office not less than one week prior to the annual general meeting of shareholders.
Other Matters
Except as described in this Proxy Statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If other matters that require the vote of the shareholders, including a question of adjourning the Annual Meeting, properly come before the Annual Meeting or any adjournment thereof, the holders of the proxies are authorized to vote on these matters in accordance with management’s discretion. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting or any adjournment thereof.
Householding Materials
To reduce the expenses of delivering duplicate proxy materials, we participate in the practice of “householding” proxy statements and annual reports. This means that we deliver one Notice of Internet Availability of Proxy Materials and, if applicable, annual report and Proxy Statement, to multiple shareholders sharing the same mailing address unless otherwise requested. The Company will promptly deliver a separate copy of these documents to any shareholder upon request by contacting Helen of Troy Investor Relations, Attention: Anne Rakunas (915) 225-4841, or via e-mail at Arakunas@helenoftroy.com, or send written correspondence to Helen of Troy Limited, Attention: Investor Relations, 1 Helen of Troy Plaza, El Paso, Texas, 79912. Some banks, brokers, and other nominee record holders may also be participating in the practice of “householding” proxy statements and annual reports. Any shareholder who wants to receive separate copies of the annual report and Proxy Statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.
Important Notice Regarding The Availability of Proxy Materials for The Shareholder Meeting
Pursuant to SEC rules, we may furnish proxy materials, including this Proxy Statement and the Company’s 2022 Annual Report to Shareholders, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials, which was mailed to most of our shareholders, will explain how you may access and review the proxy materials and how you may submit your proxy on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. Shareholders who requested to receive copies of the proxy materials by mail or electronically did not receive the Notice of Internet Availability of Proxy Materials and are receiving the proxy materials in the format requested. You may submit your proxy via the Internet, by telephone, or, if you have received a printed version of these proxy materials, by mail.

2022 Proxy Statement	77

ADDITIONAL INFORMATION
This Proxy Statement and the Company’s 2022 Annual Report to Shareholders are available electronically on our hosted website at www.proxyvote.com.
To access and review the materials made available electronically:
1.Go to WWW.PROXYVOTE.COM and input the 16-digit control number from the Notice of Internet Availability of Proxy Materials or proxy card.
2.Click the “2022 Proxy Statement” or “2022 Annual Report”.
3.Have your proxy card or voting instructions available.
This is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available on the Internet or by mail. We encourage you to review all of the important information contained in the proxy materials before voting. The Notice of Internet Availability and the proxy materials are first being made available to our shareholders on or about July 13, 2022.
How to Obtain Our Annual Report, Proxy Statement and Other Information about The Company
From time to time, we receive calls from shareholders asking how they can obtain more information regarding the Company. The following options are available:
1.Our Investor Relations site, which can be accessed from our main Internet website located at WWW.HELENOFTROY.COM, contains Company press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and links to our SEC filings. This Proxy Statement and our 2022 Annual Report to Shareholders are both available at this site.
2.You may also request a free copy of our Annual Report or this Proxy Statement by contacting Helen of Troy Investor Relations, Attention: Anne Rakunas (915) 225-4841, or via e-mail at Arakunas@helenoftroy.com, or send written correspondence to Helen of Troy Limited, Attention: Investor Relations, 1 Helen of Troy Plaza, El Paso, Texas, 79912.
YOUR VOTE IS IMPORTANT

78	Helen of Troy

ADDITIONAL INFORMATION

HELEN OF TROY LIMITED
ATTN: KELLY CLUTTER
ONE HELEN OF TROY PLAZA
EL PASO, TX 79912

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HELE2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D88489-P77202

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HELEN OF TROY LIMITED

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Julien R. Mininberg	☐	☐	☐
1b. Timothy F. Meeker	☐	☐	☐
1c. Krista L. Berry	☐	☐	☐
1d. Vincent D. Carson	☐	☐	☐
1e. Thurman K. Case	☐	☐	☐
1f. Tabata L. Gomez	☐	☐	☐
1g. Elena B. Otero	☐	☐	☐
1h. Beryl B. Raff	☐	☐	☐
1i. Darren G. Woody	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	**For**	**Against**	**Abstain**
2. To provide advisory approval of the Company's executive compensation.	☐	☐	☐
3. To appoint Grant Thornton LLP as the Company's auditor and independent registered public accounting firm to serve for the 2023 fiscal year and to authorize the Audit Committee of the Board of Directors to set the auditor's remuneration.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

2022 Proxy Statement	79

ADDITIONAL INFORMATION

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D88490-P77202

HELEN OF TROY LIMITED
Annual General Meeting of Shareholders
August 24, 2022 11:00 A.M.
This proxy is solicited by the Board of Directors

The undersigned hereby authorizes each of Julien R. Mininberg and Tessa N. Judge as Proxy with power of substitution, to represent the undersigned at the Annual General Meeting of Shareholders of Helen of Troy Limited (the "Company") to be held virtually at: www.virtualshareholdermeeting.com/HELE2022 on Wednesday, August 24, 2022, at 11:00 A.M., Mountain Daylight Time, and any adjournment thereof, and to vote all the common shares of the Company that the undersigned is entitled to vote on the following matters.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES IN PROPOSAL 1 AND A VOTE "FOR" ON PROPOSALS 2 AND 3. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE LISTED NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Continued and to be signed on reverse side

80	Helen of Troy

ANNEX-A - NON-GAAP AND OTHER FINANCIAL MEASURES
Reconciliation of GAAP Diluted Earnings Per Share (“EPS”) to Adjusted Diluted EPS (Non-GAAP)
(Unaudited) (Shares in thousands)

	Fiscal Years Ended Last Day of February,
	2022	2021	2020	2019	2018	2017
Diluted EPS as reported (GAAP)	$9.17	$10.08	$6.02	$6.62	$4.73	$5.17
EPA compliance costs, net of tax	1.31	—	—	—	—	—
Tax reform	—	(0.37)	—	—	0.66	—
Asset impairment charges, net of tax	—	0.30	1.44	—	0.51	0.09
Restructuring charges, net of tax	0.02	0.01	0.12	0.13	0.07	—
Toys "R" Us bankruptcy charge, net of tax	—	—	—	—	0.12	—
Acquisition-related expenses, net of tax	0.10	—	0.10	—	—	—
Patent litigation charge, net of tax	—	—	—	—	—	0.05
Subtotal	10.58	10.02	7.68	6.75	6.08	5.32
Amortization of intangible assets, net of tax	0.48	0.67	0.79	0.53	0.66	0.73
Non-cash share-based compensation, net of tax	1.30	0.97	0.83	0.79	0.49	0.44
Adjusted diluted EPS (non-GAAP)	$12.36	$11.65	$9.30	$8.06	$7.24	$6.49

Weighted average shares of common stock used in computing diluted EPS	24,410	25,196	25,322	26,303	27,254	27,891

2022 Proxy Statement	81

ANNEX-A - NON-GAAP AND OTHER FINANCIAL MEASURES
Reconciliation of GAAP Operating Income to Adjusted Operating Income (Non-GAAP)
(Unaudited) (in thousands)

	Fiscal Year Ended Last Day of February,
	2022		2021		2020		2019		2018			2017
Operating income as reported (GAAP)	$272,550	12.3%	$281,488	13.4%	$178,251	10.4%	$199,379	12.7%	$169,062	11.4%		$169,664	12.1%
EPA compliance costs	32,354	1.5%	—	—%	—	—%	—	—%	—	—%	0	—	—%
Asset impairment charges	—	—%	8,452	0.4%	41,000	2.4%	—	—%	15,447	1.0%		2,900	0.2%
Restructuring charges	380	—%	350	—%	3,313	0.2%	3,586	0.2%	1,857	0.1%		—	—%
Toys "R" Us bankruptcy charge	—	—%	—	—%	—	—%	—	—%	3,596	0.2%		—	—%
Acquisition-related expenses	2,424	0.1%	—	—%	2,546	0.1%	—	—%	—	—%		—	—%
Patent litigation charge	—	—%	—	—%	—	—%	—	—%	—	—%		1,468	0.1%
Subtotal	307,708	13.8%	290,290	13.8%	225,110	13.2%	202,965	13.0%	189,962	12.8%		174,032	12.4%
Amortization of intangible assets	12,764	0.6%	17,643	0.8%	21,271	1.2%	14,204	0.9%	18,854	1.3%		22,024	1.6%
Non-cash share-based compensation	34,618	1.6%	26,418	1.3%	22,929	1.3%	22,053	1.4%	15,054	1.0%		13,861	1.0%
Adjusted operating income (non-GAAP)	$355,090	16.0%	$334,351	15.9%	$269,310	15.8%	$239,222	15.3%	$223,870	15.1%		$209,917	15.0%
Reconciliation of GAAP Net Cash Provided by Operating Activities to Free Cash Flow (Non-GAAP)
(Unaudited) (in thousands)

	Fiscal Years Ended Last Day of February,
	2022	2021	2020	2019	2018	2017
Net cash provided by operating activities (GAAP)	$140,823	$314,106	$271,293	$200,568	$218,609	$212,491
Less: Capital and intangible asset expenditures	(78,039)	(98,668)	(17,759)	(26,385)	(13,605)	(15,507)
Free cash flow (non-GAAP)	$62,784	$215,438	$253,534	$174,183	$205,004	$196,984

82	Helen of Troy

ANNEX-A - NON-GAAP AND OTHER FINANCIAL MEASURES
Leadership Brand and Other Net Sales Revenue
(Unaudited) (in thousands)

	Fiscal Years Ended Last Day of February,
	2022	2021	2020	2019	2018	2017
Leadership Brand sales revenue, net	$1,810,249	$1,706,545	$1,360,059	$1,243,600	$1,142,183	$1,044,208
All other sales revenue, net	413,106	392,254	347,373	320,551	336,662	353,327
Total sales revenue, net	$2,223,355	$2,098,799	$1,707,432	$1,564,151	$1,478,845	$1,397,535
Adjusted operating income, adjusted diluted EPS, and free cash flow from continuing operations may be considered non-GAAP financial measures as set forth in SEC Regulation G, Rule 100. The adjusted operating income and adjusted diluted EPS tables above report operating income and diluted EPS from continuing operations without the impact of EPA compliance costs, tax reform, asset impairment charges, restructuring charges, the Toys “R” Us bankruptcy charge, acquisition-related charges, patent litigation charges, amortization of intangible assets, and non-cash share-based compensation for the periods presented, as applicable. The free cash flow table above reports net cash provided by operating activities from continuing operations (GAAP) less capital and intangible asset expenditures to derive free cash flow (non-GAAP). During fiscal year 2018, we divested our Nutritional Supplements segment, therefore fiscal years 2018 and 2017 have been restated to reflect the divestiture as discontinued operations. Fiscal year 2020 includes approximately five weeks of operating results from Drybar Products LLC, acquired on January 23, 2020 and a full year of operating results in each subsequent fiscal year. Fiscal year 2022 includes approximately nine weeks of operating results from Osprey, acquired on December 29, 2021. The tables reconcile adjusted operating income, adjusted diluted EPS and free cash flow from continuing operations to their corresponding GAAP-based measures, operating income and diluted EPS from continuing operations and net cash provided by operating activities - continuing operations, presented in our consolidated statements of income and consolidated statements of cash flows in our Annual Report on Form 10-K for the fiscal year ended February 28, 2022. We believe adjusted operating income, adjusted diluted EPS and free cash flow from continuing operations provide useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations. We believe these non-GAAP financial measures, in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of such charges and benefits on net income, earnings per share and operating income. We also believe that these non-GAAP measures facilitate a more direct comparison of our performance with our competitors. We further believe that including the excluded charges and benefits would not accurately reflect the underlying performance of our continuing operations for the period in which the charges and benefits are incurred, even though such charges and benefits may be incurred and reflected in our GAAP financial results in the near future. The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of our activities. Our adjusted operating income, adjusted diluted EPS and free cash flow from continuing operations are not prepared in accordance with GAAP, are not an alternative to GAAP financial information and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information. Leadership Brand net sales revenue consists of revenue from the OXO, Hydro Flask, Osprey, Vicks, Braun, Honeywell, PUR, Hot Tools and Drybar brands.

2022 Proxy Statement	83